As filed with the Securities and Exchange Commission on July 17 , 2013.

SEC File No. 333-189574

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

Amendment No. 2
To
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

MARATHON PATENT GROUP, INC.
(Exact name of registrant as specified in its charter)
Nevada	6794	01-0949984
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2331 Mill Road, Suite 100 Alexandria, VA 22314 Telephone: (703) 232-1701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Doug Croxall 2331 Mill Road, Suite 100 Alexandria, VA 22314 Telephone: (703) 232-1701
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	8,240,718	$0.38(2)	$3,131,473	$427.13
Common Stock underlying Warrants	1,120,359	$0.38(2)	$425,737	$58.07
Total	9,361,077		$3,557,210	$485.20*

(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated at $0.38 per share, the average of the high and low prices as reported on the OTCBB on June 21, 2013, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

* Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 17 , 2013

PRELIMINARY PROSPECTUS

9,361 ,077 SHARES

MARATHON PATENT GROUP, INC.

Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 9,361,077 shares of our common stock, par value $0.0001, which includes 1,120,359 shares of common stock issuable upon the exercise of outstanding warrants.

There are no underwriting arrangements to sell the shares of common stock that are being offered by the selling stockholders hereunder. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board under the symbol “MARA”.  On July 16, 2013, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $0.40 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2013

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Summary

Our principal office is located at 2331 Mill Road, Suite 100, Alexandria, VA 22314. Our telephone number is (703) 232-1701. Our website is http://www.marathonpg.com/. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

As used in this prospectus, unless otherwise specified, references to the “Company,” “we,” “our” and “us” refer to Marathon Patent Group, Inc. and, unless otherwise specified, its subsidiary.

The Offering

Common stock offered by the selling stockholders:
9,361 ,077 shares of common stock, consisting of 2,240,718 shares of common stock and 1,120,359 shares of common stock issuable upon the exercise of outstanding warrants sold to investors in the private placement conducted from December 2012 through March 2013 and 6,000,000 shares of common stock issued in connection with a certain merger agreement pursuant to which the Company has certain registration obligations .

Common stock outstanding before and after the offering:	65,858,810 (1) and 66,979 ,169 (2)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTCBB symbol:	MARA

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1) The number of shares before the offering is based on 65,858,810 shares outstanding as of July 16 , 2013
(2) The number of shares after the offering is based on 65,858,810 shares outstanding as of July 16 , 2013, assuming all the warrants for which the underlying shares of common stock being offered ( 1,120 ,359) have been exercised.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We have changed the focus of our business to acquiring, developing and monetizing patents through licensing and enforcement. We may not be able to successfully monetize the patents which we acquire and thus we may fail to realize all of the anticipated benefits of such acquisition.

There is no assurance that we will be able to successfully acquire, develop or monetize our patent portfolio. The acquisition of the patents could fail to produce anticipated benefits, or could have other adverse effects that we do not currently foresee. Failure to successfully monetize these patent assets may have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

• There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, material costs are likely to be incurred that would have a negative effect on our results of operations, cash flows and financial position; and

• The integration of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If its integration efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that the monetization of our patent portfolios will generate enough revenue to recoup our investment.

We are presently reliant exclusively on the patent assets we acquired from other companies. If we are unable to license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business would fail.

At the commencement of our current line of business in 2012, we acquired a portfolio of patent assets from Sampo IP LLC (“Sampo”), a company affiliated with our Chief Executive Officer, Douglas Croxall, that we plan to license or otherwise monetize. On April 16, 2013, we acquired US Patent 5,331,637 from Mosaid Technologies Incorporated, a Canadian corporation. On April 22, 2013, we acquired a foundational patent portfolio through a merger between Cyberfone Acquisition Corp., a Texas corporation and our wholly owned subsidiary and Cyberfone Systems LLC, a Texas limited liability company (“Cyberfone Systems”). If our efforts to generate revenue from these assets fail, we will have incurred significant losses and may be unable to acquire additional assets. If this occurs, our business would likely fail. We did not obtain any independent valuation with respect to the portfolios we acquired.

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We are a development stage company and have generated no revenue as of March 31, 2013 and have only incurred expenses related to our patents. We have, prior to the acquisition of Sampo, been involved in unrelated businesses. Our efforts to license existing patents and develop new patents are still in development. Therefore, we not only have no operating history in executing our business model which includes, among other things, creating, prosecuting, licensing, litigating or otherwise monetizing our patent assets. Our lack of operating history makes it difficult to evaluate our current business model and future prospects.

In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with no operating history, there is a significant risk that we will not be able to:

• implement or execute our current business plan, or demonstrate that our business plan is sound; and/or

• raise sufficient funds in the capital markets to effectuate our business plan.

If we cannot execute any one of the foregoing or similar matters relating to our operations, our business may fail.

We may commence legal proceedings against certain companies, and we expect such litigation to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To license or otherwise monetize our patent assets, we may commence legal proceedings against certain companies, pursuant to which we may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the outcome of the litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation, which failure would harm our business to a great degree. In addition, the defendants in the litigations are likely to be much larger than us and have substantially more resources than we do, which could make our litigation efforts more difficult.

We anticipate that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would be heavily reliant upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

• patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

• we may be subject to interference proceedings;

• we may be subject to opposition proceedings in the U.S. or foreign countries;

• any patents that are issued to us may not provide meaningful protection;

• we may not be able to develop additional proprietary technologies that are patentable;

• other companies may challenge patents issued to us;

• other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

• other companies may design around technologies we have developed; and

• enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on us.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect the Company’s business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect the Company’s ability to assert its patent or other intellectual property rights.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective . Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of the Company’s business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of the Company’s issued patents, all of which could have a material adverse effect on the Company’s business and financial condition.

On February 27, 2013, US Representatives DeFazio and Chaffetz introduced HR845.  In general, the bill known as the SHIELD Act (“Saving High-tech Innovators from Egregious Legal Disputes”), seeks to assess legal fee liability to plaintiffs in patent infringement actions for defendants costs.  In the event that the bill becomes law, the potential obligation to pay the legal fees of defendants in patent disputes could have a material adverse effect on the Company’s business or financial condition.

On June 4, 2013, the Obama Administration issued executive actions and legislative recommendations. The legislative measures recommended by the Obama Administration include requiring patentees and patent applicants to disclose the “Real Party-in-Interest”, giving district courts more discretion to award attorney’s fees to the prevailing party, requiring public filing of demand letters such that they are accessible to the public, and protecting consumers against liability for a product being used off-the shelf and solely for its intended use.

The executive actions includes ordering the USPTO to make rules to require the disclosure of the Real Party-in-Interest by requiring patent applicants and owners to regularly update ownership information when they are involved in proceedings before the USPTO (e.g. specifying the “ultimate parent entity”) and requiring the USPTO to train its examiners to better scrutinize functional claims to prevent allowing overly broad claims.

              It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which the Company conducts its business and negatively impact the Company’s business, prospects, financial condition and results of operations.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to our business plan, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct confirmatory due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our interest in the patent assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other intellectual property assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. These higher costs could adversely affect our operating results, and if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have. In addition, any failure to satisfy our debt repayment obligations may result in adverse consequences to our operating results.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property. To protect our proprietary rights, we rely on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain our assets will have any measure of success.

Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

• our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

• issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;

• our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

• our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

We are a development stage company with no historically significant income and there is a significant doubt about our ability to continue our activities as a going concern.

We are still a development stage company. Our operations are subject to all of the risks inherent in development stage companies that do not have significant revenues or operating income. Our potential for success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business. We cannot provide any assurance that our business objectives will be accomplished.  All of our audited consolidated financial statements, since inception, have contained a statement by our management that raises significant doubt about us being able to continue as a going concern unless we are able to raise additional capital. Our consolidated financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our operations cease.

If we are unable to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights that we own or may hereafter acquire in our technologies, brands and content. We rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights. The efforts we take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available. There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We also rely on trade secrets and contract law to protect some of our proprietary technology. We will enter into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Risks Relating to Our Common Stock

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Our executive officers and directors beneficially own approximately 13.72% of our outstanding common stock. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

Exercise of warrants will dilute your percentage of ownership.

We have issued options and warrants to purchase our common stock to our officers, directors, consultants and certain shareholders.   In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

We may fail to qualify for continued trading on the OTC Bulletin Board which could make it more difficult for investors to sell their shares.

Our common stock is quoted on the Over the Counter Bulletin Board (“OTCBB”). There can be no assurance that trading of our common stock on such market will be sustained. In the event that our common stock fails to qualify for continued inclusion, our common stock could thereafter only be quoted on the “pink sheets.” Under such circumstances, shareholders may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers such as financial institutions, hedge funds and other similar investors.

Our common stock may be affected by limited trading volume and price fluctuations which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments; and
•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for us.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in us may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Our common stock is subject to the “penny stock” rules of the SEC , which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our common stock is considered a “Penny Stock”.  The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock. In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we lose key personnel or are unable to attract and retain additional qualified personnel we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Doug Croxall, our Chief Executive Officer.  We may not be successful in attracting, assimilating and retaining our employees in the future.  The loss of Mr. Croxall may have an adverse effect on our operations.  We have entered into a two-year employment agreement with Mr. Croxall.  We are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do.  As of the date hereof, we have not experienced problems hiring employees in the recent past.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “MARA”. Prior to that, our common stock was quoted on the OTC Bulletin Board under the symbol “AMSC”. Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock as reported on the OTC Bulletin Board for the periods indicated.

	High	Low
Fiscal 2013	$	$

First Quarter	0.85	0.26
Second Quarter	0.50	0.30
Third Quarter (through July 16 , 2013)	0. 41	0.32

Fiscal 2012	$	$

First Quarter	-	-
Second Quarter	1.15	0.50
Third Quarter	1.01	0.29
Fourth Quarter	1.00	0.51

Fiscal 2011	$	$

First Quarter	-	-
Second Quarter	-	-
Third Quarter	-	-
Fourth Quarter	-	-

Holders.

As of July 16 , 2013, there are 92 record holders of 65,858,810 shares of our common stock.

Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

Securities Authorized for Issuance under Equity Compensation Plans

2012 Equity Incentive Plan

The following table gives information about the Company’s common stock that may be issued upon the exercise of options granted to employees, directors and consultants under its 2012 Equity Incentive Plan as of December 31, 2012. On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 10,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	2,000,000	$0.50	8,000,000
Equity compensation plans not approved by security holders	0	$0	0
Total	2,000,000	$0.50	8,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation” and were primarily engaged in exploration and potential development of uranium and vanadium minerals business. During June 2012, we decided to discontinue our uranium and vanadium minerals business and engaged in the business of acquiring, renovating, and selling real estate properties located within the areas of Southern California. On November 14, 2012, we completed a share exchange and acquired all the intellectual property rights of Sampo. On November 14, 2012, we decided to discontinue our real estate business.

We are an intellectual property company that serves patent owners ranging from individual inventors to Fortune 500 corporations. Our IP services team devises strategies that allow our clients to maximize the value of their IP assets. In addition to generating revenues through IP consulting engagements, we partner with inventors and patent owners to monetize patent portfolios through IP licensing campaigns.  Our objective is to provide a focused and comprehensive set of IP services that range from analysis of existing IP assets, idea creation, development, prosecution, commercialization, licensing and enforcement. We provide our clients proprietary analytics, IP valuation methods, partnering opportunities, infringement tracking, patent analysis, strategies, tactics, enforcement and reporting among others.

Our principal office is located at 2331 Mill Road, Suite 100, Alexandria, VA 22314. Our telephone number is (703) 232-1701.

Recent Developments

On April 22, 2013, CyberFone Acquisition Corp., a Texas corporation and our newly formed wholly owned subsidiary entered into a merger agreement (the “CyberFone Agreement”) with CyberFone Systems, TechDev Holdings LLC (“TechDev”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“Spangenberg Foundation”).  TechDev and Spangenberg Foundation owned 100% of the membership interests of CyberFone Systems (collectively, the ‘CyberFone Sellers”).

CyberFone Systems owns a foundational patent portfolio that includes claims that provide specific transactional data processing, telecommunications, network and database inventions, including financial transactions. The portfolio, which has a large and established licensing base, consists of ten United States patents and 27 foreign patents and one patent pending. The patent rights that cover digital communications and data transaction processing are foundational to certain applications in the wireless, telecommunications, financial and other industries. IP Navigation Group LLC (“IP Nav”), a company founded by Erich Spangenberg and associated with the Cyberfone Sellers will continue to support and manage the portfolio of patents and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with CyberFone Systems.

Pursuant to the terms of the CyberFone Agreement, CyberFone Systems merged with and into CyberFone Acquisition Corp. with CyberFone Systems surviving the merger as our wholly owned subsidiary.  We (i) issued 6,000,000 shares of common stock to the CyberFone Sellers, (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev.  The note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  We may prepay the note at any time without premium or penalty. On June 21, 2013, we paid $500,000 to TechDev in satisfaction of the note.

On May 1, 2013, TQP Acquisition Corp., a Texas corporation and our newly formed wholly owned subsidiary entered into a merger agreement (the “TQP Agreement”) with TQP Development LLC, a Texas limited liability company (“TQP Development”), Granicus IP LLC (“Granicus”) and Spangenberg Foundation.  Granicus and Spangenberg Foundation own 100% of the membership interests of TQP Development (collectively, the “TQP Sellers”). The closing of the transactions contemplated under the TQP Agreement (the “Closing”) is subject to customary closing conditions as well as the closing of a public or private offering of our securities in which we receive gross proceeds of at least $8 million (the “Trigger Financing”).  If we do not consummate the Trigger Financing within 45 days, subject to any mutually agreed upon extension of such time, the TQP Agreement will terminate and be of no further force and effect. Pursuant to the terms of the TQP Agreement, at Closing, TQP Development will merge with and into TQP Acquisition Corp and TQP Development will survive the merger as our wholly owned subsidiary.  At Closing, we will issue 7,000,000 shares of common stock to the TQP Sellers and pay the TQP Sellers $6,000,000 cash. In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which TQP Development recovers $20 million from licensing or enforcement activities related to the patents), TQP Development will be required to pay out a percentage of such recoveries.  As of the date of this prospectus, we have not consummated the Trigger Financing.

On May 31, 2013, we sold 13,000,000 units for an aggregate purchase price of $5,200,000 to certain accredited investors pursuant to a securities purchase agreement. Each unit was sold for a purchase price of $0.40 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $0.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  We paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units of which $30,000 was previously paid by us as a retainer.

On May 31, 2013, shareholders holding a majority of our outstanding voting capital approved a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-fifteen at any time prior to April 30, 2014, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion.   Per share numbers contained in this Prospectus do not reflect any reverse split ratio that may be adopted by our Board of Directors.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Principles of Consolidation

The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and present the financial statements of the Company and our wholly-owned subsidiary. In the preparation of our consolidated financial statements, intercompany transactions and balances are eliminated.

Development Stage Companies

We are a development stage company. Activities during the development stage include organizing the business, raising capital and acquiring real estate properties.  We are a development stage company with no revenues and no profits.  We have not commenced significant operations and, in accordance with ASC Topic 915 “Development Stage Entities”, is considered a development stage company.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate fair value of warrants granted, common stock issued for services, common stock issued in connection with an option agreement, common stock issued for acquisition of patents, and the valuation of mineral rights.

Fair Value of Financial Instruments

We adopted Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Long-Lived Assets

We review for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Recent Accounting Pronouncements

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

Our business began on April 30, 2011 and accordingly, we had minimal operations for the prior period. We are still in our development stage. and have generated no revenues to date

For the Three Months Ended March 31, 2013 and 2012

We incurred operating expenses of $714,377 and $3,057,574 for the three months ended March 31, 2013 and 2012, respectively, a decrease of $2,343,197 or 77%. These expenses primarily consisted of general expenses, compensation, professional fees and consulting incurred in connection with the day-to-day operation of our business. The operating expenses consisted of the following:

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012
Travel and related expenses	$28,317	$63,979
Professional fees	158,472	262,739
Compensation and related taxes	426,675	840,943
Consulting fees	45,224	1,829,423
Other general and administrative	55,689	60,490
Total	$714,377	$3,057,574

·
Travel and related expenses: Travel expenses were $28,317and $63,979 during the three months ended March 31, 2013 and 2012, respectively, a decrease of $35,662 or 56%. This decrease is due to a decrease in conference campaign and business development related travel.

·
Compensation expense and related taxes: Compensation expense includes salaries and stock-based compensation to our employees. For the three months ended March 31, 2013 and 2012, compensation expense and related payroll taxes were $426,675 and $840,943, respectively, a decrease of $414,268 or 49%, which is primarily attributable to a decrease in stock based compensation of approximately $574,000 in connection with warrant and option grants to our directors and officers offset by an increase in salaries due to hiring our executive and management employees and support staff during the first quarter of 2013.

·
Consulting fees: For the three months ended March 31, 2013 and 2012, we incurred consulting fees of $45,224, and $1,829,423, respectively, a decrease of $1,784,199 or 98%, which is primarily attributable to a decrease in stock based consulting expense of approximately $1.7 million in connection with warrant grants to consultants for consulting on strategic acquisitions and advice on capital restructuring during the three months ended March 31, 2012.

·
Professional fees:  For the three months ended March 31, 2013 and 2012, professional fees were $158,472 and $262,739, respectively, a decrease of $104,267 or 40%, which includes fees incurred for audits and legal fees related to public company filing requirements. The decrease is primarily due to a decrease in legal fees.

·
Other general and administrative expenses: For the three months ended March 31, 2013 and 2012, other general and administrative expenses were $55,689 and $64,490, respectively, a decrease of $8,801 or 15%, which includes postage, general insurance, automobile, office supplies, utilities, rent expense and office expenses.

Operating Loss from Continuing Operations

We reported an operating loss from continuing operations of $714,377 and $3,057,574 for the three months ended March 31, 2013 and 2012, respectively, a decrease of $2,343,197 or 77%. The decrease in operating loss was due to the decrease in operating expenses described above.

Other Income

Total other income was $61 and $125,000 for the three months ended March 31, 2013 and 2012, respectively, a decrease of $124,939 or 100%. On March 19, 2012, we entered into an agreement with California Gold, pursuant to which we agreed to provide California Gold with a geological review on or prior to March 30, 2012, of our certain uranium properties in consideration for $125,000.  We do not have a comparable other income during the three months ended March 31, 2013.

Discontinued Operations

During June 2012, we decided to discontinue our exploration and potential development of uranium and vanadium minerals business and prior periods have been restated in our consolidated financial statements and related footnotes to conform to this presentation. Subsequently, in November 2012, we decided to discontinue our real estate business and we disposed of our remaining real estate holdings during the second fiscal quarter of 2013. We are now engage in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of our own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights.

The following table indicates selected financial data of the Company’s discontinued operations of its uranium and vanadium minerals business and real estate business.

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012
Revenues – real estate	$986,951	$-
Cost of sales- real estate	(817,483)	-
Gross profit	169,468	-
Operating and other non-operating expenses	(60,688)	(27,305)

Gain (loss) from discontinued operations	$108,780	$(27,305)

Net loss

We reported a net loss of $605,536 or $(0.02) per common shares - basic and diluted and $2,959,879 million or $(0.9) per common share - basic and diluted, respectively, for the three months ended March 31, 2013 and 2012, respectively, a decrease of approximately $2.4 million or 80%.

For the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011

We incurred operating expenses of $5,540,962 and $9,848 for the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, respectively, an increase of $5,531,114 or 56,165%. These expenses primarily consisted of general expenses, compensation, professional fees and consulting incurred in connection with the day-to-day operation of our business. The operating expenses consisted of the following:

	For the Year ended December 31, 2012	Period from April 30, 2011 (inception) to December 31, 2011
Travel and related expenses	$112,760	$-
Professional fees	510,112	4,605
Compensation and related taxes	2,676,462	-
Consulting fees	2,042,144	-
Other general and administrative	199,484	5,243
Total	$5,540,962	$9,848

·
Travel and related expenses: Travel expenses were $112,760 and $0 during the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, respectively, an increase of $112,760 or 100%. These expenses are in connection with conference campaign and business development related travel.

·
Compensation expense and related taxes: Compensation expense includes salaries and stock-based compensation to our employees. For the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, compensation expense and related payroll taxes were $2,676,462 and $0, respectively, an increase of $2,676,462 or 100%, which is primarily attributable to stock based compensation of approximately $2.4 million in connection with warrant and option grants to our directors and officers during the year ended December 31, 2012.

·
Consulting fees: For the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, we incurred consulting fees of $2,042,144, and $0, respectively, an increase of $2,042,144 or 100%, which is primarily attributable to stock based consulting expense of approximately $1.8 million in connection with warrant grants to consultants for consulting on strategic acquisitions and advice on capital restructuring during the year ended December 31, 2012.

·
Professional fees:  For the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, professional fees were $510,112 and $4,605, respectively, an increase of $505,507 or 10,977%, which includes fees incurred for audits and legal fees related to public company filing requirements.

·
Other general and administrative expenses: For the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, other general and administrative expenses were $199,484 and $5,243, respectively, an increase of $194,241 or 3,705%, which includes postage, general insurance, automobile, office supplies, utilities, rent expense and office expenses.

Operating Loss from Continuing Operations

We reported an operating loss from continuing operations of $5,540,962 and $9,848 for the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, respectively, an increase of $5,531,114 or 56,165%. The increase in operating loss was due to the increase in operating expenses described above.

Other Income

Total other income was $13,325 and $0 for the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, respectively, an increase of $13,325 or 100%. On March 19, 2012, we entered into an agreement with California Gold, pursuant to which we agreed to provide California Gold with a geological review on or prior to March 30, 2012, of our certain uranium properties in consideration for $125,000. During the year ended December 31, 2012, the Company has recorded a realized loss on other than temporary decline of $112,500 in connection with our marketable securities – available for sale.

Discontinued Operations

During June 2012, we decided to discontinue our exploration and potential development of uranium and vanadium minerals business and prior periods have been restated in our consolidated financial statements and related footnotes to conform to this presentation. Subsequently, in November 2012, we decided to discontinue our real estate business and we disposed of our remaining real estate holdings during the second fiscal quarter of 2013. We are now engage in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of our own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights.

The following table indicates selected financial data of our discontinued operations of our uranium and vanadium minerals business and real estate business.

	For the Year Ended December 31, 2012	Period from inception (April 30, 2011) to December 31, 2011
Revenues – real estate	$724,090	$-
Cost of sales- real estate	(576,126)	-
Gross profit	147,964	-
Operating and other non-operating expenses	(1,558,635)	(99,474)

Loss from discontinued operations	$(1,410,671)	$(99,474)

Net loss

We reported a net loss of $6,938,308 million or $(0.19) per common shares - basic and diluted and $109,322 or $(0.01) per common share - basic and diluted, respectively, for the year ended December 31, 2012 and for the period from April 30, 2011 (inception) to December 31, 2011, respectively, an increase of approximately $6.8 million or 6,247%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2013, we had a cash balance of $2,916,476 m and working capital of $2,822,954. During the three months ended March 31, 2013, we have been funding our operations through the sale of our remaining real estate properties included in our discontinued operations.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash is sufficient to satisfy our cash requirements under our present operating expectations for up to 12 months. We presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations after 12 months.  We have not generated revenues to support our current daily operations from the inception of development stage. We may need to raise significant additional capital to fund our future operating expenses, pay our obligations, and grow our Company. We do not anticipate that we will generate significant revenues in 2013.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans and possibly cease our operations.

Operating Activities

We have not generated positive cash flows from operating activities. For the three months ended March 31, 2013, net cash flows used in operating activities was $233,175 and was primarily attributable to our net loss of $605,536, adjusted for non-cash items such as stock based compensation of $220,108, amortization and depreciation expense of $17,825 and total changes in assets and liabilities of $134,428 primarily attributable to a decrease in prepaid expenses of $9,667, decrease in assets of discontinued operations of $28,750, and increase in accounts payable and accrued expenses of $96,011.

For the three months ended March 31, 2012, net cash flows used in operating activities was ($483,899) and was primarily attributable to our net loss of $2,959,879, offset by stock based compensation of $2,611,075, and add back non cash other income of $125,000, and total changes in assets and liabilities of $10,095 due to an increase in prepaid expenses of $88,855, decrease in deposits of $3,500 and increase in accounts payable and accrued expenses of $75,260.

Investing Activities

Net cash flows provided by investing activities were $795,482 in connection with the sale of real estate property of $817,482 offset by capitalized cost related to improvements of real estate property of $12,000 and purchase of property and equipment of $10,000 during the three months ended March 31, 2013.

Net cash flows used in investing activities were $325,000 in connection with acquisition of mineral rights during the three months ended March 31, 2012.

Financing Activities

Net cash flows provided by financing activities were $0 and $4,685,991 for the three months ended March 31, 2013 and 2012 respectively. We received net proceeds from the sale of our stocks of $5,768,965 offset by payment on notes payable of $1,082,974.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operation, and cash flows.

The following table summarizes our contractual obligations as of March 31, 2013, and the effect these obligations are expected to have on our liquidity and cash flows in future periods:

	Payments Due By Period
	Total	Less than 1 year	1-3 Years	4-5 Years	6- 10 Years
Contractual Obligations:
Uranium lease agreements	838,720	73,200	276,690	190,580	298,250
Royalty agreement – minimum payments	770,000	70,000	262,500	175,000	262,500

Total Contractual Obligations	$1,608,720	$143,200	$539,190	$365,580	$560,750

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

BUSINESS

We are an intellectual property (“IP”) company that serves patent owners ranging from individual inventors to Fortune 500 corporations.  We provide our clients with IP-related services that help patent holders realize the monetary and strategic value of their inventions. We serve our clients through two complementary business units. Our IP Services business devises strategies and provides services that allow our clients to maximize the value of their IP assets. Our IP Licensing and Enforcement business, in partnership with our clients, acquires or exclusively licenses high-value IP assets and monetizes these patent portfolios through actively-managed IP licensing campaigns. We believe that our two complementary business lines enable us to provide our clients with comprehensive and customized IP solutions that may include any combination of services ranging from evaluation and analysis of a client’s patent holdings through strategic prosecution of open applications, commercialization of inventions through reduction to practice, and/or enforcement of patent portfolios through licensing campaigns.

Currently, we own a patent portfolio consisting of 54 U.S. and foreign patents and 2 open applications.

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation” and were primarily engaged in exploration and potential development of uranium and vanadium minerals business. During June 2012, we decided to discontinue our uranium and vanadium minerals business and engaged in the business of acquiring, renovating, and selling real estate properties located within the areas of Southern California. On November 14, 2012, we acquired all the intellectual property rights of Sampo. On November 14, 2012, we decided to discontinue our real estate business. Our principal office is located at 2331 Mill Road, Suite 100, Alexandria, VA 22314. Our telephone number is (703) 232-1701.

Industry Overview And Market Opportunity

Under U.S. law an inventor or patent owner has the right to exclude others from making, selling or using their patented invention. Unfortunately, in the majority of cases, infringers are generally unwilling, at least initially, to negotiate or pay reasonable royalties for their unauthorized use of third-party patents and will typically fight any allegations of patent infringement. Inventors and/or patent holders, without sufficient legal, financial and/or expert technical resources to bring and continue the pursuit of legal action, may lack credibility in dealing with potential licensees and as a result, are often ignored. As a result of the common reluctance of patent infringers to negotiate and ultimately take a patent license for the use of third-party patented technologies, patent licensing and enforcement often begins with the filing of patent enforcement litigation. However, the majority of patent infringement contentions settle out of court based on the strength of the patent claims, validity, and persuasive evidence and clarity that the patent is being infringed.

We believe that this combination of factors creates a compelling market opportunity for our portfolio of IP services and monetization capabilities. Due to the relative infancy of the IP monetization industry, we believe that the absolute size of our market opportunity is very significant but difficult to quantify.

Business Model And Competitive Strengths

Our IP Services business provides strategic advisory, data and consulting services to clients.  We leverage our patent pending software, best-in-class 3rd party data sources, highly experienced personnel, extensive network of subject matter experts and rigorous financial analysis to deliver comprehensive IP solutions capable of covering a wide variety of IP ownership scenarios within our target vertical markets.  We tailor our services to the specific needs of each client.  In addition, our IP Services engagements represent attractive IP sourcing opportunities for our IP Licensing and Enforcement business.

Our IP Licensing and Enforcement business deploys capital to acquire patent portfolios from clients and/or partners and then manages the monetization campaigns related to the acquired IP.  We believe that the following competitive strengths and key elements of our operating strategy will enable us to grow our revenue and earnings:

•
Our experienced management team. Our leadership team is comprised of senior executives with significant experience in inventing, patenting and monetizing IP across multiple industries. Collectively, our management team is cited as named inventors on ten (10) U.S patents as well as eighty (80) patent pending applications and has served in key management and ownership roles in the execution of patent licensing campaigns.

•
Our complimentary business lines. We believe that the combination of our two business lines creates significant synergies and operating leverage for our business as a whole. For example, our IP Services business may provide sophisticated IP evaluation and analytical capabilities to our IP Licensing and Enforcement business for evaluating IP acquisitions or executing IP licensing campaigns yet the fixed costs of those capabilities may be covered by IP Services consulting engagements.  In addition, IP Services engagements may represent attractive IP sourcing opportunities for our IP Licensing and Enforcement business.

•
Our diversification strategy. We believe that our business model is designed to avoid reliance on large binary events or single-revenue producing licensing agreements, settlements or jury awards that are often characteristic of other market participants’ patent enforcement strategies. We believe that our revenue generating IP Services business and our strategy to manage and license multiple patent portfolios of varying size and characteristics will serve to provide greater visibility and predictability of our operating results which will allow us to more efficiently manage and deploy our internal resources.

•
Our ability to source attractive patent portfolios. We believe that our ability to identify and acquire potential revenue generating patent portfolios is a key competitive advantage.  In addition to the IP sourcing efforts of our IP Licensing and Enforcement business, we have the ability to source additional IP through two other channels as well.

o
IP Services Business. Our IP Service offering allows us to meet with many clients that would otherwise be unavailable as clients.  Many of those clients have strong feelings about “patent enforcement” and, through the evolving relationship and work experience with our IP Services team, we believe that position may change over time allowing for a seamless handoff to our Licensing and Enforcement business to engage in a licensing strategy.

o
Relationship with IP Nav. Founded in 2003 by Erich Spangenberg, IP Nav is an industry-leading patent monetization company that has completed more than 600 licensing transactions and generated more than $600 million in patent licenses, settlements and awards to date. On February 20, 2013 we announced a strategic relationship with IP Nav under which IP Nav will source selected patent portfolios and execute licensing campaigns on our behalf.  IPNav founded the patent portfolio currently owned by our wholly owned subsidiary, Relay IP, Inc.  Additionally, IPNav continues to support and retain a contingent  participation interest in all recoveries from the patent portfolio we acquired in connection with our acquisition of CyberFone Systems (as further discussed in Management’s Discussion and Analysis - Recent Developments above).

•
Our sophisticated, highly-selective IP evaluation and acquisition process. Subtleties in the language of a patent, recorded interactions with the patent office, and the evaluation of prior art and literature can make a significant difference in the potential licensing revenue derived from a patent or patent portfolio. We, in conjunction with our network of outsourced vendors and partners, including patent attorneys, litigators, and IP Nav, have extensive expertise and experience evaluating patent portfolios. As part of the patent evaluation process, significant consideration is also given to the identification of potential licensees; industries within which the potential licensees exist, longevity of the patented technology, and a variety of other factors that directly impact the magnitude and potential success of a licensing campaign.

Our Products And Services

Our IP Licensing and Enforcement Business

Our Licensing and Enforcement business partners with and/or acquires IP from patent holders in order to maximize the value of their patent holdings by conducting and managing a licensing campaign. Our partners tend to have limited internal resources and/or expertise to effectively address the unauthorized use of their patented technologies or they simply make the strategic business decision to outsource their intellectual property licensing. Our partners can include individual inventors, large corporations, universities, research laboratories and hospitals. Typically, we, or an operating subsidiary acquires a patent portfolio in exchange for a combination of an upfront cash payment, a percentage of our operating subsidiary's net recoveries from the licensing and enforcement of the portfolio, or a combination of the two.

Our IP Services Business

Our IP Services business is focused on helping our clients navigate the global patent system such that it works equally well for large corporations as it does for small inventors, entrepreneurs and innovative business operations of all sizes and industries. Our clients’ IP often presents a complex set of critical management decisions that can make or break a portfolio’s value. Our services are designed to help our clients maximize the value of their IP portfolios through proprietary analytics, IP valuation, partnering opportunities, infringement tracking, patent analysis, IP management tactics and strategies, enforcement and reporting. We focus on developing an understanding of our client’s assets and quickly identifying revenue and value creation opportunities for them.

Competition

We expect to encounter significant competition from others seeking to acquire interests in intellectual property assets and monetize such assets. This includes an increase in the number of competitors seeking to acquire the same or similar patents and technologies that we may seek to acquire.  Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we do. Entities such as Vringo, Inc. (NYSE MKT: VRNG), VirnetX Holding Corp (NYSE MKT: VHC), Acacia Research Corporation (NASDAQ: ACTG), RPX Corporation (NASDAQ: RPXC), and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. We expect others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of its assets.

We also compete with venture capital firms, strategic corporate buyers and various industry leaders for technology acquisitions and licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Other companies may develop competing technologies that offer better or less expensive alternatives to our patented technologies that we may acquire and/or out-license.  Many potential competitors may have significantly greater resources than we do.  Technological advances or entirely different approaches developed by one or more of our competitors could render certain of the technologies owned or controlled by our operating subsidiaries obsolete and/or uneconomical.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

We have a portfolio comprised of 54 U.S. and foreign patents and 2 open applications.

We have included a list of our U.S. patents below.  Each patent below is publicly accessible on the Internet website of the U.S. Patent and Trademark Office at www.uspto.gov.

Type	Number	Sampo / GS Title	Issue / Publication Date	File Date	Earliest Priority Date
US Patent	6,161,149	Centrifugal Communication and collaboration method	12/12/00	03/13/98	03/13/98
US Patent	6,772,229	Centrifugal Communication and collaboration method	08/03/04	11/13/00	03/13/98
US Patent	8,015,495	Centrifugal Communication and collaboration method	09/06/11	02/28/03	03/13/98
US Patent	5,331,637	Multicast Routing Using Core Based Trees	07/19/94	07/30/93	07/30/93
US Application	2012/0158869	Centrifugal Communication and collaboration method	06/21/12	07/22/11	03/13/98

Type	Number	Cyberfone Title	Issue / Publication Date	File Date	Earliest Priority Date
US Patent	6,044,382	Data transaction assembly server	3/28/00	06/20/97	05/19/95
US Patent	5,805,676	Telephone/transaction entry device and system for entering transaction data into databases	09/08/98	05/19/95	05/19/95
US Patent	5,987,103	Telephone/transaction entry device and system for entering transaction data into databases	11/16/99	08/11/97	05/19/95
US Patent	8,019,060	Telephone/transaction entry device and system for entering transaction data into databases	09/13/11	09/04/07	05/19/95
US Patent	7,778,395	Telephone/transaction entry device and system for entering transaction data into databases	8/17/10	04/12/07	05/19/95
US Patent	7,334,024	System for transmission of voice and data over the same communications line	02/19/08	02/10/05	05/19/95
US Patent	6,973,477	System for securely communicating amongst client computer systems	12/06/05	06/07/00	05/19/95
US Patent	6,574,314	Method for entering transaction data into data bases using transaction entry device	06/03/03	09/07/99	05/19/95
US Patent	5,427,327	Method and apparatus for capturing and positioning a cable	09/27/93	09/27/93	06/27/95
US Patent	5,414,219	Printed circuit board circuit control device	05/09/95	04/22/94	04/22/94

Type	Number	Relay / Title	Issue / Publication Date	File Date	Earliest Priority Date
US Patent	5,331,637	Multicast routing using core based trees	07/19/94	07/30/93	07/30/93

Type	Number	Bismark /Title	Issue / Publication Date	File Date	Earliest Priority Date
US Patent	5,883,896	Arrangement for coupling optional auxiliary devices to terminal equipment of private branch exchanges	03/16/99	06/21/96	06/29/95
US Patent	5,734,832	Method for evaluating performance-feature-related messages in a program-controlled communication equipment	03/31/98	09/13/96	09/15/95
US Patent	6,674,848	Method for displaying performance feature names at a communication terminal equipment	01/06/04	07/07/99	02/05/97

The life of the patent rights shall be based on the expiration dates of the patent rights as follows:

Sampo / GS
US Patent 6,161,149 expires March 13, 2018;
US Patent 6,772,229 expires December 1, 2019;
US Patent 8,015,495 expires November 16, 2023; and
US Patent 5,331,637expires July 30, 2013.

Cyberfone
US Patent  6,044,382 expires January 20, 2017
US Patent 5,805,676 expires May 19, 2015
US Patent 5,987,103 expires Aug 11, 2017
US Patent 8,019,060 expires Sept 4, 2027
US Patent 7,778,395 expires April 12, 2027
US Patent 7,334,024 expires Feb. 10, 2025
US Patent 6,973,477 expires June 7, 2020
US Patent 6,574,314 expires Sept. 7, 2019
US Patent 5,427,327 expires Sept. 27, 2013
US Patent 5,414,219 expires April 22, 2014

Relay
US Patent 5,331,637 expires July 30, 2013

Bismark
US Patent 5,883,896 expires June 21, 2016
US Patent 5,734,832 expires Sept. 13 2016
US Patent 6,674,848 expires July 7, 2019

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. We are, or may become a party to ongoing patent enforcement related litigation, alleging infringement by third parties of certain of the patented technologies owned or controlled by us.

Research and Development

We have not expended funds for research and development costs since inception.

Employees

As July 16 , 2013, we had five (5) full-time employee and no part-time employees.   We believe our employee relations to be good.

PROPERTIES

We lease approximately 1,776 square feet of office space at 9070 South Rita Road, Suite 1550, Tucson, AZ 85747. The lease expires July 31, 2013 and provides for a monthly rent of $4,774.34. We lease approximately 200 square feet of office space at 2331 Mill Road, Suite 100, Alexandria, VA 22314. The lease is on a month-to-month term and provides for a monthly rent of $175.

Additionally, the Company owns certain mining claims pertaining to its prior uranium and vanadium exploration business.  In connection with the share exchange transaction consummated on January 26, 2012 with American Strategic Minerals Corporation, a Colorado corporation ("Amicor"), the Company acquired certain uranium mining claims, one of which it still owns: the Pitchfork Claims.  Furthermore, on June 11, 2012, the Company acquired the Coso, Artillary Peak, Blythe and Carnotite properties from Pershing Gold Corp. (“Pershing”) pursuant to an Option Agreement.  The Coso property consist of 169 Federal unpatented lode mining claims on Bureau of Land Management (“BLM”) land totaling 3,380 acres, and 800 State leased acres, in Inyo County, California.  The Artillery Peak Property is located in western north-central Arizona near the southern edge of Mohave County composed of a total of 86 unpatented contiguous mining claims. The Blythe project is located in the southern McCoy Mountains in Riverside County, California approximately 15 miles west of the community of Blythe.  It consists of 66 unpatented lode mining claims covering 1,320 acres of BLM land. The “Uinta County (Carnotite) Uranium Prospect” is located on BLM land in Uinta County Wyoming.  In June 2012, we determined to discontinue our uranium and vanadium minerals business.

Legal Proceedings

In the ordinary course of business, we actively pursue legal remedies to enforce our intellectual property rights and to stop unauthorized use of our technology. Other than ordinary routine litigation incidental to the business, we know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this prospectus:

Name and Address	Age	Date First Elected or Appointed	Position(s)

Doug Croxall	44	November 14, 2012	Chief Executive Officer and Chairman
John Stetson	27	June 26, 2012	Chief Financial Officer, Secretary and Director
James Crawford	38	March 1, 2013	Chief Operating Officer
Stuart Smith	53	January 26, 2012	Director
Craig Nard	47	March 8, 2013	Director
William Rosellini	33	March 8, 2013	Director

Each director serves until our next annual meeting of the stockholders unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Doug Croxall - Chief Executive Officer and Chairman

Mr. Croxall, 44, has served as the Chief Executive Officer and Founder of LVL Patent Group LLC, a privately owned patent licensing company, since 2009.  From 2003 to 2008, Mr. Croxall served as the Chief Executive Officer and Chairman of FirePond, a software company that licensed configuration pricing and quotation software to Fortune 1000 companies. Mr. Croxall earned a Bachelor of Arts degree in Political Science from Purdue University in 1991 and a Master of Business Administration from Pepperdine University in 1995.  Mr. Croxall was chosen as a director of the Company based on his knowledge of and relationships in the patent acquisition and monetization business.

John Stetson - Chief Financial Officer, Secretary and Director

Mr. Stetson, 27, has been the Managing Member of HS Contrarian Investments LLC since 2011 and the President of Stetson Capital Investments, Inc. since 2010.  Mr. Stetson was an Investment Analyst from 2008 to 2009 for Heritage Investment Group and worked in the division of Corporate Finance of Toll Brothers from 2007 to 2008. The Board believes his knowledge of business makes him a valuable member of the Board.

James Crawford - Chief Operating Officer

Mr. Crawford, 38, was a founding member of Kino Interactive, LLC, and of AudioEye, Inc. Mr. Crawford’s experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Prior to his involvement as Chief Operating Officer of Marathon, Mr. Crawford served as a director and officer of Augme Technologies, Inc. beginning March 2006, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing. Mr. Crawford also served on the board of directors Modavox® and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications, and Kino Interactive.

Stuart Smith- Director

Stuart H. Smith, 52, is a practicing plaintiff attorney licensed in Louisiana. He is a founding partner of the New Orleans-based law firm SmithStag, LLC. Smith has practiced law for nearly 25 years, litigating against oil companies and other energy-related corporations for damages associated with radioactive oilfield waste, referred to within the oil and gas industry as technologically enhanced radioactive material (TERM).  In 2001, Smith was lead counsel in an oilfield radiation case that resulted in a verdict of $1.056 billion against ExxonMobil.  Smith has been interviewed and his cases have been covered by a variety of media outlets, including CNN’s Andersen Cooper 360, BBC World News, Fox News, The New York Times, The Washington Post, USA Today, Lawyers Weekly USA, The Times-Picayune, The Baton Rouge Advocate, The Hill, The Associated Press, Bloomberg, National Public Radio, Radio America, and Washington Post Radio. Mr. Smith was chosen to be a member of our Board of Directors based on knowledge of complex litigation.

Craig Nard - Director

Mr. Nard, 47, is the Tom J.E. and Bette Lou Walker Professor of Law and Director of the Center for Law, Technology & the Arts and the FUSION program at Case Western Reserve University since 2005. He is also a Senior Lecturer at the World Intellectual Property Organization Academy in Torino, Italy. Mr. Nard is frequently asked to serve as an expert witness and consultant in patent litigation and is widely published in the area of patent law, with scholarly articles appearing in many of the most prominent law journals. He is also the author of a leading patent law casebook, The Law of Patents, and a co‐author of The Law of Intellectual Property. Prior to entering the legal academy, Mr. Nard clerked for the Honorable Giles S. Rich and Helen W. Nies of the United States Court of Appeals for the Federal Circuit in Washington, D.C. and, before that, was a patent litigator in Dallas, Texas. He is a member of the Texas bar, and is licensed to practice before the United States Patent & Trademark Office. The Board has determined that Mr. Nard’s academic experience in intellectual property law makes him a valuable member of the Board.

William Rosellini - Director

William Rosellini, 33, is Founder and Chairman of Microtransponder Inc. and Rosellini Scientific, LLC. Dr. Rosellini previously served as the founding CEO of Microtransponder from 2006 to 2012 and Lexington Technology Group in 2012. During his tenures as CEO he has raised nearly $30M in venture funding and $10M in NIH grants. Dr. Rosellini has been named a MTBC Tech Titan and a GSEA Entrepreneur of the Year and has testified to Congress on the importance of non-dilutive funding for inventors and researchers. Dr. Rosellini holds a BA in economics from the University of Dallas, a JD from Hofstra Law, an MBA and MS of Accounting from the University of Texas, a MS of Computational Biology from Rutgers, a MS of Regulatory Science from USC and a MS of Neuroscience from University of Texas. Previously, Dr. Rosellini was a right-handed pitcher who played in Arizona Diamondbacks system. The Board has determined that Dr. Rosellini’s medical technology expertise and industry knowledge and experience will make him a valuable member of the Board.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since we have been focusing our efforts on obtaining financing for the company. We expect to adopt a code as we develop our business.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Director Independence

Mr. Stuart Smith, Mr. Craig Nard and Dr. William Rosellini are "independent" directors based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC.

Committees of the Board of Directors

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles.  Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2012 and 2011 awarded to, earned by or paid to our executive officers. The value attributable to any Option Awards and Stock Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. As described further in Note 6 – Stockholders’ Equity (Deficit) – Common Stock Option to our consolidated year-end financial statements, a discussion of the assumptions made in the valuation of these option awards and stock awards.

Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Doug Croxall CEO and Chairman	2012 2011	40,385 -	- -	- -	968,600 -	- -	- -	- -	1,008,985 -
John Stetson (1) CFO and Secretary	2012 2011	8,654 -	- -	33,287 -	-(3) -	- -	- -	- -	41,941 -
Mark Groussman (2) Former CEO	2012 2011	44,384 -	- -	- -	-(4) -	- -	- -	- -	44,384 -

(1) John Stetson was appointed as President, COO and a director on June 26, 2012. On November 14, 2012, John Stetson resigned as the Company’s President and Chief Operating Officer and was re-appointed as the Chief Financial Officer and Secretary on January 28, 2013.
(2) Mark Groussman was appointed as the Chief Executive Officer of the Company on June 11, 2012 and resigned as the Company’s Chief Executive Officer on November 14, 2012.
(3) John Stetson was awarded a ten year option award to purchase an aggregate of 1,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share and was cancelled on November 14, 2012 upon resignation.
(4) Mark Groussman was awarded a ten year option award to purchase an aggregate of 1,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share and was cancelled on November 14, 2012 upon resignation.

Employment Agreements

On November 14, 2012, we entered into an employment agreement with Doug Croxall (the “Croxall Employment Agreement”), whereby Mr. Croxall agreed to serve as our Chief Executive Officer for a period of two years, subject to renewal, in consideration for an annual salary of $350,000 and an Indemnification Agreement. Additionally, under the terms of the Croxall Employment Agreement, Mr. Croxall shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors.  As further consideration for his services, Mr. Croxall received a ten year option award to purchase an aggregate of Two Million (2,000,000) shares of our common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement.

On January 28, 2013, we entered into an employment agreement with John Stetson, our Chief Financial Officer and Secretary (the “Stetson Employment Agreement”) whereby Mr. Stetson agreed to serve as our Chief Financial Officer for a period of one year, subject to renewal, in consideration for an annual salary of $75,000.  Additionally,  Mr. Stetson shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Stetson received a ten year option award to purchase an aggregate of Five Hundred Thousand (500,000) shares of our common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by us. In the event of Mr. Stetson’s termination prior to the expiration of his employment term under his employment agreement, unless he is terminated for Cause (as defined in the Stetson Employment Agreement), or in the event Mr. Stetson resigns without Good Reason (as defined in the Stetson Employment Agreement), we shall pay to him a lump sum in an amount equal to the sum of his (i) base salary for the prior 12 months plus (ii) his annual bonus amount during the prior 12 months.

Directors’ Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2012 and 2011 awarded to, earned by or paid to our directors. The value attributable to any Warrant Awards reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. As described further in Note 6 – Stockholders’ Equity (Deficit) – Common Stock Warrants to our consolidated year-end financial statements, a discussion of the assumptions made in the valuation of these warrant awards.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Warrant awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Stuart Smith 2012 2011	- -	- -	124,725 -	- -	- -	- -	124,725 -
David Rector (1) 2012 2011	- -	- -	124,725 -	- -	- -	- -	124,725 -
Joshua Bleak (2) 2012 2011	- -	- -	349,230 -	- -	- -	- -	349,230 -
George Glasier 2012 2011	- -	- -	-(3) -	- -	- -	- -	- -

(1) David Rector resigned from his position as Director on March 8, 2013.

(2) Joshua Bleak resigned from his position as Director on March 8, 2013.

(3) George Glasier was awarded a ten year warrant to purchase an aggregate of 1,500,000 shares of our common stock with an exercise price of $0.50 per share. Mr. Glasier exercised the warrant and the shares issued upon exercise of the warrant were cancelled on June 11, 2012 upon resignation.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 10,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Doug Croxall (1)	83,333	1,916,667	-	$0.50	11/14/2022	-	-	-	-

(1) On November 14, 2012, Mr. Croxall received an option to purchase an aggregate of 2,000,000 shares of Common Stock at $0.50 per share. The option shall become exercisable during the term of Mr. Croxall’s employment in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the Mr. Croxall’s employment.

Long-Term Incentive Plan

On August 1, 2012, our board of directors and stockholders adopted the 2012 Equity Incentive Plan, pursuant to which 10,000,000 shares of our common stock are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Between February 2010 and March 2010, Christopher Clitheroe, our former Secretary and a Director, loaned us an aggregate of $1,375 for operating expenses.  Between April 2011 and September 2011, Mr. Clitheroe loaned us an aggregate of $9,675 for operating expenses. These loans were non-interest bearing and were due on demand.  On December 13, 2011, Mr. Clitheroe agreed to waive these loans.

In November 2011, we issued a promissory note for $53,500 to an affiliated company owned by the officers of Amicor (as defined herein). The note was payable in full without interest on or before January 15, 2012. In December 2011, we issued a promissory note for $99,474 to an affiliated company owned by the officers of Amicor. The note was payable in full without interest on or before January 15, 2012. Such note was issued in connection with the execution of a lease assignment agreement between us and the affiliated company for certain mineral rights located in San Juan County, Utah. On January 30, 2012, we paid both promissory notes above for a total of $152,974. The affiliated company agreed not to charge us a late penalty fee upon satisfaction of the notes.

On January 26, 2012, we entered into a 1 year consulting agreement with GRQ Consultants, Inc., pursuant to which such consultant will provide certain services to us in consideration for which we sold to the consultant warrants to purchase an aggregate of 1,750,000 shares of our common stock with an exercise price of $0.50. Barry Honig is the owner of GRQ Consultants, Inc. GRQ Consultants, Inc. 401(k), which is also owned by Mr. Honig, purchased an aggregate of $500,000 of shares of common stock in the our private placement.  In addition, we entered into an Option Agreement with Pershing and Mr. Honig is a member of Pershing’s board of directors (see Note 6). Additionally, we entered into consulting agreement with Melechdavid Inc. in consideration for which we sold to Melechdavid Inc. warrants to purchase an aggregate of 1,750,000 shares of our common stock with an exercise price of $0.50 per share. Our former Chief Executive Officer is the President of Melechdavid Inc. (see Note 6).

On January 26, 2012, we entered into an option agreement with Pershing pursuant to which we purchased the option to acquire certain uranium properties in consideration for (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions, expiring six months following issuance and (ii) 10,000,000 shares of our common stock. Pursuant to the terms of the note, upon the closing of a private placement in which we receive gross proceeds of at least $5,000,000, we shall repay $500,000 under the note.  Additionally, upon the closing of a private placement in which we receive gross proceeds of at least an additional $1,000,000, we shall pay the outstanding balance under the note.  The note does not bear interest.  On January 26, 2012, in conjunction with a private placement, we paid Pershing $500,000 under the terms of the note.  Pershing may have been deemed to be our initial promoter.  Additionally, Barry Honig was, until February 9, 2012, the Chairman of Pershing and had been a shareholder of Continental Resources Group, Inc., the then- controlling shareholder of Pershing, since 2009.  Mr. Honig remains a director of Pershing.  Mr. Honig is also the sole owner, officer and director of GRQ Consultants, Inc.  David Rector, a then- member of our board of directors, was the President and a director of Pershing at the time of the transaction and Joshua Bleak, our former director, was the Chief Executive Officer of Continental.  Mr. Rector resigned as the President of Pershing on March 6, 2012 and on such date was appointed as the Treasurer and Vice President of Administration and Finance of Pershing. In November 2012, David Rector resigned from Pershing as Treasurer, Vice President of Administration and Finance and member of the board of directors.

Additionally, we entered into consulting agreement with Melechdavid Inc. in consideration for which we issued to Melechdavid Inc. warrants to purchase an aggregate of 1,750,000 shares of our common stock with an exercise price of $0.50 per share. Our then- Chief Executive Officer , Mark Groussman, is the President of Melechdavid Inc.

On January 26, 2012, we issued a ten-year warrant to purchase an aggregate of 300,000 shares of common stock with an exercise price of $0.50 per share to Daniel Bleak, an outside consultant to us, which vests in three equal annual installments with the first installment vesting one year from the date of issuance. Daniel Bleak is the father of Joshua Bleak, a former member of our board of directors. Additionally, in August 2012, we paid Daniel Bleak $50,000 for research and business advisory services rendered pursuant to a Professional Service Agreement executed on August 1, 2012.

On January 26, 2012, we issued warrants to purchase an aggregate of 2,700,000 shares of common stock at an exercise price of $0.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, our then- directors.

On March 19, 2012, we entered into an agreement with California Gold Corp., pursuant to which we agreed to provide California Gold Corp. with a geological review on or prior to March 30, 2012, of certain uranium properties in consideration for $125,000 . David Rector, our former director, is a member of California Gold Corp.’s board of directors.

Our former principal place of business was located in a building owned by Silver Hawk Ltd., a Colorado corporation.   George Glasier, our former Chief Executive Officer, is the President and Chief Executive Officer of Silver Hawk Ltd.  We leased our office space on a month to month basis at a monthly rate of $850 pursuant to a lease effective January 1, 2012. Under the terms of a Rescission Agreement dated June 11, 2012, our lease for such office space was terminated.

On June 11, 2012, we exercised the option we purchased from Pershing through the assignment of Pershing’s wholly owned subsidiary, Continental Resources Acquisition Sub, Inc., a Florida corporation, which is the owner of 100% of the issued and outstanding common stock of each of Green Energy Fields, Inc., a Nevada corporation (which is the owner of 100% of the issued and outstanding common stock of CPX Uranium, Inc.) and ND Energy, Inc., a Delaware corporation.  Additionally, ND Energy, Inc. and Green Energy Fields, Inc. hold a majority of the outstanding membership interests of Secure Energy LLC.  Through our acquisition of the above entities, we acquired certain uranium properties and claims.

Between June 2012 and July 2012, we loaned $147,708 to an affiliated company in exchange for a secured promissory note. The note bore 6% interest per annum and shall become due and payable on or before June 29, 2013. This note was secured by a real estate property owned by the affiliated company. In November 2012, we collected a total of $218,218 from the affiliated company and such payment was applied towards the principal amount of $147,708 and interest of $70,510.  We recognized interest income of $70,510 during the year ended December 31, 2012 and are included in the loss from discontinued operations as this transaction relates to our real estate business. Barry Honig, the President of the affiliated company, is one of our shareholders.

In August 2012, we issued 302,970 shares of common stock in connection with the exercise of 600,000 stock warrants on a cashless basis. The warrant holder was Melechdavid, Inc. who purchased 600,000 warrants from a third party in June 2012. Our former Chief Executive Officer is the President of Melechdavid, Inc. Additionally, in November 2012, we received a notice from the former Chief Executive Officer that the former Chief Executive Officer had violated Section 16(b) of the Exchange Act as a result of certain purchases and sales of shares of our common stock made by the former Chief Executive Officer within a period of less than six months that generated short-swing profits under Section 16(b). In December 2012, the former Chief Executive Officer made a $50,000 payment to us in disgorgement of the short-swing profits.

On November 14, 2012, we entered into a share exchange agreement with Sampo and the members of Sampo.  Upon closing of the transaction contemplated under the share exchange agreement, on November 14, 2012, the Sampo Members (six members) transferred all of the issued and outstanding membership interests of Sampo to us in exchange for an aggregate of 9,250,000 shares of our Common Stock.  Such exchange caused Sampo to become our wholly-owned subsidiary. LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson were former members of Sampo and received 4,000,000 and 500,000 shares of our common stock, respectively, in connection with the share exchange

On May 31, 2013, Barry Honig, a beneficial owner of more than 5% of our common stock, purchased an aggregate of $100,000 of shares of common stock and warrants in our private placement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of July 16 , 2013, there were 65,858,810 shares of our common stock outstanding.

		Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Common Stock	Options	Warrants	Total	Percentage of Common Stock (%)

Officers and Directors

Doug Croxall (Chairman and CEO)	4,000,000 (2)	1,083,329 (3)	0	5,083,329	7. 59%

John Stetson (CFO and Director)	2,350,718 (4)	0 (5)	41,609(6)	2,392,327	3.63%

James Crawford (COO)	0	41,666(7)	0	41,666	*

Stuart Smith (Director)	1,375,000	0	312,500(8)	1,687,500	2.55%

Craig Nard (Director)	0	18,750 (9)	0	18,750	*

William Rosellini (Director)	0	18,750 (10)	0	18,750	*
All Directors and Executive Officers (six persons)	7,725,718	1,162,495	354,109	9, 242,322	13. 72%

Persons owning more than 5% of voting securities
Barry Honig	5, 359 ,569 (11)	0	125,000 (12)	5, 484 ,569	8. 31%

TechDev Holdings LLC (14)	6,000,000	0	0	6,000,000	9.11%

The Feinberg Family Trust (15)	7,325,000	0	2,812,500(13)	10,137,500	14.76%

* Less than 1%
(1) In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on July 16 , 2013, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on July 16 , 2013 (65,858,810), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the warrants and options, subject to limitations on conversion and exercise as more fully described in note 10 below. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.
(2) Held by LVL Patent Group LLC, over which Mr. Croxall holds voting and dispositive power.

(3) Represents options to purchase 833,330 shares of common stock at an exercise price of $0.50 per share and options to purchase 249,999 shares of common stock at an exercise price of $0.4050 per share and excludes options to purchase 1, 166,670 shares of common stock at an exercise price of $0.50 per share and options to purchase 1, 750,001 shares of common stock at an exercise price of $0.4050 per share that are not exercisable within 60 days.
(4) Represents 1,583,218 shares held by Mr. Stetson, individually, 75,000 shares held by HS Contrarian Investments LLC and 692,500 shares held by Stetson Capital Investments, Inc. Mr. Stetson is the President of Stetson Capital Investments, Inc. and the manager of HS Contrarian Investments LLC and in such capacities is deemed to have voting and dispositive power over shares held by such entities.
(5) Excludes options to purchase an aggregate of 500,000 shares of common stock at an exercise price of $0.50 per share that do not vest and are not exercisable within 60 days.
(6) Represents a warrant to purchase 41,609 shares of common stock at an exercise price of $0.60 per share .
(7) Represents options to purchase 41,666 shares of common stock at an exercise price of $0.38 per share and excludes options to purchase 458,334 shares of common stock that do not vest and are not exercisable within 60 days of the date of this Prospectus.
  (8) Represents a warrant to purchase 187,500 shares of common stock at an exercise price of $0.50 per share and a warrant to purchase 125,000 shares of common stock at an exercise price of $0.60 per share.
(9) Represents options to purchase 18,750 shares of common stock at an exercise price of $0.4050 per share and excludes options to purchase 100,000 shares of common stock at an exercise price of $0.85 per share and options to purchase 131,250 shares of common stock at an exercise price of $0.4050 per share that do not vest and are not exercisable within 60 days of the date of this Prospectus.
(10) Represents options to purchase 18,750 shares of common stock at an exercise price of $0.4050 per share and excludes options to purchase 100,000 shares of common stock at an exercise price of $0.85 and options to purchase 131,250 shares of common stock at an exercise price of $0.4050 per share that do not vest and are not exercisable within 60 days of the date of this Prospectus.
(11) Includes (i) 2, 465,958shares of common stock held by Barry Honig, (ii) 764,111 shares of common stock held by GRQ Consultants, Inc. (“GRQ”), (iii) 1, 129 ,500 shares of common stock held by GRQ Consultants, Inc. 401K Plan (“401K Plan”) and 1,000,000 shares of common stock held by GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined Plan”).   Mr. Honig is the President of GRQ and the trustee of GRQ 401K Plan and GRQ Defined Plan, and is deemed to hold voting and dispositive power over shares held by such entities.
(12) Represents a warrant to purchase 125,000 shares of common stock at an exercise price of $0.50 per share .
(13) Represent a warrant to purchase 2,812,500 shares of common stock at an exercise price of $0.50 per share.
(14) Acclaim Financial Group, LLC ("AFG") is the sole member of TechDev Holdings LLC. Accordingly, AFG may be deemed to beneficially own all of the shares that are owned by TechDev Holdings LLC. Audrey Spangenberg is the sole managing member of AFG, and accordingly may be deemed to beneficially own all of the shares that are owned by TechDev. Ms. Spangenberg disclaims beneficial ownership of these securities.
(15) Jeffrey Feinberg is the trustee of The Feinberg Family Trust and holds voting and dispositive power over shares held by the The Feinberg Family Trust.

* Under 1 percent of the issued and outstanding shares as of July 16 , 2013.

SELLING STOCKHOLDERS

Up to 9,361 ,077 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include the following:

•	2,240,718 shares of common stock issued to certain investors in the private placement conducted from December 2012 through March 2013,
•	1,120,359 shares of common stock issuable upon the exercise of outstanding warrants issued to the investors in the private placement in December 2012 through March 2013, and
•	6,000,000 shares of common stock issued to certain investor in connection with a merger on April 22, 2013.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 9,361 ,077 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities. To the best of our knowledge, none of the selling stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 65,858,810 shares of common stock outstanding as of July 16 , 2013.

Name and Address of Stockholder	Total Number of Shares of Common Stock Held Prior to Offering (1)	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Shares Beneficially Owned After the Offering (Number) (1) (3)	Shares Beneficially Owned After the Offering (Percentage) (1)(2)
John Stetson (4)	2,392,327 (5)	124,827(6)	2,267,500	3.44%
Daniel J. Allen	180,000(7)	180,000(7)	0	0
TATs of WA, Inc. DBP, Don Stangle, TTE (8)	187,500(9)	187,500(9)	0	0
Stuart Smith	1,687,500 (10)	375,000 (11)	1,312,500	1.95%
Michael G. Stag LLC (12)	375,000(13)	375,000(13)	0	0
Sichenzia Ross Friedman Ference LLP (14)	387,500(15)	337,500(16)	50,000	0. 07%
Abraham Belsky	187,500(17)	187,500(17)	0	0
Morris Fuchs	375,000(18)	375,000(18)	0	0
2004 Leon Scharf Irrevocable Trust FBO Rachel Beer and Descendants (19)	562,500(20)	562,500(20)	0	0
Joseph Hoch	562,500(21)	562,500(21)	0	0
Sandor Capital Master Fund (22)	1, 468 ,750 (23)	93,750(24)	1, 375 ,000	2 .05%
TechDev Holdings LLC (25)	6,000,000	6,000,000	0	0
TOTAL		9,361,077

* represents less than 1%.

(1) Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2) As of July 16 , 2013, there were 65,858,810 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on July 16 , 2013, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of July 16 , 2013), and (b) the denominator is the sum of (i) the 66,979,169 shares outstanding after offering based upon 65,858,810 shares of common stock outstanding on July 16 , 2013 and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of July 16 , 2013 after offering .

(3) Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(4) John Stetson is the Company’s Chief Financial Officer, Secretary and Director.

(5) Includes (i) 1,583,218 shares and warrants to purchase 41,609 shares, held by Mr. Stetson, individually, 75,000 shares held by HS Contrarian Investments LLC and 692,500 shares held by Stetson Capital Investments, Inc. Mr. Stetson is the President of Stetson Capital Investments, Inc. and the manager of HS Contrarian Investments LLC and in such capacities is deemed to have voting and dispositive power over shares held by such entities. Of the foregoing, (i) 83,218 shares of common stock being offered by this prospectus, and (ii) 41,609 shares of common stock underlying the warrants being offered by this prospectus.

(6) Includes (i) 83,218 shares of common stock being offered by this prospectus and (ii) 41,609 shares of common stock underlying the warrants being offered by this prospectus.

(7) Includes (i) 120,000 shares of common stock being offered by this prospectus and (ii) 60,000 shares of common stock underlying the warrants being offered by this prospectus.

(8) Don Stangle is the trustee of TATs of WA, Inc. DBP, Don Stangle, TTE and holds voting and dispositive power over shares held by TATs of WA, Inc. DBP, Don Stangle, TTE.

(9) Includes (i) 125,000 shares of common stock being offered by this prospectus and (ii) 62,500 shares of common stock underlying the warrants being offered by this prospectus.

(10) Includes (i) 750,000 shares of common stock, (ii) 250 ,000 shares of common stock being offered by this prospectus, (iii) 125,000 shares of common stock underlying the warrants with an exercise price of $0.60 per share being offered by this prospectus and (iv) 187,500 shares of common stock underlying warrants with an exercise price of $0.50 per share.

(11) Includes (i) 250,000 shares of common stock being offered by this prospectus and (ii) 125,000 shares of common stock underlying the warrants being offered by this prospectus.

(12) Michael G. Stag is the manager of Michael G. Stag LLC and holds voting and dispositive power over shares held by Michael G. Stag LLC.

(13) Includes (i) 250,000 shares of common stock being offered by this prospectus and (ii) 125,000 shares of common stock underlying the warrants being offered by this prospectus.

(14) Gregory Sichenzia, Marc J. Ross, Richard A. Friedman, Michael Ference, Thomas A. Rose, Jeffrey Fessler, Harvey Kesner, Benjamin Tan, Andrea Cataneo and Darrin M. Ocasio have shared voting and dispositive power over the shares of common stock held by Sichenzia Ross Friedman Ference LLP.

(15) Includes (i) 50,000 shares of common stock, (ii) 225,000 shares of common stock being offered by this prospectus, and (iii) 112,500 shares of common stock underlying the warrants being offered by this prospectus.

(16) Includes (i) 225,000 shares of common stock being offered by this prospectus and (ii) 112,500 shares of common stock underlying the warrants being offered by this prospectus.

(17) Includes (i) 125,000 shares of common stock being offered by this prospectus and (ii) 62,500 shares of common stock underlying the warrants being offered by this prospectus.

(18) Includes (i) 250,000 shares of common stock being offered by this prospectus and (ii) 125,000 shares of common stock underlying the warrants being offered by this prospectus.

(19) Willy Beer is the investment trustee of 2004 Leon Scharf Irrevocable Trust FBO Rachel Beer and Descendants and holds voting and dispositive over shares held by 2004 Leon Scharf Irrevocable Trust FBO Rachel Beer and Descendants.

(20) Includes (i) 375,000 shares of common stock being offered by this prospectus and (ii) 187,500 shares of common stock underlying the warrants being offered by this prospectus.

(21) Includes (i) 375,000 shares of common stock being offered by this prospectus and (ii) 187,500 shares of common stock underlying the warrants being offered by this prospectus.

(22) John S. Lemak is the manager of Sandor Capital Master Fund and holds voting and dispositive power over shares held by Sandor Capital Master Fund.

(23) Includes (i) 1,575,000 shares of common stock, (ii) 62,500 shares of common stock being offered by this prospectus, and (iii) 31,250 shares of common stock underlying the warrants being offered by this prospectus.

(24) Includes (i) 62,500 shares of common stock being offered by this prospectus and (ii) 31,250 shares of common stock underlying the warrants being offered by this prospectus.

(25) Acclaim Financial Group, LLC ("AFG") is the sole member of TechDev. Accordingly, AFG may be deemed to beneficially own all of the shares that are owned by TechDev. Audrey Spangenberg is the sole managing member of AFG, and accordingly may be deemed to beneficially own all of the shares that are owned by TechDev. Ms. Spangenberg disclaims beneficial ownership of these securities.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have 250,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 50,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

We have issued and outstanding securities on a fully diluted basis as of July 16 , 2013:

•	65,858,810 shares of common stock;
•	Warrants to purchase 8,170,359 shares of common stock
•	Options to purchase 6,800,000 shares of common stock

Common Stock

As of July 16 , 2013, 65,858,810 shares of common stock were issued and outstanding. The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of our directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Warrants

In connection with the private placement conducted from December 2012 through March 2013, we issued five-year warrants to purchase up to an aggregate of 1,120,359 share of common stock at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“ NRS ”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP will pass upon the validity of the shares of common stock sold in this offering. Sichenzia Ross Friedman Ference LLP is the beneficial holder of 225,000 shares of common stock and 112,500 shares of common stock issuable upon exercise of outstanding warrants which are being registered pursuant to this prospectus.

EXPERTS

The financial statements of Marathon Patent Group Inc. for the fiscal years ended December 31, 2012 and 2011 have been audited by KBL, LLP, an independent registered public accounting firm as set forth in its report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.  Access to these electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.  You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 2331 Mill Road, Suite 100, Alexandria, VA 22314, Attention: John Stetson.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

F-1

Index to Financial Statements

Consolidated Balance Sheets	F-3
Consolidated Statements of Operations (unaudited)	F-4
Consolidated Statements of Cash Flows (unaudited)	F-5
Notes to Unaudited Consolidated Financial Statements.	F-6

F-2

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS

Current assets:
Cash	$2,916,476	$2,354,169
Marketable securities - available for sale securities	6,250	12,500
Prepaid expenses	30,666	40,333
Assets of discontinued operations - current portion	53,395	82,145
Total current assets	3,006,787	2,489,147

Other assets:
Property and equipment, net	9,722	-
Intangible assets, net	474,605	492,152
Assets of discontinued operations - long term portion	230,088	1,035,570
Total other assets	714,415	1,527,722

Total Assets	$3,721,202	$4,016,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$153,169	$57,158
Liabilities of discontinued operations	30,664	30,664
Total liabilities	183,833	87,822

Stockholders' Equity:
Preferred stock, $.0001 par value, 50,000,000 shares
authorized: none issued and outstanding	-	-
Common stock, ($.0001 par value; 200,000,000 shares authorized;
45,546,345 and 45,546,345 issued and outstanding at March 31, 2013 and December 31, 2012	4,555	4,555
Additional paid-in capital	11,192,230	10,972,122
Accumulated other comprehensive income - marketable securities available for sale	(6,250)	-
Deficits accumulated during the development stage	(7,642,670)	(7,037,134)

Total Marathon Patent Group, Inc. equity	3,547,865	3,939,543

Non-controlling interest in subsidiary	(10,496)	(10,496)

Total stockholders' equity	3,537,369	3,929,047

Total liabilities and stockholders' equity	$3,721,202	$4,016,869

See accompanying notes to unaudited consolidated financial statements.

F-3

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS	PERIOD FROM INCEPTION
	ENDED	ENDED	(APRIL 30, 2011) TO
	MARCH 31, 2013	MARCH 31, 2012	MARCH 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-

Expenses
Compensation and related taxes	426,675	840,943	3,103,137
Consulting fees	45,224	1,829,423	2,087,368
Professional fees	158,472	262,739	673,189
General and administrative	84,006	124,469	401,493
Total operating expenses	714,377	3,057,574	6,265,187

Operating loss from continuing operations	(714,377)	(3,057,574)	(6,265,187)

Other income (expenses)
Other income	-	125,000	125,000
Realized loss other than temporary decline - available for sale	-	-	(112,500)
Interest expense	(230)	-	(383)
Interest income	291	-	1,269
Total other income	61	125,000	13,386

Loss from continuing operations before provision for income taxes	(714,316)	(2,932,574)	(6,251,801)

Provision for income taxes	-	-	-

Loss from continuing operations	(714,316)	(2,932,574)	(6,251,801)

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	108,780	(27,305)	(1,401,365)

Net loss	(605,536)	(2,959,879)	(7,653,166)

Less: Net loss attributable to non-controlling interest	-	-	10,496

Net loss attributable to Marathon Patent Group, Inc.	$(605,536)	$(2,959,879)	$(7,642,670)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.02)	$(0.09)	$(0.22)
Loss from discontinued operations	0.00	(0.00)	(0.05)
	$(0.01)	(0.09)	$(0.27)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	45,546,345	32,894,061	28,225,822

See accompanying notes to unaudited consolidated financial statements.

F-4

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS	PERIOD FROM INCEPTION
	ENDED	ENDED	(APRIL 30, 2011) TO
	MARCH 31, 2013	MARCH 31, 2012	MARCH 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss attributable to Marathon Patent Group, Inc.	$(605,536)	$(2,959,879)	$(7,642,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	17,547	-	26,320
Depreciation expense	278	-	278
Stock based compensation on warrants granted	49,197	2,536,075	2,772,359
Stock based compensation on options granted	170,911	-	1,685,849
Common stock issued for services	-	75,000	198,287
Non-controlling interest	-	-	(10,496)
Non-cash other income	-	(125,000)	(125,000)
Realized loss other than temporary decline - available for sale	-	-	112,500
Impairment of mineral rights	-	-	1,355,474
Impairment of assets of discontinued operations	-	-	30,248

Changes in operating assets and liabilities
Assets of discontinued operations - current portion	28,750	-	(33,395)
Prepaid expenses	9,667	(88,855)	(47,266)
Deposits	-	3,500	(3,500)
Assets of discontinued operations - long term portion	-	-	3,915
Accounts payable and accrued expenses	96,011	75,260	153,170

Net cash used in operating activities	(233,175)	(483,899)	(1,523,927)

Cash flows from investing activities:
Acquisition of mineral rights	-	(325,000)	(325,000)
Acquisition of patents	-	-	(500,000)
Note receivable - related party	-	-	(147,708)
Collection on note receivable - related party	-	-	147,708
Purchase of property and equipment	(10,000)	-	(10,000)
Sale of real estate property (discontinued operations)	817,482	-	1,393,959
Acquisition of real estate property	-	-	(1,366,627)
Capitalized cost related to improvements of real estate property (discontinued operations)	(12,000)	-	(257,420)
Net cash provided by (used in) investing activities	795,482	(325,000)	(1,065,088)

Cash flows from financing activities:
Payment on note payable	-	(930,000)	(930,000)
Payment on note payable - related party	-	(152,974)	(152,974)
Payment in connection with the cancellation of stock and rescission agreement	-	-	(132,000)
Proceeds from disgorgement of former officer short swing profits	-	-	50,000
Proceeds from advances payables	-	-	100,000
Proceeds from promissory note - related party	-	-	53,500
Proceeds from sale of common stock, net of issuance costs	-	5,768,965	6,516,965
Net cash provided by financing activities	-	4,685,991	5,505,491

Net increase in cash	562,307	3,877,092	2,916,476

Cash at beginning of period	2,354,169	129,152	-

Cash at end of period	$2,916,476	$4,006,244	$2,916,476

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$230	$-	$383
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of a note payable to a related party in connection with the purchase of mining rights	$-	$-	$99,474
Issuance of common stock for advances payable	$-	$100,000	$100,000
Assumption of prepaid assets upon exercise of option agreement	$-	$-	$43,157
Assumption of accounts payable upon exercise of option agreement	$-	$-	$30,664
Issuance of a note payable in connection with an option agreement	$-	$1,000,000	$930,000
Issuance of common stock in connection with an option agreement	$-	$5,000,000	$1,000
Common stock issued for acquisition of patents	$-	$-	$925

See accompanying notes to unaudited consolidated financial statements.

F-5

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Marathon Patent Group, Inc. (“the Company”), formerly American Strategic Minerals Corporation, was incorporated under the laws of the State of Nevada on February 23, 2010.

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.”, and increase the Company’s authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business. Additionally, in November 2012, the Company decided to discontinue its real estate business.

On August 1, 2012, the shareholders holding a majority of the Company’s voting capital voted in favor of (i) changing the name of the Company to “Fidelity Property Group, Inc.” and (ii) the adoption the 2012 Equity Incentive Plan and reserving 10,000,000 shares of common stock for issuance thereunder (the “2012 Plan”).  The board of directors of the Company (the “Board of Directors”) approved the name change and the adoption of the 2012 Plan on August 1, 2012. The Company did not file an amendment to its Articles of Incorporation with the Secretary of State of Nevada and subsequently abandoned the decision to adopt the “Fidelity Property Group, Inc.” name.

On October 1, 2012, the shareholders holding a majority of the Company’s voting capital voted and authorized the Company to (i) change the name of the Company to Marathon Patent Group, Inc. (the “Name Change”) and (ii) effectuate a reverse stock split of the Company’s common stock by a ratio of 3-for-2 (the “Reverse Split”) within one year from the date of approval of the stockholders of the Company.  The Board of Directors of the Company approved the Name Change and the Reverse Split on October 1, 2012. The Company’s Board of Directors determined the name “Marathon Patent Group, Inc.” better reflects the long-term strategy in exploring other opportunities and the identity of the Company going forward.  On February 15, 2013, the Company filed the Certificate of Amendment with the Secretary of State of the State of Nevada in order to effectuate the Name Change. Currently, the Reverse Split has been authorized by the Company’s shareholders but has not been effectuated.

On January 26, 2012, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Strategic Minerals Corporation, a Colorado corporation (“Amicor”) and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the common stock of the Company.  The Share Exchange caused Amicor to become a wholly-owned subsidiary of the Company.  Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share.  Prior to acquisition by the Company, Amicor owned certain mining and mineral rights.

Amicor, formerly Nuclear Energy Corporation, was incorporated under the laws of the State of Colorado on April 30, 2011.  Amicor owns mining leases of federal unpatented mining claims and leases private lands in the states of Utah and Colorado for the purpose of exploration and potential development of uranium and vanadium minerals.

Prior to the Share Exchange, the Company was a shell company with no business operations.

The Share Exchange was accounted for as a reverse-merger and recapitalization. Amicor was the acquirer for financial reporting purposes and the Company was the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of Amicor and was recorded at the historical cost basis of Amicor, and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of the Company and Amicor, historical operations of Amicor and operations of the Company from the closing date of the Share Exchange.

F-6

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

On June 11, 2012, the Company terminated various leases related to its uranium mining claims (the “Claims”), consisting of: the Cutler King Property (3 unpatented mining claims); “Centennial-Sun Cup” (42 unpatented mining claims); “Bull Canyon” (2 unpatented mining claims); “Martin Mesa” (51 unpatented mining claims); “Avalanche/Ajax” (8 unpatented mining claims) and “Home Mesa” (9 unpatented mining claims).  The Company had acquired the Claims through the acquisition of Amicor on January 26, 2012. The decision by the Company to terminate these leases followed changes in management and direction of the Company, a review of the uranium market, and the timing and costs expected to pursue the business.

On June 11, 2012, the Company entered into a rescission agreement (the “Rescission Agreement”) with Amicor, and the Amicor Shareholders.  Each of the Amicor Shareholders had previously received shares of the Company’s common stock (and certain of the Amicor Shareholders also received warrants to purchase shares of the Company’s common stock) (collectively, the “Shareholder Securities”) pursuant to the Rescission Agreement.   Each of the Amicor Shareholders, with the exception of one, agreed to return the Shareholder Securities to the Company for cancellation and to enter into joint mutual releases with the Company.  Furthermore, pursuant to the terms of the Rescission Agreement, George Glasier resigned from his position as President, Chief Executive Officer and Chairman of the Company; Kathleen Glasier resigned from her position as Secretary of the Company, Michael Moore resigned from his position as Chief Operating Officer and Vice President of the Company and each of David Andrews and Kyle Kimmerle resigned from their position as a director of the Company.  As a result of the foregoing, the Company cancelled 9,806,667 shares of the Company’s common stock and 4,800,000 warrants and terminated the mining leases entered into with the Amicor Shareholders. Additionally, the Company paid an aggregate of $132,000 to Amicor Shareholders upon the execution of the Rescission Agreement.

Under the terms of the Rescission Agreement, the Company’s employment agreement with Mr. Glasier resigned and all options, warrants and rights to acquire any shares of the Company’s common stock, whether vested or unvested, were terminated as of the date of the Rescission Agreement.  Additionally, under the terms of the Rescission Agreement, the Company’s lease for certain office space, dated as of January 26, 2012 with Silver Hawk Ltd., an entity owned and controlled by George Glasier and Kathleen Glasier, was terminated.

On June 11, 2012, the Company and Pershing Gold Corporation (“Pershing”) exercised its right under the Option Agreement executed in January 2012, through the assignment of Pershing’s wholly owned subsidiary, Continental Resources Acquisition Sub, Inc. (“Acquisition Sub”), (see Note 5). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets.

On November 14, 2012, the Company entered into a Share Exchange Agreement (the "Sampo Exchange Agreement") with Sampo IP LLC, a Virginia limited liability company ("Sampo"), a company that holds certain intellectual property rights, and the members of Sampo (the "Sampo Members"). Upon closing of the transaction contemplated under the Sampo Exchange Agreement (the "Sampo Share Exchange"), on November 14, 2012, the Sampo Members (6 members) transferred all of the issued and outstanding membership interests of Sampo to the Company in exchange for an aggregate of 9,250,000 shares of the common stock of the Company. Additionally, the Company made a cash payment to Sampo of $500,000 pursuant to the terms of the Sampo Exchange Agreement.

Upon the closing of the Sampo Share Exchange, Mark Groussman resigned as the Company’s Chief Executive Officer and John Stetson resigned as the Company’s President and Chief Operating Officer and simultaneously with the effectiveness of the Sampo Share Exchange, Doug Croxall was appointed as the Company’s Chief Executive Officer and Chairman and John Stetson was appointed as the Company’s Chief Financial Officer and Secretary.  LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson, were former members of Sampo and received 4,000,000 and 500,000 shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

The Company is an Intellectual Property (“IP”) company that serves patent owners ranging from individual inventors to Fortune 500 corporations. The Company’s objective is to provide a focused and comprehensive set of IP services that range from analysis of existing IP assets, idea creation, development, prosecution, commercialization, licensing and enforcement. The Company provides its clients proprietary analytics, IP valuation methods, partnering opportunities, infringement tracking, patent analysis, strategies, tactics, enforcement and reporting among others.  Consequently, the Company decided to discontinue its real estate business and intends to sell and dispose its remaining real estate holdings during fiscal 2013.

F-7

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

On March 6, 2013, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Augme Technologies (“Seller”) whereby Seller agreed to sell to the Company certain office equipment, data, documentation, and business information related to the Seller’s business and assign agreements and prospective clients and business opportunities to the Company. In consideration for the assets and assigned agreements, the Company paid $10,000 at closing and provides litigation assistance as defined in the Agreement. As additional consideration, the Company also entered into a 2 year Service Agreement (the “Service Agreement”) with the Seller whereby the Seller shall engage the Company to provide consulting services including patent litigation matters, sale, license involving the Seller’s intellectual property and general consulting services to continue the Seller’s business operations. The Company recorded the $10,000 payment which was primarily attributable to property and equipment.

Going Concern

The consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in a deficit accumulated during the development stage of approximately $7.7 million as of March 31, 2013, negative cash flows from operating activities and net loss of $233,175 and $605,536, respectively, for the three months ended March 31, 2013.  The Company anticipates further losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Based on current operating plans, the current resources of the Company, after taking into account the net funds received during the three months ended March 31, 2013 from the sales and disposal of the remaining real estate properties, are expected to be sufficient for at least the next twelve months. The Company may choose to raise additional funds in connection with any future acquisition of additional intellectual property assets, operating businesses or other assets that it may choose to pursue. There can be no assurance, however, that any such opportunities will materialize. Moreover, any potential financing would likely be dilutive to the Company’s stockholders.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principle of Consolidation

The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the financial statements of the Company and its wholly-owned subsidiaries. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances were eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of March 31, 2013, and the results of operations and cash flows for the three months ended March 31, 2013 have been included. The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the results to be expected for the full year. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of the Company for the year ended December 31, 2012, which are contained in Form 10-K as filed with the Securities and Exchange Commission on March 28, 2013. The consolidated balance sheet as of December 31, 2012 was derived from those financial statements.

F-8

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage Company

The Company is presented as a development stage company. Activities during the development stage include organizing the business, raising capital and acquiring additional intellectual property.  The Company is a development stage company with no revenues and no profits. The Company has not commenced significant operations and, in accordance with Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities”, is considered a development stage company.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. For the three months ended March 31, 2013, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate fair value of warrants and options granted, common stock issued for services, and common stock issued in connection with an option agreement and the valuation of mineral rights.

Intangible assets

Intangible assets include patents purchased and recorded based on the cost to acquire them. These assets are amortized over their remaining estimated useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Marketable Securities

Marketable securities that the Company invests in publicly traded equity securities and are generally restricted for sale under Federal securities laws. The Company’s policy is to liquidate securities received when market conditions are favorable for sale. Since these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Pursuant to ASC Topic 320, “Investments –Debt and Equity Securities” the Company’s marketable securities have a readily determinable and active quoted price, such as from NASDAQ, NYSE Euronext, the Over the Counter Bulletin Board, and the OTC Markets Group.

Available for sale securities are carried at fair value, with changes in unrealized gains or losses are recognized as an element of comprehensive income based on changes in the fair value of the security.  Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in the net income (loss) for the period in which the security was liquidated.

F-9

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

Accounting Standards Update (“ASU”) No. 2011-05 amends Financial Accounting Standards Board (“FASB”) Codification Topic 220 on comprehensive income (1) to eliminate the current option to present the components of other comprehensive income in the statement of changes in equity, and (2) to require presentation of net income and other comprehensive income (and their respective components) either in a single continuous statement or in two separate but consecutive statements. These amendments do not alter any current recognition or measurement requirements in respect of items of other comprehensive income. The amendments in this Update are to be applied prospectively.

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.
Investment measured at fair value on a recurring basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities – available for sale, net of discount for effect of restriction	$-	$-	$6,250

The Company classifies the investments in marketable securities available for sale as Level 3, adjusted for the effect of restriction. The securities are restricted and cannot be readily resold by the Company absent a registration of those securities under the Securities Act of 1933, as amended (the “Securities Act”) or the availabilities of an exemption from the registration requirements under the Securities Act. As these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

The carrying amounts reported in the balance sheet for cash, prepaid expenses, note receivable, accounts payable, and accrued expenses, approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

F-10

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid Expenses

Prepaid expenses of $30,666 and $40,333 at March 31, 2013 and December 31, 2012, respectively, consist primarily of costs paid for future services which will occur within a year. Prepaid expenses include prepayments in cash of public relation services and consulting and prepaid insurance which are being amortized over the terms of their respective agreements.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of the ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, it is highly certain that some positions taken would be situated upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is most likely that not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax position considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely that not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company has 4,200,000 options and 2,589,109 warrants outstanding at March 31, 2013 and was excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss.

F-11

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table sets forth the computation of basic and diluted loss per share:

	For the Three Months ended March 31, 2013	For the Three Months ended March 31, 2012

Loss from continuing operations	$(714,316)		$(2,932,574)
Gain (loss) from discontinued operations	$108,780		$(27,305)

Denominator:
Denominator for basic and diluted loss per share
(weighted-average shares)	45,546,345		32,894,061

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.02)	$	(0.09)
Loss from discontinued operations	$(0.00)		$(0.00)

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the ASC 360 “Property, Plant and Equipment”.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets, including mineral rights, may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

F-12

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Acquisition and Exploration Costs

Costs of lease, exploration, carrying and retaining unproven mineral lease properties were expensed as incurred. The Company expensed all mineral exploration costs as incurred. Such expenses are included in the loss from discontinued operations and prior periods have been restated in the Company’s financial statements and related footnotes to conform to this presentation.

The Company’s remaining claims which include (1) mining lease encompassing 1,520 acres of land owned by J. H. Ranch, Inc. located in San Juan County, Utah (2) certain unpatented lode mining claims acquired on March 9, 2012, located in San Juan County, Utah (3) the Pitchfork Claims, acquired in January 2012 and located in San Miguel County Colorado and (4) the claims acquired on June 11, 2012 from Pershing which include the Coso, Artillery Peak, Blythe and Carnotite properties.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 - DISCONTINUED OPERATIONS

During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation. Additionally, in November 2012, the Company decided to discontinue its real estate business and intends to sell and dispose its remaining real estate holdings during fiscal 2013. The Company is now engaged in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of its own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights.

The remaining assets and liabilities of discontinued operations are presented in the balance sheet under the caption “Assets and Liabilities of discontinued operation" and relates to the discontinued operations of the uranium and vanadium minerals business and real estate business. The carrying amounts of the major classes of these assets and liabilities are summarized as follows:

	March 31, 2013	December 31, 2012
Assets:
Prepaid expenses – current portion	$-	$-
Deposits in real estate under contract	53,395	82,145
Deposit	-	-
Real estate held for sale	230,088	1,035,570
Assets of discontinued operations	$283,483	$1,117,715

Liabilities:
Accounts payables and accrued expenses	$30,664	$30,664
Liabilities of discontinued operations	$30,664	$30,664

F-13

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 3 - DISCONTINUED OPERATIONS (continued)

The following table indicates selected financial data of the Company’s discontinued operations of its uranium and vanadium minerals business and real estate business.

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012
Revenues – real estate	$986,951	$-
Cost of sales- real estate	(817,483)	-
Gross profit	169,468	-
Operating and other non-operating expenses	(60,688)	(27,305)

Gain (loss) from discontinued operations	$108,780	$(27,305)

Deposits

Deposits at March 31, 2013 and December 31, 2012 were $53,395 and $82,145, respectively, which consist of earnest money deposits in connection with real estate properties under contract and are included in assets of discontinued operations. The Company expects to collect these deposits during fiscal 2013.

Real estate held for sale

Real estate held for sale consists of a residential property located in Southern California. Real estate held for sale is initially recorded at the lower of cost or estimated fair market value less the estimated cost to sell. After acquisition, costs incurred relating to the development and improvements of property are capitalized to the extent they do not cause the recorded value to exceed the net realizable value, whereas costs relating to holding and disposition of the property are expensed as incurred. After acquisition, real estate held for sale is analyzed periodically for changes in fair values and any subsequent write down is charged to impairment losses on real estate properties. Whenever events or changes in circumstances suggest that the carrying amount may not be recoverable, management assesses the recoverability of its real estate by comparing the carrying amount with its fair value.  The process involved in the determination of fair value requires estimates as to future events and market conditions. This estimation process may assume that the Company has the ability to dispose of its real estate properties in the ordinary course of business based on management’s present plans and intentions. If management determines that the carrying value of a specific real estate investment is impaired, a write-down is recorded as a charge to current period operations.  The evaluation process is based on estimates and assumptions and the ultimate outcome may be different.

The Company determined that the carrying value of the remaining real estate properties do not exceed the net realizable value and thus did not consider it necessary to record any impairment charges of real estate held for sale at March 31, 2013.  The Company sold 4 real estate properties generating gross profit of $169,468 during the three months ended March 31, 2013 and is included in gain (loss) from discontinued operations. As of March 31, 2013 and December 31, 2012, real estate held for sale which includes capitalized improvements amounted to $230,088 and $1,035,570 respectively and are included in assets of discontinued operations. The Company intends to sell and dispose its remaining real estate holdings during fiscal 2013.

F-14

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 4 – INTANGIBLE ASSETS

Intangible assets were acquired from the acquisition by the Company’s wholly owned subsidiary, Sampo and consisted of the following:

	March 31, 2013	December 31, 2012

Patent rights	$500,925	$500,925
Accumulated amortization	(26,320)	(8,773)
Intangible assets, net	$474,605	$492,152

The life of the patent rights shall be based on the expiration dates of the patent rights as follows:

US Patent 6,161,149 expires March 13, 2018 or estimated useful life of 5.33 years;
US Patent 6,772,229 expires December 1, 2019 or estimated useful life of 7.05 years; and
US Patent 8,015,495 expires November 16, 2023 or estimated useful life of 11.01 years.

The patent rights are being amortized on a straight-line basis over its respective estimated useful lives. The Company assesses fair market value for any impairment to the carrying values.  As of March 31, 2013 and December 31, 2012 management concluded that there was no impairment to the acquired assets.

The weighted average amortization period on total is approximately 7.80 years. Amortization expense for the three months ended March 31, 2013 and 2012 was $17,547 and $0, respectively. Future amortization of intangible assets, net is as follows:

2013	52,639
2014	70,186
2015	70,186
2016	70,186
2017 and thereafter	211,408
Total	$474,605

NOTE 5 - STOCKHOLDERS' EQUITY

On November 25, 2011, the Board of Directors of the Company authorized a 1.362612612 for one forward split in the form of a dividend, whereby an additional 0.362612612 shares of common stock, par value $0.0001 per share, were issued for each one share of common stock held by each shareholder of record on December 9, 2011.  All share amounts have been adjusted to reflect the number of shares of common stock on a post-dividend/post-split basis.

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to increase the Company’s authorized capital to 200,000,000 shares of common stock from 75,000,000 shares, change the par value to $0.0001 per share from $.001 per share, and authorized new 50,000,000 shares of preferred stock, par value $0.0001 per share.

F-15

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 5 - STOCKHOLDERS' EQUITY (continued)

Common Stock

On January 26, 2012, the Company entered into the Exchange Agreement with Amicor and Amicor Shareholders (see Note 1).  Upon closing of the Share Exchange, on January 26, 2012, the Amicor Shareholders transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the Company’s common stock. Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share.

Immediately following the closing of the Share Exchange and a private placement of the Company’s securities (described below), under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), the Company transferred all of the pre-Share Exchange assets and liabilities to a newly formed wholly-owned subsidiary of the Company, Verve Holdings, Inc. (“SplitCo”).  Pursuant to a stock purchase agreement, the Company transferred all of the outstanding capital stock of SplitCo to certain former shareholders of the Company in exchange for the cancellation of an aggregate of 4,769,144 (post-split) shares of the Company’s common stock that they owned (the “Split-Off”), with 7,500,000 (post split) shares of the Company’s common stock held by persons who acquired such shares prior to the Share Exchange remaining outstanding.  Accordingly, following the Split-Off, 7,500,000 shares will constitute as the Company’s “public float”.

On January 26, 2012, the Company sold 10,029,965  shares of  the Company’s common stock at a purchase price of $0.50 per share in a private placement to accredited investors, resulting in aggregate net proceeds to the Company of $4,993,965 (the “Private Placement”), which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange which was converted into an aggregate of 200,000 shares of common stock in the Private Placement and an aggregate of $75,000 in debt owed in January 2012 for legal fees incurred by Amicor which was converted into an aggregate 150,000 shares of common stock in the Private Placement.  On January 30, 2012, the Company sold an additional 600,000 shares of common stock in the Private Placement with gross proceeds to the Company of $300,000 for total net proceeds to the Company of $5,293,965. In connection with these private placements, the Company paid legal fees of $21,000.

On January 26, 2012, contemporaneously with the Share Exchange, the Company also entered into an Option Agreement with Pershing pursuant to which the Company obtained the option (the “Option”) to acquire certain uranium exploration rights and properties held by Pershing for a purchase price of $10.00.  In consideration for issuance of the Option, the Company issued to Pershing (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions, expiring six months following issuance and (ii) 10 million shares of the Company’s common stock (collectively, the “Option Consideration”).  On January 26, 2012, Pershing held 26.65% of interest in the Company. David Rector and Joshua Bleak were former members of the Company’s Board of Directors. David Rector was a former member of the board of Pershing and Joshua Bleak is the Chief Executive Officer and a director of Continental Resources Group, Inc. (a company which is one of the largest shareholders of Pershing).

Between February1, 2012 and March 31, 2012, the Company sold 1,300,000 shares of the Company’s common stock at a purchase price of $0.50 per share in a private placement to accredited investors, resulting in aggregate net proceeds to the Company of $650,000.

During fiscal 2012, $930,000 of the principal amount of note has been paid. Under the terms of the note, the Company was required to pay the balance of the note upon completion of a private placement totaling $1 million or more on or before July 26, 2012. The $1.0 million private placement was not completed by that date thus the Company was not required to pay the final $70,000 due under the note and a total of $930,000 has been paid under the note. On June 11, 2012, the Company and Pershing exercised its right under the Option, through the assignment of Pershing’s wholly owned subsidiary, Acquisition Sub, (see Note 1). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets. The Company recorded the 10 million shares at par value or $1,000. Pursuant to ASC 805-50-30-2 “Business Combinations”, the Company determined that if the consideration paid is not in the form of cash, the measurement may be based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the net assets acquired was a better indicator thus more reliably measurable than the fair value of the common stock issued.

F-16

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 5 - STOCKHOLDERS' EQUITY (continued)

Between March 2012 and August 2012, the Company issued an aggregate of 4,494,829 shares of common stock in connection with the exercise of the 6,200,000 stock warrants on a cashless basis. The Company valued these common shares at par value (see Note – Common Stock Warrants).

On June 11, 2012, the Company cancelled a total of 9,806,667 shares of common stock and 4,800,000 warrants in connection with the Rescission Agreement (see Note 1). Upon the execution of the Rescission Agreement, the Company paid to Amicor Shareholders an aggregate of $132,000 and was recorded to additional paid in capital.

In connection with the Sampo Exchange Agreement (see Note 1), on November 14, 2012, the Sampo Members  transferred all of the issued and outstanding membership interests of Sampo to the Company in exchange for an aggregate of 9,250,000 shares of the common stock of the Company. Additionally, the Company made a cash payment to Sampo of $500,000 pursuant to the terms of the Sampo Exchange Agreement. The 9,250,000 shares of common stock were valued at par value or $925. In accordance with Accounting Standards Codification ("ASC") 805-50-30 "Business Combinations," the Company determined that if the consideration paid is not in the form of cash, the measurement may be based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the net assets acquired was a better indicator thus more reliably measurable than the fair value of the common stock issued.Therefore the Company has determined, in accordance with ASC 805-50-30, that the value of the net assets acquired is equivalent to $500,925 which represents the cash consideration paid of $500,000 and the par value of 9,250,000 shares of the Company’s common stock amounting to $925. No independent valuation was done on the net assets or patents acquired before acquisition. The Company deemed that the fair value of the net asset of Sampo amounting to $500,925 is more clearly evident and more reliable measurement basis.

On December 27, 2012, the Company sold an aggregate of 1,089,109 units with gross proceeds to the Company of $866,287 to certain accredited investors pursuant to a subscription agreement. Each unit was sold for a purchase price of $0.80 per unit and consists of: (i) two shares of the Company’s common stock (2,178,218 common stock) and (ii) a five-year warrant to purchase an additional share of common stock at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The sale of units consists of 1,870,000 shares of common stock issued for cash of $743,000, 83,218  shares of common stock for the conversion of unpaid salaries of $33,287 and 225,000 shares of common stock for certain outstanding amounts for legal fees of $90,000 into units at the per unit offering price totaling $866,287. The Company paid placement agent fees of $5,000 in cash to a broker-dealer in connection with the sale of the Units.

Pursuant to a Registration Rights Agreement with the investors, the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the common stock and shares underlying the warrants within 90 days of the final closing date of the sale of units on December 27, 2012 (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days of the Filing Date (the “Effectiveness Date”).

The Company is obligated to pay to investors a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

F-17

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 5 - STOCKHOLDERS' EQUITY (continued)

Common Stock Warrants

On January 26, 2012, the Company issued to certain Amicor Shareholders ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share in connection with the Exchange Agreement (see Note 1).

The Company entered into consulting agreements with Melechdavid Inc. and GRQ Consultants, Inc., pursuant to which such consultants will provide consulting services to the Company in consideration for which the Company sold to the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share (the “Consulting Warrants”).   The services provided by the consultants include introductions to banking relationships, consulting on strategic acquisitions and advice on capital restructuring.

The Consulting Warrants have a term of ten years and were exercisable on a cashless basis after twelve months if the shares of common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission. In March 2012, the Company entered into a First Amendment to the Consulting Warrants (the "First Amendment") with such consultants to amend the cashless exercise terms of the warrants. The First Amendment provides for the exercise of the Consulting Warrants on a cashless basis immediately upon the execution of the First Amendment. In March 2012, the Company issued an aggregate of 2,722,222 shares of common stock in connection with the exercise of the 3,500,000 Consulting Warrants on a cashless basis. The Company’s former Chief Executive Officer is the President of Melechdavid Inc.

The Company issued warrants to purchase an aggregate of 2,700,000 shares of common stock at an exercise price of $0.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, in consideration for their services as directors of the Company (the “Director Warrants”). The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Mr. Smith, Mr. Rector and Mr. Bleak vest in three equal annual installments with the first installment vesting one year from the date of issuance.  The Director Warrant issued to Mr. Glasier is immediately exercisable. On March 8, 2013, Mr. Joshua Bleak and Mr. David Rector tendered their resignations as members of the Board of Directors of the Company.

In March 2012, the Company issued an aggregate of 1,166,667 shares of common stock to Mr. Glasier in connection with the exercise of the 1,500,000 stock warrants on a cashless basis. Such 1,166,667 shares were cancelled on June 11, 2012 in connection with the Rescission Agreement (see Note 1).

The Company also issued a ten-year warrant to purchase an aggregate of 300,000 shares of common stock with an exercise price of $0.50 per share to Daniel Bleak, an outside consultant to the Company, which vests in three equal annual installments with the first installment vesting one year from the date of issuance (the “Additional Consulting Warrant”).  The Additional Consulting Warrant is exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of common stock underlying the Additional Consulting Warrant.  Daniel Bleak is the father of Joshua Bleak, a former member of the Company’s Board of Directors.  The Company did not enter into a consulting agreement with Mr. Bleak.

The 6,500,000 warrants were valued on the grant date at approximately $0.50 per warrant or a total of $3,242,850 using the Black-Scholes option pricing model used for this valuation had the following assumptions: stock price of $0.50 per share (based on the per share price of the Company’s common stock in the most recent private placements), volatility of 191% (estimated using volatilities of similar companies), expected term of approximately ten years, and a risk free interest rate of 1.96%. For the three months ended March 31, 2013 and 2012, the Company recorded stock-based compensation and stock-based consulting expense of $49,197 and $2,536,075, respectively. At March 31, 2013, there was a total of $144,820 of unrecognized compensation expense related to these non-vested warrant-based compensation arrangements discussed above.

Between July 2012 and August 2012, the Company issued an aggregate of 605,940 shares of common stock to two warrant holders in connection with the exercise of 1,200,000 stock warrants on a cashless basis.

F-18

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 5 - STOCKHOLDERS' EQUITY (continued)

On December 27, 2012, the Company sold an aggregate of 1,089,109 units with gross proceeds to the Company of $866,287 to certain accredited investors pursuant to a subscription agreement. Each unit was sold for a purchase price of $0.80 per unit and consists of: (i) two shares of the Company’s common stock (2,178,218 common stock) and (ii) a five-year warrant to purchase an additional share of common stock (1,089,109 warrants) at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The warrants may be exercised on a cashless basis. The warrants contains limitations on the holder’s ability to exercise the warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding common stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

A summary of the status of the Company's outstanding stock warrants and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2012	2,589,109	$0.54	6.52
Granted	-	-	-
Cancelled	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Balance at March 31, 2013	2,589,109	$0.54	6.27

Warrants exercisable at March 31, 2013	1,589,109	$0.57
Weighted average fair value of warrants granted during the period ended		$-

Common Stock Option

In August 2012, the Company entered into executive employment agreements (the “Employment Agreement”) with Mark Groussman, the former Chief Executive Officer of the Company and John Stetson, the former President and Chief Operating Officer of the Company (the “Executives”). In connection with the Employment Agreement, the Company granted to Executives an aggregate of 3,000,000 10-year options to purchase shares of common stock at $0.50 per share which vest in full upon issuance. The Company also granted Mr. Groussman 1,000,000 restricted shares which shall vest as follows: 1/3 after the Company achieves at least $800,000 in gross profits; 1/3 after the Company achieves at least $1,200,000 in gross profits and 1/3 after the Company achieves at least $1,600,000 in gross profits. The Company granted Mr. Stetson 2,000,000 restricted shares which shall vest as follows: 1/3 after the Company achieves at least $800,000 in gross profits; 1/3 after the Company achieves at least $1,200,000 in gross profits and 1/3 after the Company achieves at least $1,600,000 in gross profits. The Company shall account for the restricted shares once vested pursuant to the terms of the Employment Agreement.

The 3,000,000 options were valued on the grant date at approximately $0.48 per option or a total of $1,454,400 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.50 per share (based on the recent selling price of the Company’s common stock at private placements), volatility of 192%, expected term of 5 years, and a risk free interest rate of 0.61%. For the year ended December 31, 2012, the Company recorded stock-based compensation of $1,454,400 in connection with the fully vested options granted above.

F-19

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 5 - STOCKHOLDERS' EQUITY (continued)

On November 14, 2012, in connection with the Sampo Share Exchange and the changes to the Company’s Board of Directors and Executive Officers (see Note 1), Mark Groussman agreed to forfeit to the Company for cancellation, an unvested restricted stock grant equal to 1,000,000 shares of common stock and a fully vested option grant to purchase an aggregate of 1,500,000 shares of common stock. Additionally, John Stetson agreed to forfeit to the Company for cancellation, an unvested restricted stock grant equal to 2,000,000 shares of common stock and a fully vested option grant to purchase an aggregate of 1.500.000 shares of common stock, which were issued in connection with their previously executed employment agreements.  In January 2013, Mr. Stetson entered into a new employment agreement with the Company in connection with his appointment as the Company’s Chief Financial Officer.

On November 14, 2012, the Company entered into an employment agreement with Doug Croxall (the “Croxall Employment Agreement”), whereby Mr. Croxall agreed to serve as our Chief Executive Officer for a period of two years, subject to renewal, in consideration for an annual salary of $350,000 and an Indemnification Agreement.  Additionally, under the terms of the Croxall Employment Agreement, Mr. Croxall shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  As further consideration for his services, Mr. Croxall received a ten year option award to purchase an aggregate of 2,000,000 shares of the Company’s common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in 24 equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement. The 2,000,000 options were valued on the grant date at approximately $0.48 per option or a total of $968,600 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.50 per share (based on the recent selling price of the Company’s common stock at private placements), volatility of 192%, expected term of 5 years, and a risk free interest rate of 0.61%. For the three months ended March 31, 2013, the Company recorded stock-based compensation of $121,075. At March 31, 2013, there was a total of $786,987 of unrecognized compensation expense related to these non-vested warrant-based compensation arrangements discussed above.

On January 28, 2013, the Company entered into an employment agreement with John Stetson, the Company’s  Chief Financial Officer and Secretary (the “Stetson Employment Agreement”) whereby Mr. Stetson agreed to serve as the Company's Chief Financial Officer for a period of one year, subject to renewal, in consideration for an annual salary of $75,000  Additionally,  Mr. Stetson shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Stetson shall receive a ten year option award to purchase an aggregate of 500,000 shares of the Company’s common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by the Company.

In the event of Mr. Stetson’s termination prior to the expiration of his employment term under his employment agreement, unless he is terminated for Cause (as defined in the Stetson Employment Agreement), or in the event Mr. Stetson resigns without Good Reason (as defined in the Stetson Employment Agreement), the Company shall pay to him a lump sum in an amount equal to the sum of his (i) base salary for the prior 12 months plus (ii) his annual bonus amount during the prior 12 months.

On March 1, 2013, Mr. Nathaniel Bradley was appointed as the Company’s Chief Technology Officer and President of IP Services. Pursuant to the Employment Agreement between the Company and Mr. Bradley dated March 1, 2013 (“Bradley Employment Agreement”), Mr. Bradley shall serve as the Company’s Chief Technology Officer and President of IP Services for two (2) years. The Bradley Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Bradley shall be entitled to a base salary at an annual rate of $195,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Bradley shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Bradley shall be awarded five (5) year stock options to purchase an aggregate of one million (1,000,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board or an exercise price of $0.85 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Bradley is still employed by the Company on each such date.

F-20

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 5 - STOCKHOLDERS' EQUITY (continued)

On March 1, 2013, Mr. James Crawford was appointed as the Company’s Chief Operating Officer. Pursuant to the Employment Agreement between the Company and Mr. Crawford dated March 1, 2013 (“Crawford Employment Agreement”), Mr. Crawford shall serve as the Company’s Chief Operating Officer for two (2) years. The Crawford Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Crawford shall be entitled to a base salary at an annual rate of $185,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Crawford shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Crawford shall be awarded five (5) year stock options to purchase an aggregate of five hundred thousand (500,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board or an exercise price of $0.85 per share, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by the Company on each such date.

On March 8, 2013, the Board appointed Mr. Craig Nard and Mr. William Rosellini to fill the vacancies created by the resignation of Mr. Bleak and Mr. Rector. Pursuant to the Independent Director Agreement between the Company and Mr. Nard and Mr. Rosellini dated March 8, 2013, each director shall be granted five (5) year stock options to purchase an aggregate of one hundred thousand (100,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 8, 2013 as reported by the OTC Bulletin Board or an exercise price of $0.50 per share. The options shall vest as follows: 33% the first anniversary hereof; 33% on the second anniversary and 34% on the third anniversary, and shall be subject to the Company’s stock plan as in effect from time to time, including any clawback and termination provisions therein. The option agreements shall provide for cashless exercise features. Such agreement shall be terminated upon resignation or removal of Mr. Nard and Mr. Rosellini as members of the Company’s Board of Directors.

The 2,200,000 options granted during the three months ended March 31, 2013 were valued on the grant date at ranging from approximately $0.30 to $0.57 per option or a total of $1,121,430 using the Black-Scholes option pricing model used for this valuation had the following assumptions: stock price ranging from $0.50 to $0.85 per share, volatility of 108% , expected term of ranging from approximately 2.5 to 5 years, and a risk free interest rate ranging from 0.35% to 0.89%. For the three months ended March 31, 2013 the Company recorded stock-based compensation expense of $49,835. At March 31, 2013, there was a total of $1,071,595 of unrecognized compensation expense related to these non-vested warrant-based compensation arrangements discussed above.

A summary of the stock options as of March 31, 2013 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2012	2,000,000	0.50	9.87
Granted	2,200,000	0.74	6.04
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at March 31, 2013	4,200,000	$0.63	7.75

Options exercisable at end of period	395,833	$0.59
Options expected to vest	3,804,167
Weighted average fair value of options granted during the period		$0.51

Stock options outstanding at March 31, 2013 as disclosed in the above table have $0 intrinsic value at the end of the period.

F-21

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 6 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

On January 26, 2012, the Company entered into a 1 year consulting agreement with GRQ Consultants, Inc., pursuant to which such consultant will provide certain services to the Company in consideration for which the Company sold to the consultant warrants to purchase an aggregate of 1,750,000 shares of the Company’s common stock with an exercise price of $0.50. Barry Honig is the owner of GRQ Consultants, Inc. GRQ Consultants, Inc. 401(k), which is also owned by Mr. Honig, purchased an aggregate of $500,000 of shares of common stock in the Company’s Private Placement.  In addition, the Company entered into an Option Agreement with Pershing and Mr. Honig is a member of Pershing’s board of directors (see Note 5). Additionally, the Company entered into consulting agreement with Melechdavid Inc. in consideration for which the Company sold to Melechdavid Inc. warrants to purchase an aggregate of 1,750,000 shares of the Company’s common stock with an exercise price of $0.50 per share. The Company’s former Chief Executive Officer is the President of Melechdavid Inc. (see Note 5).

On January 26, 2012 the Company also issued a ten-year warrant to purchase an aggregate of 300,000 shares of common stock with an exercise price of $0.50 per share to Daniel Bleak, an outside consultant to the Company, which vests in three equal annual installments with the first installment vesting one year from the date of issuance. Daniel Bleak is the father of Joshua Bleak, a former member of the Company’s Board of Directors. Additionally, in August 2012, the Company paid Daniel Bleak $50,000 for research and business advisory services rendered pursuant to a Professional Service Agreement executed on August 1, 2012.

On March 19, 2012, the Company entered into an agreement with California Gold Corp. (“California Gold”), pursuant to which the Company agreed to provide California Gold with a geological review on or prior to March 30, 2012, of the Company’s certain uranium properties in consideration for $125,000 (see Note 8). David Rector, the Company’s former director, is a member of California Gold’s board of directors.

The Company’s principal place of business was located in a building owned by Silver Hawk Ltd., a Colorado corporation.   George Glasier, the Company’s former Chief Executive Officer, is the President and Chief Executive Officer of Silver Hawk Ltd.  The Company leased its office space on a month to month basis at a monthly rate of $850 pursuant to a lease effective January 1, 2012. Under the terms of the Rescission Agreement, the Company’s lease for such office space was terminated.

Between June 2012 and July 2012, the Company loaned $147,708 to an affiliated company in exchange for a secured promissory note. The note bore 6% interest per annum and shall become due and payable on or before June 29, 2013. This note was secured by a real estate property owned by the affiliated company. In November 2012, the Company collected a total of $218,218 from the affiliated company and such payment was applied towards the principal amount of $147,708 and interest of $70,510.  The Company recognized interest income of $70,510 during the year ended December 31, 2012 and is included in the loss from discontinued operations as this transaction relates to the Company’s real estate business. Barry Honig, the President of the affiliated company, is a shareholder of the Company. Additionally, in August 2012, the Company issued 302,970 shares of common stock in connection with the exercise of 600,000 stock warrants on a cashless basis. The warrant holder was Barry Honig who purchased 600,000 warrants from a third party in June 2012.

In August 2012, the Company issued 302,970 shares of common stock in connection with the exercise of 600,000 stock warrants on a cashless basis. The warrant holder was Melechdavid Inc. who purchased 600,000 warrants from a third party in June 2012. The Company’s former Chief Executive Officer is the President of Melechdavid Inc. Additionally, in November 2012, the Company received a notice from the former Chief Executive Officer that the former Chief Executive Officer had violated Section 16(b) of the Exchange Act as a result of certain purchases and sales of shares of the Company’s common stock made by the former Chief Executive Officer within a period of less than six months that generated short-swing profits under Section 16(b). In December 2012, the former Chief Executive Officer made a $50,000 payment to the Company in disgorgement of the short-swing profits.

F-22

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 6 – RELATED PARTY TRANSACTIONS (continued)

On November 14, 2012, upon the closing of the Sampo Share Exchange (See Note 1), LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson, were former members of Sampo, received 4,000,000 and 500,000 shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Mining Lease Agreements

In November 2011, the Company, through its wholly owned subsidiary, Amicor, entered into several mining lease agreements with certain officers of Amicor and affiliated companies owned by the officers of Amicor (collectively the “Lessors”). Such mining lease agreements granted and leased to the Company mineral properties located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado. The term of the mining lease agreements was for the period of 20 years. The Company was required to pay the annual Federal Bureau of Land Management maintenance fees and other fees required to hold the mineral properties. If the Company fails to keep or perform according to the terms of this agreement shall constitute an event of default and as such the Company shall have 10 days after receipt of default notice to make good or cure the default. Upon failure to cure the default, such mining lease agreements shall be terminated by the Lessors. The Company shall be under no further obligation or liability to the Lessors from and after the termination except for the performance of obligations and satisfaction of accrued liabilities to Lessors or third parties prior to such termination. On June 11, 2012, the Company terminated the leases in connection with the Rescission Agreement (see Note 1).

In December 2011, the Company, entered into a Lease Assignment and Acceptance Agreement with an affiliated company owned by the former officers of Amicor whereby the affiliated company agreed to assign its mineral rights and interests to the Company under a Surface and Mineral Lease Agreement dated in October 2011 with J.H. Ranch, Inc. located in San Juan County, Utah. The Company agreed to perform all of the affiliated company’s obligation under the Surface and Mineral Lease Agreement, including the payment of all lease payments, annual rents, advanced royalties, production royalties and other compensation as defined in the Agreement. The term of this agreement is 20 years.

The following schedule consists of the lease payment to Lessor based from the Agreement:

Due Date of Lease Payments from October 2011	Amount of Lease Payment

On or before the 30th day after the 1st Anniversary - paid	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

The Company is required under the terms of the Agreement to make annual rent payments commencing on or before the 30th day after the 5th anniversary and each year thereafter and shall pay $10 for each acre of land contained within the lease premises.

The following schedule consists of the advance royalty payments to Lessor based from the Agreement:

Due Date of Advance Royalty Payments from October 2011	Amount of Advance Royalty Payment

On or before the 30th day after the 1st Anniversary - paid	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

F-23

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 7 – COMMITMENTS AND CONTINGENCIES (continued)

The Company shall pay a production royalty of 6.25% of the fair market value of all crude ores containing uranium, canadium and associated and related minerals mined and sold from the leased deposits. When production royalty payments from the sales of ores from the leased premises equal the cumulative amount due to Lessor as advanced royalty payment, the Company shall pay Lessor 12.5% of the fair market value as defined in the Agreement. In November 2012, the Company paid the lease payment and advance royalty payment due on the 1st anniversary of the agreement for a total of $85,000.

On January 30, 2012, the Company entered into a Mining Claim and Lease Sale/Purchase Agreement with Robert A. Larson whereby Mr. Larson sold and quitclaimed certain claims to the Company under a quitclaim deed and assigned the lease to the Company pursuant to a lease assignment in consideration for an aggregate purchase price One Hundred and Fifty Thousand Dollars ($150,000).  Pursuant to the terms of the agreement and the Quitclaim Deed, the Company shall pay to Mr. Larson a Production Royalty, on a quarterly basis, equal to 5% of the fair market value (calculated pursuant to the terms of the Quitclaim Deed) of all crude ores containing uranium, vanadium and associated and related minerals mined and shipped or sold from the Claims or fed to “Initial Process” defined in the Quitclaim Deed as “any processing or milling procedure to up-grade, concentrate or refine crude ores, including custom milling or other processing arrangement whereby title to the crude ore and all products derived therefrom is retained by the Company. Such property is located in San Miguel County, Colorado consisting of 320 acres more or less. The term of the assigned lease shall be for a period of 10 years and the Company shall have the right to renew and extend for an additional 10 year period. Under the lease, the Company shall pay annual rent payments of $10 for each acre of land contained within the property. Once development, mining and/or production has commenced and defined areas for mining has been designated, the annual rent payment for that portion shall be $25 for each acre designated with the remaining acreage shall continue to be paid at $10 for each acre. The Company shall also pay surface damage as defined in the Lease Sale/Purchase Agreement.

Agreements Purchased from Pershing Gold Corporation

On June 11, 2012, the Company and Pershing executed the exercise of the Option, through the assignment of Pershing’s wholly owned subsidiary, Acquisition Sub (see Note 5). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets including certain lease agreements in uranium mining claims in Arizona, California and North Dakota.

Uranium Lease Agreements

The Company acquired the following Uranium lease agreements:

1)	Slope County, North Dakota, Lease 1 and 2

On June 28, 2007, through Acquisition Sub’s majority owned subsidiary, Secure Energy, LLC, signed a 20 year mining lease to develop and operate 472.8 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for eight years amounting to $36,717 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales.

2)	Slope County, North Dakota, Lease 3

On November 23, 2007, through Acquisition Sub’s majority owned subsidiary, Secure Energy, LLC, the Company signed a 10 year mining lease, with the right to extend an additional 10 years, to develop and operate 554.24 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for ten years amounting to $53,775 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales or 5% of net proceeds from the sale of uranium bearing ores.

F-24

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 7 – COMMITMENTS AND CONTINGENCIES (continued)

Royalty agreements

On June 11, 2012, through the assignment of Acquisition Sub, the Company purchased a 100% interest in 86 unpatented lode mining claims located in Mohave County, Arizona. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On June 11, 2012, through the assignment of Acquisition Sub, the Company assumed the purchase and sale agreement with Absaroka Stone LLC to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming.  Pursuant to the terms of the agreement, Absaroka Stone LLC agreed not to stake for its own account any additional mining claims within a 15 mile radius of the property.  Any additional mining claims to be located within a 15 mile radius of the property (the “Claim Body”) were to be located, staked and filed by the Company, at its expense and held in its name.   Such agreement requires a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the agreement in May 2011.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka Stone LLC. Pursuant to the terms of the agreement, the Company would pay a 1% gross royalty to Absaroka Stone LLC on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the royalty obligations by paying Absaroka Stone LLC an aggregate payment of $1,000,000.

NOTE 8 – MARKETABLE SECURITIES

Marketable securities at March 31, 2013 consisted of the following:

	Cost	Gross Unrealized Gains/(losses)	Gross Realized Gains/(losses)	Fair Value

Publicly traded equity securities – available for sale	$125,000	(6,250)	(112,500)	$6,250

Available for sale securities are carried at fair value. Unrealized gains or losses on marketable securities - available for sale are recognized on a periodic basis as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale will be reflected in the Company’s net loss for the period in which the security are liquidated. At the end of each period, the Company evaluates the carrying value of the marketable securities for a decrease in value. The Company evaluates the company underlying these marketable securities to determine whether a decline in fair value below the amortized cost basis is other than temporary. If the decline in fair value is judged to be “other- than- temporary”, the cost basis of the individual security shall be written down to fair value as a new cost basis and the amount of the write-down is charged to earnings.

On March 19, 2012, the Company entered into an agreement with California Gold, pursuant to which the Company agreed to provide California Gold with a geological review (the “Report”) on or prior to March 30, 2012, of the Company’s certain uranium properties pursuant to which California Gold may determine and identify the approximate locations and scope of geologic formations that could contain potential gold deposits on these properties.

In consideration for delivery of the Report, California Gold agreed to pay the Company $125,000, which payment may, at the election of California Gold, be paid in cash or in unregistered shares of California Gold common stock, par value $0.001 per share (the “California Gold Common Stock”), issued by California Gold.  In the event that California Gold elects to deliver the California Gold Common Stock, it shall deliver such number of shares of California Gold Common Stock that shall be equal to the number which results from dividing $125,000 by the lesser of: (i) the closing price of a share of the California Gold Common Stock as quoted on the

F-25

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 8 – MARKETABLE SECURITIES (continued)

Over the Counter Bulletin Board on March 19, 2012 or (ii) the purchase price per share of California Gold Common Stock paid by investors in California Gold sold in California Gold’s next financing, if any, on or before March 30, 2012. In March 2012, the Company received 1,250,000 restricted shares of California Gold.

At the time of issuance, the Company valued the shares of California Gold and recorded the cost of investment at the fair market value (based on the closing price pursuant to the agreement) of the shares at $0.10 per share or $125,000 and was recorded as other income during the year ended December 31, 2012 as reflected in the accompanying consolidated statement of operations.

The Company evaluated these marketable securities and determined that the fair value is deemed to be other- than- temporary,  the cost basis of the individual security shall be written down to fair value as a new cost basis and the amount of the write-down is charged to earnings. During the year ended December 31, 2012, as a result of the evaluation, the Company has recorded a realized loss on other than temporary decline of $112,500.

The Company has recorded unrealized loss of $6,250 as an element of comprehensive income during the three months ended March 31, 2013.

NOTE 9 – SUBSEQUENT EVENTS

In April 2013, the Company sold an aggregate of 31,250 units with gross proceeds to the Company of $25,000 to a certain accredited investor pursuant to a subscription agreement. Each unit was sold for a purchase price of $0.80 per unit and consists of: (i) two shares of the Company’s common stock (62,500 common stock) and (ii) a five-year warrant to purchase an additional share of common stock (31,250 warrants) at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The warrants may be exercised on a cashless basis.

On April 22, 2013, Cyberfone Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and newly formed wholly owned subsidiary of the Company entered into a merger agreement (the “Agreement”) with Cyberfone Systems LLC, a Texas limited liability company (“Cyberfone Systems”), TechDev Holdings LLC (“TechDev”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“Spangenberg Foundation”).  TechDev and Spangenberg Foundation owned 100% of the membership interests of Cyberfone Systems (collectively, the ‘Cyberfone Sellers”).

Cyberfone Systems owns a foundational patent portfolio that includes claims that provide specific transactional data processing, telecommunications, network and database inventions, including financial transactions. The portfolio, which has a large and established licensing base, consists of ten United States patents and 27 foreign patents and one patent pending. The patent rights that cover digital communications and data transaction processing are foundational to certain applications in the wireless, telecommunications, financial and other industries. IPNavigation Group LLC (“IP Nav”), a Company founded by Erich Spangenberg and associated with the Cyberfone Sellers will continue to support and manage the portfolio of patents and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with Cyberfone Systems.

Pursuant to the terms of the Merger Agreement, Cyberfone Systems merged with and into Acquisition Corp with Cyberfone Systems surviving the merger as the wholly owned subsidiary of the Company (the “Merger”).  The Company (i) issued 6,000,000 shares of common stock to the Cyberfone Sellers (the “Merger Shares”), (ii) paid the Cyberfone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “Note”).  The Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  The Company may prepay the Note at any time without premium or penalty. The transaction resulted in a business combination and caused Cyberfone Systems to become a wholly-owned subsidiary of the Company.

Pursuant to ASC 805 “Business Combinations”, the Company shall apply push–down accounting and adjust to fair value all of the assets and liabilities directly on the financial statements of the wholly-owned subsidiary, Cyberfone Systems.

F-26

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013

NOTE 9 – SUBSEQUENT EVENTS (continued)

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which Cyberfone Systems recovers $4 million from licensing or enforcement activities related to the patents), Cyberfone Systems will be required to pay out a certain percentage of such recoveries.

In connection with the Merger and pursuant to a license agreement (the “License Agreement”), Cyberfone Systems granted the Cyberfone Sellers a non-exclusive license-back to the patents owned by Cyberfone Systems and the inventors retain commercialization rights previously granted by Cyberfone Systems or its predecessors.

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file a “resale” registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the Merger Shares within 90 days of the closing of the Merger (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144.  The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 180 days of the earlier of the date that such registration statement is filed with the SEC and the Filing Date (“the Effectiveness Date”).  The Company is obligated to pay  1% per month, up to a maximum of 6%, of the Cyberfone Sellers’ investment value, payable in cash, for every thirty (30) day period (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

On May 1, 2013, TQP Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and newly formed wholly owned subsidiary of the Company entered into a merger agreement (the “Agreement”) with TQP Development LLC, a Texas limited liability company (“TQP Development”), Granicus IP LLC (“Granicus”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“Spangenberg Foundation”).  Granicus and Spangenberg Foundation own 100% of the membership interests of TQP Development (collectively, the “TQP Sellers”). The closing of the transactions contemplated under the Agreement (the “Closing”) is subject to customary closing conditions as well as the closing of a public or private offering of the Company’s securities in which the Company receives gross proceeds of at least $8 million (the “Trigger Financing”).  If the Company does not consummate the Trigger Financing within 45 days, subject to any mutually agreed upon extension of such time, the Agreement will terminate and be of no further force and effect. Pursuant to the terms of the Agreement, at Closing, TQP Development will merge with and into Acquisition Corp and TQP Development will survive the merger as the wholly owned subsidiary of the Company.  At Closing, the Company will issue 7,000,000 shares of common stock to the TQP Sellers (the “Merger Shares”) and pay the TQP Sellers $6,000,000 cash. In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which TQP Development recovers $20 million from licensing or enforcement activities related to the patents), TQP Development will be required to pay out a percentage of such recoveries.

TQP Development owns a foundational patent portfolio that consists of one United States patent covering data encryption technology. IP Navigation Group LLC (“IP Nav”), a Company founded by Erich Spangenberg and associated with the TQP Sellers will continue to support and manage the portfolio and retain a contingent participation interest in all recoveries.  IP Nav provides patent monetization and support services under an existing agreement with TQP Development. At Closing, TQP Development will grant the TQP Sellers a non-exclusive license-back to the patents owned by TQP Development and the inventors will retain commercialization rights previously granted by TQP Development or its predecessors. Additionally, at Closing, the Company will enter into a registration rights agreement pursuant to which the Company will agree to file a “resale” registration statement with the Securities and Exchange Commission covering the resale of the Merger Shares within 90 days of the Closing.

F-27

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
DECEMBER 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Marathon Patent Group, Inc.
(Formerly American Strategic Minerals Corporation)
(Development Stage Company)

We have audited the accompanying consolidated balance sheets of Marathon Patent Group, Inc. (formerly American Strategic Minerals Corporation) (Development Stage Company) as of December 31, 2012 and 2011 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 2012, for the period from April 30, 2011 (Inception) to December 31, 2011 and for the period from April 30, 2011 (Inception) to December 31, 2012. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marathon Patent Group, Inc. (formerly American Strategic Minerals Corporation) (Development Stage Company) as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012, for the period from April 30, 2011 (Inception) to December 31, 2011 and for the period from April 30, 2011 (Inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had a net loss and net cash used in operations of $6,938,308 and $1,261,404, respectively, in 2012, had a deficit accumulated during the development stage of $7,037,134 at December 31, 2012.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
March 26, 2013

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011

ASSETS

Current assets:
Cash	$2,354,169	$129,152
Marketable securities - available for sale securities	12,500	-
Prepaid expenses	40,333	-
Assets of discontinued operations - current portion	82,145	20,000
Total current assets	2,489,147	149,152

Other assets:
Intangible assets, net	492,152	-
Assets of discontinued operations - long term portion	1,035,570	3,500
Total other assets	1,527,722	3,500

Total Assets	$4,016,869	$152,652

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$57,158	$4,000
Notes payable - related party	-	152,974
Advances payable	-	100,000
Liabilities of discontinued operations	30,664	-
Total liabilities	87,822	256,974

Stockholders' Equity (deficit):
Preferred stock, $.0001 par value, 50,000,000 shares
authorized: none issued and outstanding	-	-
Common stock, ($.0001 par value; 200,000,000 shares authorized; 45,546,345 and 10,000,000 issued and outstanding at December 31, 2012 and 2011	4,555	1,000
Additional paid-in capital	10,972,122	4,000
Deficits accumulated during the development stage	(7,037,134)	(109,322)

Total Marathon Patent Group, Inc. equity (deficit)	3,939,543	(104,322)

Non-controlling interest in subsidiary	(10,496)	-

Total stockholders' equity (deficit)	3,929,047	(104,322)

Total liabilities and stockholders' equity (deficit)	$4,016,869	$152,652

See accompanying notes to consolidated financial statements.

(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR	PERIOD FROM INCEPTION	PERIOD FROM INCEPTION
	ENDED	(APRIL 30, 2011) TO	(APRIL 30, 2011) TO
	DECEMBER 31, 2012	DECEMBER 31, 2011	DECEMBER 31, 2012

Revenues	$-	$-	$-

Expenses
Compensation and related taxes	2,676,462	-	2,676,462
Consulting fees	2,042,144	-	2,042,144
Professional fees	510,112	4,605	514,717
General and administrative	312,244	5,243	317,487
Total operating expenses	5,540,962	9,848	5,550,810

Operating loss from continuing operations	(5,540,962)	(9,848)	(5,550,810)

Other income (expenses)
Other income	125,000	-	125,000
Realized loss other than temporary decline - available for sale	(112,500)	-	(112,500)
Interest expense	(153)	-	(153)
Interest income	978	-	978
Total other income	13,325	-	13,325

Loss from continuing operations before provision for income taxes	(5,527,637)	(9,848)	(5,537,485)

Provision for income taxes	-	-	-

Loss from continuing operations	(5,527,637)	(9,848)	(5,537,485)

Discontinued operations:
Loss from discontinued operations, net of tax	(1,410,671)	(99,474)	(1,510,145)

Net loss	(6,938,308)	(109,322)	(7,047,630)

Less: Net loss attributable to non-controlling interest	10,496	-	10,496

Net loss attributable to Marathon Patent Group, Inc.	$(6,927,812)	$(109,322)	$(7,037,134)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.15)	$(0.00)	$(0.22)
Loss from discontinued operations	(0.04)	(0.01)	(0.06)
	$(0.19)	(0.01)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and Diluted	36,238,712	7,469,388	24,948,719

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (APRIL 30, 2011) TO DECEMBER 31, 2012

				Accumulated
				Deficit
	Common Stock		Additional	During		Total
	No Par Value		Paid-in	Exploration	Non-Controlling	Stockholders'
	Shares	Amount	Capital	Stage	Interest	Equity (Deficit)

Balance from inception (April 30, 2011)	-	-	-	-	-	-

Common stock issued to officers for cash	10,000,000	1,000	4,000	-	-	5,000

Net loss for the period ended December 31, 2011	-	-	-	(109,322)	-	(109,322)

Balance at December 31, 2011	10,000,000	1,000	4,000	(109,322)	-	(104,322)

Recapitalization of the Company	7,500,000	750	2,650	-	-	3,400

Common stock issued for cash	13,449,965	1,345	6,510,620	-	-	6,511,965

Common stock issued for advance payable	200,000	20	99,980	-	-	100,000

Common stock issued for legal services	375,000	38	164,962	-	-	165,000

Common stock issued pursuant to an option agreement	10,000,000	1,000	-	-	-	1,000

Common stock issued for compensation	83,218	9	33,278	-	-	33,287

Common stock issued for exercise of warrants on a cashless basis	4,494,829	449	(449)	-	-	-

Common stock issued for acquisition of patents	9,250,000	925	-	-	-	925

Stock-based compensation in connection with warrants granted to employees and consultants	-	-	$4,238,100	-	-	4,238,100

Cancellation of common stock in connection with rescission agreement	(9,806,667)	(981)	(131,019)	-	-	(132,000)

Proceeds from disgorgement of former officer short swing profits	-	-	50,000	-	-	50,000

Net loss	-	-	-	(6,927,812)	(10,496)	(6,938,308)

Balance at December 31, 2012	45,546,345	$4,555	$10,972,122	$(7,037,134)	$(10,496)	$3,929,047

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION )
(DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR	PERIOD FROM INCEPTION	PERIOD FROM INCEPTION
	ENDED	(APRIL 30, 2011) TO	(APRIL 30, 2011) TO
	DECEMBER 31, 2012	DECEMBER 31, 2011	DECEMBER 31, 2012

Cash flows from operating activities:
Net loss attributable to Marathon Patent Group, Inc.	$(6,927,812)	$(109,322)	$(7,037,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	8,773	-	8,773
Stock based compensation on warrants granted	2,723,162	-	2,723,162
Stock based compensation on options granted	1,514,938	-	1,514,938
Common stock issued for services	198,287	-	198,287
Non-controlling interest	(10,496)	-	(10,496)
Non-cash other income	(125,000)	-	(125,000)
Realized loss other than temporary decline - available for sale	112,500	-	112,500
Impairment of mineral rights	1,256,000	99,474	1,355,474
Impairment of assets of discontinued operations	30,248	-	30,248

Changes in operating assets and liabilities
Assets of discontinued operations - current portion	(62,145)	-	(62,145)
Prepaid expenses	(36,933)	(20,000)	(56,933)
Deposits	-	(3,500)	(3,500)
Assets of discontinued operations - long term portion	3,915	-	3,915
Accounts payable and accrued expenses	53,159	4,000	57,159

Net cash used in operating activities	(1,261,404)	(29,348)	(1,290,752)

Cash flows from investing activities:
Acquisition of mineral rights	(325,000)	-	(325,000)
Acquisition of patents	(500,000)	-	(500,000)
Note receivable - related party	(147,708)	-	(147,708)
Collection on note receivable - related party	147,708	-	147,708
Sale of real estate property	576,477	-	576,477
Acquisition of real estate property	(1,366,627)	-	(1,366,627)
Capitalized cost related to improvements of real estate property	(245,420)	-	(245,420)
Net cash used in investing activities	(1,860,570)	-	(1,860,570)

Cash flows from financing activities:
Payment on note payable	(930,000)	-	(930,000)
Payment on note payable - related party	(152,974)	-	(152,974)
Payment in connection with the cancellation of stock and rescission agreement	(132,000)	-	(132,000)
Proceeds from disgorgement of former officer short swing profits	50,000	-	50,000
Proceeds from advances payables	-	100,000	100,000
Proceeds from promissory note - related party	-	53,500	53,500
Proceeds from sale of common stock, net of issuance costs	6,511,965	5,000	6,516,965
Net cash provided by financing activities	5,346,991	158,500	5,505,491

Net increase in cash	2,225,017	129,152	2,354,169

Cash at beginning of year	129,152	-	-

Cash at end of year	$2,354,169	$129,152	$2,354,169

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of a note payable to a related party in connection with the purchase of mining rights	$-	$99,474	$99,474
Issuance of common stock for advances payable	$100,000	$-	$100,000
Assumption of prepaid assets upon exercise of option agreement	$43,157	$-	$43,157
Assumption of accounts payable upon exercise of option agreement	$30,664	$-	$30,664
Issuance of a note payable in connection with an option agreement	$930,000	$-	$930,000
Issuance of common stock in connection with an option agreement	$1,000	$-	$1,000
Common stock issued for acquisition of patents	$925	$-	$925

See accompanying notes to consolidated financial statements.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

Marathon Patent Group, Inc. (“the Company”), formerly American Strategic Minerals Corporation, was incorporated under the laws of the State of Nevada on February 23, 2010.

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to change its name to “American Strategic Minerals Corporation” from “Verve Ventures, Inc.”, and increase the Company’s authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business. Additionally, in November 2012, the Company decided to discontinue its real estate business.

On August 1, 2012, the shareholders holding a majority of the Company’s voting capital voted in favor of (i) changing the name of the Company to “Fidelity Property Group, Inc.” and (ii) the adoption the 2012 Equity Incentive Plan and reserving 10,000,000 shares of common stock for issuance thereunder (the “2012 Plan”).  The Board of Directors of the Company approved the name change and the adoption of the 2012 Plan on August 1, 2012. The Company did not file an amendment to its Articles of Incorporation with the Secretary of State of Nevada and subsequently abandoned the decision to adopt the “Fidelity Property Group, Inc.” name.

On October 1, 2012, the shareholders holding a majority of the Company’s voting capital voted and authorized the Company to (i) change the name of the Company to Marathon Patent Group, Inc. (the “Name Change”) and (ii) effectuate a reverse stock split of the Company’s common stock by a ratio of 3-for-2 (the “Reverse Split”) within one year from the date of approval of the stockholders of the Company.  The Board of Directors of the Company approved the Name Change and the Reverse Split on October 1, 2012. The Company’s Board of Directors determined the name “Marathon Patent Group, Inc.” better reflects the long-term strategy in exploring other opportunities and the identity of the Company going forward.  On February 15, 2013, the Company filed the Certificate with the Secretary of State of the State of Nevada in order to effectuate the Name Change. Currently, the Reverse Split has been authorized by the Company’s shareholders but has not been effectuated.

On January 26, 2012, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with American Strategic Minerals Corporation, a Colorado corporation (“Amicor”) and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Exchange Agreement (the “Share Exchange”), on January 26, 2012, the Amicor Shareholders transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the common stock of the Company.  The Share Exchange caused Amicor to become a wholly-owned subsidiary of the Company.  Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share.  Prior to acquisition by the Company, Amicor owned certain mining and mineral rights.

Amicor, formerly Nuclear Energy Corporation, was incorporated under the laws of the State of Colorado on April 30, 2011.  Amicor owns mining leases of federal unpatented mining claims and leases private lands in the states of Utah and Colorado for the purpose of exploration and potential development of uranium and vanadium minerals.

Prior to the Share Exchange, the Company was a shell company with no business operations.

The Share Exchange was accounted for as a reverse-merger and recapitalization. Amicor was the acquirer for financial reporting purposes and the Company was the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange were those of Amicor and was recorded at the historical cost basis of Amicor, and the consolidated financial statements after completion of the Share Exchange included the assets and liabilities of the Company and Amicor, historical operations of Amicor and operations of the Company from the closing date of the Share Exchange.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

On June 11, 2012, the Company terminated various leases related to its uranium mining claims (the “Claims”), consisting of: the Cutler King Property (3 unpatented mining claims); “Centennial-Sun Cup” (42 unpatented mining claims); “Bull Canyon” (2 unpatented mining claims); “Martin Mesa” (51 unpatented mining claims); “Avalanche/Ajax” (8 unpatented mining claims) and “Home Mesa” (9 unpatented mining claims).  The Company had acquired the Claims through the acquisition of Amicor on January 26, 2012. The decision by the Company to terminate these leases followed changes in management and direction of the Company, a review of the uranium market, and the timing and costs expected to pursue the business.

On June 11, 2012, the Company entered into a rescission agreement (the “Rescission Agreement”) with Amicor, and the Amicor Shareholders.  Each of the Amicor Shareholders had previously received shares of the Company’s common stock (and certain of the Amicor Shareholders also received warrants to purchase shares of the Company’s common stock) (collectively, the “Shareholder Securities”) pursuant to the Rescission Agreement.   Each of the Amicor Shareholders, with the exception of one, agreed to return the Shareholder Securities to the Company for cancellation and to enter into joint mutual releases with the Company.  Furthermore, pursuant to the terms of the Rescission Agreement, George Glasier resigned from his position as President, Chief Executive Officer and Chairman of the Company; Kathleen Glasier resigned from her position as Secretary of the Company, Michael Moore resigned from his position as Chief Operating Officer and Vice President of the Company and each of David Andrews and Kyle Kimmerle resigned from their position as a director of the Company.  As a result of the foregoing, the Company cancelled 9,806,667 shares of the Company’s common stock and 4,800,000 warrants and terminated the mining leases entered into with the Amicor Shareholders. Additionally, the Company paid an aggregate of $132,000 to Amicor Shareholders upon the execution of the Rescission Agreement.

Under the terms of the Rescission Agreement, the Company’s employment agreement with Mr. Glasier was terminated and all options, warrants and rights to acquire any shares of the Company’s common stock, whether vested or unvested, were terminated as of the date of the Rescission Agreement.  Additionally, under the terms of the Rescission Agreement, the Company’s lease for certain office space, dated as of January 26, 2012 with Silver Hawk Ltd., an entity owned and controlled by George Glasier and Kathleen Glasier, was terminated.

On June 11, 2012, the Company and Pershing Gold Corporation (“Pershing”) exercised its right under the Option Agreement executed in January 2012, through the assignment of Pershing’s wholly owned subsidiary, Continental Resources Acquisition Sub, Inc. (“Acquisition Sub”), (see Note 5). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets.

On November 14, 2012, the Company entered into a Share Exchange Agreement (the "Sampo Exchange Agreement") with Sampo IP LLC, a Virginia limited liability company ("Sampo"), a company that holds certain intellectual property rights, and the members of Sampo (the "Sampo Members"). Upon closing of the transaction contemplated under the Sampo Exchange Agreement (the "Sampo Share Exchange"), on November 14, 2012, the Sampo Members (6 members) transferred all of the issued and outstanding membership interests of Sampo to the Company in exchange for an aggregate of 9,250,000 shares of the common stock of the Company. Additionally, the Company made a cash payment to Sampo of $500,000 pursuant to the terms of the Sampo Exchange Agreement.

Upon the closing of the Sampo Share Exchange, Mark Groussman resigned as the Company’s Chief Executive Officer and John Stetson resigned as the Company’s President and Chief Operating Officer and simultaneously with the effectiveness of the Sampo Share Exchange, Doug Croxall was appointed as the Company’s Chief Executive Officer and Chairman and John Stetson was appointed as the Company’s Chief Financial Officer and Secretary.  LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson, were former members of Sampo and received 4,000,000 and 500,000 shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Through the Company’s wholly owned subsidiary, Sampo, the Company intends to engage in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of its own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights. Consequently, the Company decided to discontinue its real estate business and intends to sell and dispose its remaining real estate holdings during fiscal 2013.

Going Concern

The consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in a deficit accumulated during the development stage of $7,037,134 as of December 31, 2012, negative cash flows from operating activities and net loss of $1,261,404 and $6,938,308, respectively, for the year ended December 31, 2012.  The Company anticipates further losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Based on current operating plans, the current resources of the Company, after taking into account the net funds received subsequent to balance sheet date from the sales and disposal of the remaining real estate properties, are expected to be sufficient for at least the next twelve months. The Company may choose to raise additional funds in connection with any future acquisition of additional intellectual property assets, operating businesses or other assets that it may choose to pursue. There can be no assurance, however, that any such opportunities will materialize. Moreover, any potential financing would likely be dilutive to the Company’s stockholders.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principle of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and present the consolidated financial statements of the Company and its wholly-owned subsidiaries as of December 31, 2012. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances were eliminated.

Development Stage Company

The Company is presented as a development stage company. Activities during the development stage include organizing the business, raising capital and acquiring additional intellectual property.  The Company is a development stage company with no revenues and no profits. The Company has not commenced significant operations and, in accordance with Accounting Standards Codification (“ASC”) Topic 915 “Development Stage Entities”, is considered a development stage company.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Significant estimates made by management include, but are not limited to, the assumptions used to calculate fair value of warrants granted, common stock issued for services, common stock issued in connection with an option agreement, common stock issued for acquisition of patents, and the valuation of mineral rights.

Intangible assets

Intangible assets include patents purchased and recorded based on the cost to acquire them. These assets are amortized over their remaining estimated useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC was providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. For the year ended December 31, 2012, the Company has reached bank balances exceeding the FDIC insurance limit of approximately $958,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Marketable Securities

Marketable securities that the Company invests in publicly traded equity securities and are generally restricted for sale under Federal securities laws. The Company’s policy is to liquidate securities received when market conditions are favorable for sale. Since these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Pursuant to ASC Topic 320, “Investments –Debt and Equity Securities” the Company’s marketable securities have a readily determinable and active quoted price, such as from NASDAQ, NYSE Euronext, the Over the Counter Bulletin Board, and the OTC Markets Group.

Available for sale securities are carried at fair value, with changes in unrealized gains or losses are recognized as an element of comprehensive income based on changes in the fair value of the security.  Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in the net income (loss) for the period in which the security was liquidated.

Comprehensive Income

Accounting Standards Update (“ASU”) No. 2011-05 amends Financial Accounting Standards Board (“FASB”) Codification Topic 220 on comprehensive income (1) to eliminate the current option to present the components of other comprehensive income in the statement of changes in equity, and (2) to require presentation of net income and other comprehensive income (and their respective components) either in a single continuous statement or in two separate but consecutive statements. These amendments do not alter any current recognition or measurement requirements in respect of items of other comprehensive income. The amendments in this Update are to be applied prospectively.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company adopted FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Investment measured at fair value on a recurring basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities – available for sale, net of discount for effect of restriction	$-	$-	$12,500

The Company classifies the investments in marketable securities available for sale as Level 3, adjusted for the effect of restriction. The securities are restricted and cannot be readily resold by the Company absent a registration of those securities under the Securities Act of 1933, as amended (the “Securities Act”) or the availabilities of an exemption from the registration requirements under the Securities Act. As these securities are often restricted, the Company is unable to liquidate them until the restriction is removed. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

The carrying amounts reported in the balance sheet for cash, prepaid expenses, accounts payable, and accrued expenses, approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Prepaid Expenses

Prepaid expenses of $40,333 and $0 at December 31, 2012 and 2011, respectively, consist primarily of costs paid for future services and expenses which will occur within a year. Prepaid expenses include prepayments in cash of public relation, consulting services and prepaid insurance which are being amortized over the terms of their respective agreements.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of the ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, it is highly certain that some positions taken would be situated upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is most likely that not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax position considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely that not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Basic and Diluted Net Loss per Share

Net loss per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company has 2,000,000 options and 2,589,109 warrants outstanding at December 31, 2012 and was excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact on the Company’s net loss.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table sets forth the computation of basic and diluted loss per share:

	For the Year ended December 31, 2012	For the period from inception, April 30, 2011 to December 31, 2011
Numerator:
Loss from continuing operations	$(5,527,637)		$(9,848)
Loss from discontinued operations	$(1,410,671)		$(99,474)

Denominator:
Denominator for basic and diluted loss per share
(weighted-average shares)	36,238,712		7,469,388

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.15)	$	(0.00)
Loss from discontinued operations	$(0.04)		$(0.01)

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the ASC 360 “Property, Plant and Equipment”.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets, including mineral rights, may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mineral Property Acquisition and Exploration Costs

Costs of lease, exploration, carrying and retaining unproven mineral lease properties were expensed as incurred. The Company expensed all mineral exploration costs as incurred. Such expenses are included in the loss from discontinued operations and prior periods have been restated in the Company’s financial statements and related footnotes to conform to this presentation.

The Company’s remaining claims which include (1) mining lease encompassing 1,520 acres of land owned by J. H. Ranch, Inc. located in San Juan County, Utah (2) certain unpatented lode mining claims acquired on March 9, 2012, located in San Juan County, Utah (3) the Pitchfork Claims, acquired in January 2012 and located in San Miguel County Colorado and (4) the claims acquired on June 11, 2012 from Pershing which include the Coso, Artillery Peak, Blythe and Carnotite properties.

Revenue Recognition

The Company has not generated revenue from the Company’s current patent business. The Company will recognize revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) delivery has occurred or services have been rendered.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 212. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 - DISCONTINUED OPERATIONS

During June 2012, the Company decided to discontinue its exploration and potential development of uranium and vanadium minerals business and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation. Additionally, in November 2012, the Company decided to discontinue its real estate business and intends to sell and dispose its remaining real estate holdings during fiscal 2013. The Company is now engage in the acquisition, development and monetization of intellectual property through both the prosecution and licensing of its own patent portfolio, the acquisition of additional intellectual property or partnering with others to defend and enforce their patent rights.

The remaining assets and liabilities of discontinued operations are presented in the balance sheet under the caption “Assets and Liabilities of discontinued operation" and relates to the discontinued operations of the uranium and vanadium minerals business and real estate business.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 3 - DISCONTINUED OPERATIONS (continued)

The carrying amounts of the major classes of these assets and liabilities are summarized as follows:

	December 31, 2012	December 31, 2011
Assets:
Prepaid expenses – current portion	$-	$20,000
Deposits in real estate under contract	82,145	-
Deposit	-	3,500
Real estate held for sale	1,035,570	-
Assets of discontinued operations	$1,117,715	$23,500

Liabilities:
Accounts payables and accrued expenses	$30,664	$-
Liabilities of discontinued operations	$30,664	$-

The following table indicates selected financial data of the Company’s discontinued operations of its uranium and vanadium minerals business and real estate business.

	For the Year Ended December 31, 2012	Period from inception (April 30, 2011) to December 31, 2011
Revenues – real estate	$724,090	$-
Cost of sales- real estate	(576,126)	-
Gross profit	147,964	-
Operating and other non-operating expenses	(1,558,635)	(99,474)

Loss from discontinued operations	$(1,410,671)	$(99,474)

Deposits

Deposits at December 31, 2012 and 2011 were $82,145 and $3,500, respectively, which consist of earnest money deposits in connection with real estate properties under contract and are included in assets of discontinued operations. The Company expects to collect these deposits during fiscal 2013.

Real estate held for sale

Real estate held for sale consists of a residential property located in Southern California. Real estate held for sale is initially recorded at the lower of cost or estimated fair market value less the estimated cost to sell. After acquisition, costs incurred relating to the development and improvements of property are capitalized to the extent they do not cause the recorded value to exceed the net realizable value, whereas costs relating to holding and disposition of the property are expensed as incurred. After acquisition, real estate held for sale is analyzed periodically for changes in fair values and any subsequent write down is charged to impairment losses on real estate properties. Whenever events or changes in circumstances suggest that the carrying amount may not be recoverable, management assesses the recoverability of its real estate by comparing the carrying amount with its fair value.  The process involved in the determination of fair value requires estimates as to future events and market conditions. This estimation process may assume that the Company has the ability to dispose of its real estate properties in the ordinary course of business based on management’s present plans and intentions.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 3 - DISCONTINUED OPERATIONS (continued)

If management determines that the carrying value of a specific real estate investment is impaired, a write-down is recorded as a charge to current period operations.  The evaluation process is based on estimates and assumptions and the ultimate outcome may be different.

The Company determined that the carrying value of the remaining real estate properties do not exceed the net realizable value and thus did not consider it necessary to record any impairment charges of real estate held for sale at December 31, 2012.  The Company sold 3 real estate properties generating gross profit of $147,964 during the year ended December 31, 2012 and is included in loss from discontinued operations. As of December 31, 2012 and 2011, real estate held for sale which includes capitalized improvements amounted to $1,035,570 and $0 respectively and are included in assets of discontinued operations. The Company intends to sell and dispose its remaining real estate holdings during fiscal 2013.

The Company recorded an impairment charge in connection with its mineral rights of $1,256,000 and $99,474 for the year ended December 31, 2012 and for the period from inception, April 30, 2011 to December 31, 2011, respectively, and has been included in loss from discontinued operations.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets were acquired from the acquisition by the Company’s wholly owned subsidiary, Sampo and consisted of the following:

	December 31, 2012	December 31, 2011

Patent rights	$500,925	$-
Accumulated amortization	(8,773)	-
Intangible assets, net	$492,152	$-

The life of the patent rights shall be based on the expiration dates of the patent rights as follows:

US Patent 6,161,149 expires March 13, 2018 or estimated useful life of 5.33 years;
US Patent 6,772,229 expires December 1, 2019 or estimated useful life of 7.05 years; and
US Patent 8,015,495 expires November 16, 2023 or estimated useful life of 11.01 years.

The patent rights are being amortized on a straight-line basis over its respective estimated useful lives. The Company assesses fair market value for any impairment to the carrying values.  As of December 31, 2012 and 2011 management concluded that there was no impairment to the acquired assets.

The weighted average amortization period on total is approximately 7.80 years. Amortization expense for the years ended December 31, 2012 and 2011 was $8,773 and $0, respectively. Future amortization of intangible assets, net is as follows:

2013	70,186
2014	70,186
2015	70,186
2016	70,186
2017 and thereafter	211,408
Total	$492,152

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 5 – NOTES PAYABLE – RELATED PARTY

In November 2011, the Company issued a promissory note for $53,500 to an affiliated company owned by the officers of Amicor. The note was payable in full without interest on or before January 15, 2012.

In December 2011, the Company issued a promissory note for $99,474 to an affiliated company owned by the officers of Amicor. The note was payable in full without interest on or before January 15, 2012 and was subject to a late charge of 5% per annum if not paid within 15 days after January 15, 2012.

Such note was issued in connection with the execution of a lease assignment agreement between the Company and the affiliated company for certain mineral rights located in San Juan County, Utah.

On January 30, 2012, the Company paid both promissory notes for a total of $152,974. The affiliated company agreed not to charge the Company a late penalty fee upon satisfaction of the notes.

On November 14, 2012, upon the closing of the Sampo Share Exchange (See Note 1), LVL Patent Group LLC, of which Mr. Croxall is the Chief Executive Officer, and John Stetson, were former members of Sampo, received 4,000,000 and 500,000 shares of the Company’s common stock, respectively, in connection with the Sampo Share Exchange.

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT)

On November 25, 2011, the Board of Directors of the Company authorized a 1.362612612 for one forward split in the form of a dividend, whereby an additional 0.362612612 shares of common stock, par value $0.0001 per share, were issued for each one share of common stock held by each shareholder of record on December 9, 2011.  All share amounts have been adjusted to reflect the number of shares of common stock on a post-dividend/post-split basis.

On December 7, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to increase the Company’s authorized capital to 200,000,000 shares of common stock from 75,000,000 shares, change the par value to $0.0001 per share from $.001 per share, and authorized new 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

On January 26, 2012, the Company entered into the Exchange Agreement with Amicor and Amicor Shareholders (see Note 1).  Upon closing of the Share Exchange, on January 26, 2012, the Amicor Shareholders transferred all of the issued and outstanding capital stock of Amicor to the Company in exchange for an aggregate of 10,000,000 shares of the Company’s common stock. Additionally, as further consideration for entering into the Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share.

Immediately following the closing of the Share Exchange and a private placement of the Company’s securities (described below), under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), the Company transferred all of the pre-Share Exchange assets and liabilities to a newly formed wholly-owned subsidiary of the Company, Verve Holdings, Inc. (“SplitCo”).  Pursuant to a stock purchase agreement, the Company transferred all of the outstanding capital stock of SplitCo to certain former shareholders of the Company in exchange for the cancellation of an aggregate of 4,769,144 (post-split) shares of the Company’s common stock that they owned (the “Split-Off”), with 7,500,000 (post split) shares of the Company’s common stock held by persons who acquired such shares prior to the Share Exchange remaining outstanding.  Accordingly, following the Split-Off, 7,500,000 shares will constitute as the Company’s “public float”.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT) (continued)

On January 26, 2012, the Company sold 10,029,965  shares of  the Company’s common stock at a purchase price of $0.50 per share in a private placement to accredited investors, resulting in aggregate net proceeds to the Company of $4,993,965 (the “Private Placement”), which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Share Exchange which was converted into an aggregate of 200,000 shares of common stock in the Private Placement and an aggregate of $75,000 in debt owed in January 2012 for legal fees incurred by Amicor which was converted into an aggregate 150,000 shares of common stock in the Private Placement.  On January 30, 2012, the Company sold an additional 600,000 shares of common stock in the Private Placement with gross proceeds to the Company of $300,000 for total net proceeds to the Company of $5,293,965. In connection with these private placements, the Company paid legal fees of $21,000.

On January 26, 2012, contemporaneously with the Share Exchange, the Company also entered into an Option Agreement with Pershing pursuant to which the Company obtained the option (the “Option”) to acquire certain uranium exploration rights and properties held by Pershing for a purchase price of $10.00.  In consideration for issuance of the Option, the Company issued to Pershing (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions, expiring six months following issuance and (ii) 10 million shares of the Company’s common stock (collectively, the “Option Consideration”).  On January 26, 2012, Pershing held 26.65% of interest in the Company. David Rector and Joshua Bleak were former members of the Company’s board of directors. David Rector was a former member of the board of Pershing and Joshua Bleak is the Chief Executive Officer and a director of Continental Resources Group, Inc. (a company which is one of the largest shareholders of Pershing).

Between February1, 2012 and March 30, 2012, the Company sold 1,300,000 shares of the Company’s common stock at a purchase price of $0.50 per share in a private placement to accredited investors, resulting in aggregate net proceeds to the Company of $650,000.

As of December 31, 2012, $930,000 of the principal amount of note has been paid. Under the terms of the note, the Company was required to pay the balance of the note upon completion of a private placement totaling $1 million or more on or before July 26, 2012. The $1.0 million private placement was not completed by that date thus the Company was not required to pay the final $70,000 due under the note and a total of $930,000 has been paid under the note. On June 11, 2012, the Company and Pershing exercised its right under the Option, through the assignment of Pershing’s wholly owned subsidiary, Acquisition Sub, (see Note 1). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets. The Company recorded the 10 million shares at par value or $1,000. Pursuant to ASC 805-50-30-2 “Business Combinations”, the Company determined that if the consideration paid is not in the form of cash, the measurement may be based on either
(i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the net assets acquired was a better indicator thus more reliably measurable than the fair value of the common stock issued.

As a result, on June 11, 2012, the Company recorded the value of the Option Consideration amounting to $931,000 to mineral rights which was initially recorded as a deposit before the date of exercise as reflected in the first quarter of 2012.

Between March 2012 and August 2012, the Company issued an aggregate of 4,494,829 shares of common stock in connection with the exercise of the 6,200,000 stock warrants on a cashless basis. The Company valued these common shares at par value (see Note – Common Stock Warrants).

On June 11, 2012, the Company cancelled a total of 9,806,667 shares of common stock and 4,800,000 warrants in connection with the Rescission Agreement (see Note 1). Upon the execution of the Rescission Agreement, the Company paid to Amicor Shareholders an aggregate of $132,000 and was recorded to additional paid in capital.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT) (continued)

In connection with the Sampo Exchange Agreement (see Note 1), on November 14, 2012, the Sampo Members  transferred all of the issued and outstanding membership interests of Sampo to the Company in exchange for an aggregate of 9,250,000 shares of the common stock of the Company. Additionally, the Company made a cash payment to Sampo of $500,000 pursuant to the terms of the Sampo Exchange Agreement. The 9,250,000 shares of common stock were valued at par value or $925. In accordance with Accounting Standards Codification ("ASC") 805-50-30 "Business Combinations," the Company determined that if the consideration paid is not in the form of cash, the measurement may be based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. The Company determined that the fair value of the net assets acquired was a better indicator thus more reliably measurable than the fair value of the common stock issued.

Therefore the Company has determined, in accordance with ASC 805-50-30, that the value of the net assets acquired is equivalent to $500,925 which represents the cash consideration paid of $500,000 and the par value of 9,250,000 shares of the Company’s common stock amounting to $925. No independent valuation was done on the net assets or patents acquired before acquisition. The Company deemed that the fair value of the net asset of Sampo amounting to $500,925 is more clearly evident and more reliable measurement basis.

On December 27, 2012, the Company sold an aggregate of 1,089,109 units with gross proceeds to the Company of $866,287 to certain accredited investors pursuant to a subscription agreement. Each unit was sold for a purchase price of $0.80 per unit and consists of: (i) two shares of the Company’s common stock (2,178,218 common stock) and (ii) a five-year warrant to purchase an additional share of common stock at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The sale of units consists of 1,870,000 shares of common stock issued for cash of $743,000, 83,218  shares of common stock for the conversion of unpaid salaries of $33,287 and 225,000 shares of common stock for certain outstanding amounts for legal fees of $90,000 into units at the per unit offering price totaling $866,287. The Company paid placement agent fees of $5,000 in cash to a broker-dealer in connection with the sale of the Units.

Pursuant to a Registration Rights Agreement with the investors, the Company has agreed to file a “resale” registration statement with the SEC covering all shares of the common stock and shares underlying the warrants within 90 days of the final closing date of the sale of units on December 27, 2012 (the “Filing Date”) and to maintain the effectiveness of the registration statement until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 90 days of the Filing Date (the “Effectiveness Date”). The Company is obligated to pay to investors a fee of 1% per month in cash for every thirty day period up to a maximum of 6%, (i) that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.

Common Stock Warrants

On January 26, 2012, the Company issued to certain Amicor Shareholders ten-year warrants to purchase an aggregate of 6,000,000 shares of the Company’s common stock with an exercise price of 0.50 per share in connection with the Exchange Agreement (see Note 1).

The Company entered into consulting agreements with Melechdavid Inc. and GRQ Consultants, Inc., pursuant to which such consultants will provide consulting services to the Company in consideration for which the Company sold to the consultants warrants to purchase an aggregate of 3,500,000 shares of the Company’s common stock with an exercise price of $0.50 per share (the “Consulting Warrants”).   The services provided by the consultants include introductions to banking relationships, consulting on strategic acquisitions and advice on capital restructuring.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT) (continued)

The Consulting Warrants have a term of ten years and were exercisable on a cashless basis after twelve months if the shares of common stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission. In March 2012, the Company entered into a First Amendment to the Consulting Warrants (the "First Amendment") with such consultants to amend the cashless exercise terms of the warrants. The First Amendment provides for the exercise of the Consulting Warrants on a cashless basis immediately upon the execution of the First Amendment. In March 2012, the Company issued an aggregate of 2,722,222 shares of common stock in connection with the exercise of the 3,500,000 Consulting Warrants on a cashless basis. The Company’s former Chief Executive Officer is the President of Melechdavid Inc.

The Company issued warrants to purchase an aggregate of 2,700,000 shares of common stock at an exercise price of $0.50 per share to Joshua Bleak, David Rector, Stuart Smith and George Glasier, in consideration for their services as directors of the Company (the “Director Warrants”). The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Mr. Smith, Mr. Rector and Mr. Bleak vest in three equal annual installments with the first installment vesting one year from the date of issuance.  The Director Warrant issued to Mr. Glasier is immediately exercisable.

In March 2012, the Company issued an aggregate of 1,166,667 shares of common stock to Mr. Glasier in connection with the exercise of the 1,500,000 stock warrants on a cashless basis. Such 1,166,667 shares were cancelled on June 11, 2012 in connection with the Rescission Agreement (see Note 1).

The Company also issued a ten-year warrant to purchase an aggregate of 300,000 shares of common stock with an exercise price of $0.50 per share to Daniel Bleak, an outside consultant to the Company, which vests in three equal annual installments with the first installment vesting one year from the date of issuance (the “Additional Consulting Warrant”).  The Additional Consulting Warrant is exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of common stock underlying the Additional Consulting Warrant.  Daniel Bleak is the father of Joshua Bleak, a former member of the Company’s board of directors.  The Company did not enter into a consulting agreement with Mr. Bleak.

The 6,500,000 warrants were valued on the grant date at approximately $0.50 per warrant or a total of $3,242,850 using the Black-Scholes option pricing model used for this valuation had the following assumptions: stock price of $0.50 per share (based on the per share price of the Company’s common stock in the most recent private placements), volatility of 191% (estimated using volatilities of similar companies), expected term of approximately ten years, and a risk free interest rate of 1.96%. For the year ended December 31, 2012, the Company recorded stock-based compensation and stock-based consulting expense of $931,280and $1,791,882, respectively. At December 31, 2012, there was a total of $519,688 of unrecognized compensation expense related to these non-vested warrant-based compensation arrangements discussed above.

Between July 2012 and August 2012, the Company issued an aggregate of 605,940 shares of common stock to two warrant holders in connection with the exercise of 1,200,000 stock warrants on a cashless basis.

On December 27, 2012, the Company sold an aggregate of 1,089,109 units with gross proceeds to the Company of $866,287 to certain accredited investors pursuant to a subscription agreement. Each unit was sold for a purchase price of $0.80 per unit and consists of: (i) two shares of the Company’s common stock (2,178,218 common stock) and (ii) a five-year warrant to purchase an additional share of common stock (1,089,109 warrants) at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The warrants may be exercised on a cashless basis. The warrants contains limitations on the holder’s ability to exercise the warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding common stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT) (continued)

A summary of the status of the Company's outstanding stock warrants and changes during the period then ended is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2011	-	$-	-
Granted	13,589,109	0.51	8.59
Cancelled	(4,800,000)	0.50	9.80
Forfeited	-	-	-
Exercised	(6,200,000)	0.50	9.70
Balance at December 31, 2012	2,589,109	$0.54	6.52

Warrants exercisable at December 31, 2012	1,089,109	$-	-
Weighted average fair value of warrants granted during the year ended December 31, 2012		$0.51

Common Stock Option

In August 2012, the Company entered into executive employment agreements (the “Employment Agreement”) with Mark Groussman, Chief Executive Officer of the Company and John Stetson, President and Chief Operating Officer of the Company (the “Executives”). In connection with the Employment Agreement, the Company granted to Executives an aggregate of 3,000,000 10-year options to purchase shares of common stock at $0.50 per share which vest in full upon issuance. The Company also granted Mr. Groussman 1,000,000 restricted shares which shall vest as follows: 1/3 after the Company achieves at least $800,000 in gross profits; 1/3 after the Company achieves at least $1,200,000 in gross profits and 1/3 after the Company achieves at least $1,600,000 in gross profits. The Company granted Mr. Stetson 2,000,000 restricted shares which shall vest as follows: 1/3 after the Company achieves at least $800,000 in gross profits; 1/3 after the Company achieves at least $1,200,000 in gross profits and 1/3 after the Company achieves at least $1,600,000 in gross profits. The Company shall account for the restricted shares once vested pursuant to the terms of the Employment Agreement.

The 3,000,000 options were valued on the grant date at approximately $0.48 per option or a total of $1,454,400 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.50 per share (based on the recent selling price of the Company’s common stock at private placements), volatility of 192%, expected term of 5 years, and a risk free interest rate of 0.61%. For the year ended December 31, 2012, the Company recorded stock-based compensation of $1,454,400 in connection with the fully vested options granted above.

On November 14, 2012, in connection with the Sampo Share Exchange and the changes to the Company’s Board of Directors and Executive Officers (see Note 1), Mark Groussman agreed to forfeit to the Company for cancellation, an unvested restricted stock grant equal to 1,000,000 shares of common stock and a fully vested option grant to purchase an aggregate of 1,500,000 shares of common stock. Additionally, John Stetson agreed to forfeit to the Company for cancellation, an unvested restricted stock grant equal to 2,000,000 shares of common stock and a fully vested option grant to purchase an aggregate of 1.500.000 shares of common stock, which were issued in connection with their previously executed employment agreements.  In January 2013, Mr. Stetson entered into a new employment agreement with the Company in connection with his appointment as the Company’s Chief Financial Officer.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 6 - STOCKHOLDERS' EQUITY (DEFICIT) (continued)

On November 14, 2012, the Company entered into an employment agreement with Doug Croxall (the “Croxall Employment Agreement”), whereby Mr. Croxall agreed to serve as our Chief Executive Officer for a period of two years, subject to renewal, in consideration for an annual salary of $350,000 and an Indemnification Agreement.  Additionally, under the terms of the Croxall Employment Agreement, Mr. Croxall shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  As further consideration for his services, Mr. Croxall received a ten year option award to purchase an aggregate of 2,000,000 shares of the Company’s common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in 24 equal monthly installments on each monthly anniversary of the date of the Croxall Employment Agreement. The 2,000,000 options were valued on the grant date at approximately $0.48 per option or a total of $968,600 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.50 per share (based on the recent selling price of the Company’s common stock at private placements), volatility of 192%, expected term of 5 years, and a risk free interest rate of 0.61%. For the year ended December 31, 2012, the Company recorded stock-based compensation of $60,538. At December 31, 2012, there was a total of $908,062 of unrecognized compensation expense related to these non-vested warrant-based compensation arrangements discussed above.

A summary of the stock options as of December 31, 2012 and changes during the period are presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at December 31, 2011	-	-	-
Granted	5,000,000	0.50	10.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	(3,000,000)	0.50	10.0
Balance outstanding at December 31, 2012	2,000,000	$0.50	9.87

Options exercisable at end of year	83,333	$0.50
Options expected to vest	1,916,667
Weighted average fair value of options granted during the period		$0.48

Stock options outstanding at December 31, 2012 as disclosed in the above table have approximately $1,000,000 intrinsic value at the end of the year.

NOTE 7 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 7 – RELATED PARTY TRANSACTIONS (continued)

In November 2011, the Company issued a promissory note for $53,500 to an affiliated company owned by the officers of Amicor. The note was payable in full without interest on or before January 15, 2012. In December 2011, the Company issued a promissory note for $99,474 to an affiliated company owned by the officers of Amicor. The note was payable in full without interest on or before January 15, 2012. Such note was issued in connection with the execution of a lease assignment agreement between the Company and the affiliated company for certain mineral rights located in San Juan County, Utah. On January 30, 2012, the Company paid both promissory notes above for a total of $152,974. The affiliated company agreed not to charge the Company a late penalty fee upon satisfaction of the notes.

On January 26, 2012, the Company entered into a 1 year consulting agreement with GRQ Consultants, Inc., pursuant to which such consultant will provide certain services to the Company in consideration for which the Company sold to the consultant warrants to purchase an aggregate of 1,750,000 shares of the Company’s common stock with an exercise price of $0.50. Barry Honig is the owner of GRQ Consultants, Inc. GRQ Consultants, Inc. 401(k), which is also owned by Mr. Honig, purchased an aggregate of $500,000 of shares of common stock in the Company’s Private Placement.  In addition, the Company entered into an Option Agreement with Pershing and Mr. Honig is a member of Pershing’s board of directors (see Note 6). Additionally, the Company entered into consulting agreement with Melechdavid Inc. in consideration for which the Company sold to Melechdavid Inc. warrants to purchase an aggregate of 1,750,000 shares of the Company’s common stock with an exercise price of $0.50 per share. The Company’s former Chief Executive Officer is the President of Melechdavid Inc. (see Note 6).

On January 26, 2012 the Company also issued a ten-year warrant to purchase an aggregate of 300,000 shares of common stock with an exercise price of $0.50 per share to Daniel Bleak, an outside consultant to the Company, which vests in three equal annual installments with the first installment vesting one year from the date of issuance. Daniel Bleak is the father of Joshua Bleak, a former member of the Company’s board of directors. Additionally, in August 2012, the Company paid Daniel Bleak $50,000 for research and business advisory services rendered pursuant to a Professional Service Agreement executed on August 1, 2012.

On March 19, 2012, the Company entered into an agreement with California Gold Corp. (“California Gold”), pursuant to which the Company agreed to provide California Gold with a geological review on or prior to March 30, 2012, of the Company’s certain uranium properties in consideration for $125,000 (see Note 9). David Rector, the Company’s former director, is a member of California Gold’s board of directors.

The Company’s principal place of business was located in a building owned by Silver Hawk Ltd., a Colorado corporation.   George Glasier, the Company’s former Chief Executive Officer, is the President and Chief Executive Officer of Silver Hawk Ltd.  The Company leased its office space on a month to month basis at a monthly rate of $850 pursuant to a lease effective January 1, 2012. Under the terms of the Rescission Agreement, the Company’s lease for such office space was terminated.

Between June 2012 and July 2012, the Company loaned $147,708 to an affiliated company in exchange for a secured promissory note. The note bore 6% interest per annum and shall become due and payable on or before June 29, 2013. This note was secured by a real estate property owned by the affiliated company. In November 2012, the Company collected a total of $218,218 from the affiliated company and such payment was applied towards the principal amount of $147,708 and interest of $70,510.  The Company recognized interest income of $70,510 during the year ended December 31, 2012 and is included in the loss from discontinued operations as this transaction relates to the Company’s real estate business. Barry Honig, the President of the affiliated company, is a shareholder of the Company. Additionally, in August 2012, the Company issued 302,970 shares of common stock in connection with the exercise of 600,000 stock warrants on a cashless basis. The warrant holder was Barry Honig who purchased 600,000 warrants from a third party in June 2012.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 7 – RELATED PARTY TRANSACTIONS (continued)

In August 2012, the Company issued 302,970 shares of common stock in connection with the exercise of 600,000 stock warrants on a cashless basis. The warrant holder was Melechdavid Inc. who purchased 600,000 warrants from a third party in June 2012. The Company’s former Chief Executive Officer is the President of Melechdavid Inc. Additionally, in November 2012, the Company received a notice from the former Chief Executive Officer that the former Chief Executive Officer had violated Section 16(b) of the Exchange Act as a result of certain purchases and sales of shares of the Company’s common stock made by the former Chief Executive Officer within a period of less than six months that generated short-swing profits under Section 16(b). In December 2012, the former Chief Executive Officer made a $50,000 payment to the Company in disgorgement of the short-swing profits.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Mining Lease Agreements

In November 2011, the Company, through its wholly owned subsidiary, Amicor, entered into several mining lease agreements with certain officers of Amicor and affiliated companies owned by the officers of Amicor (collectively the “Lessors”). Such mining lease agreements granted and leased to the Company mineral properties located in the County of San Juan, Utah, County of Montrose, Colorado and County of San Miguel, Colorado. The term of the mining lease agreements was for the period of 20 years. The Company was required to pay the annual Federal Bureau of Land Management maintenance fees and other fees required to hold the mineral properties. If the Company fails to keep or perform according to the terms of this agreement shall constitute an event of default and as such the Company shall have 10 days after receipt of default notice to make good or cure the default. Upon failure to cure the default, such mining lease agreements shall be terminated by the Lessors. The Company shall be under no further obligation or liability to the Lessors from and after the termination except for the performance of obligations and satisfaction of accrued liabilities to Lessors or third parties prior to such termination. On June 11, 2012, the Company terminated the leases in connection with the Rescission Agreement (see Note 1).

In December 2011, the Company, entered into a Lease Assignment and Acceptance Agreement with an affiliated company owned by the former officers of Amicor whereby the affiliated company agreed to assign its mineral rights and interests to the Company under a Surface and Mineral Lease Agreement dated in October 2011 with J.H. Ranch, Inc. located in San Juan County, Utah. The Company agreed to perform all of the affiliated company’s obligation under the Surface and Mineral Lease Agreement, including the payment of all lease payments, annual rents, advanced royalties, production royalties and other compensation as defined in the 20 year term Agreement.

The following schedule consists of the lease payment to Lessor based from the Agreement:

Due Date of Lease Payments from October 2011	Amount of Lease Payment

On or before the 30th day after the 1st Anniversary - paid	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

The Company is required under the terms of the Agreement to make annual rent payments commencing on or before the 30th day after the 5th anniversary and each year thereafter and shall pay $10 for each acre of land contained within the lease premises.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 8 – COMMITMENTS AND CONTINGENCIES (continued)

The following schedule consists of the advance royalty payments to Lessor based from the Agreement:

Due Date of Advance Royalty Payments from October 2011	Amount of Advance Royalty Payment

On or before the 30th day after the 1st Anniversary - paid	$42,500
On or before the 30th day after the 2nd Anniversary	$70,000
On or before the 30th day after the 3rd Anniversary	$87,500
On or before the 30th day after the 4th Anniversary as the 5th and final payment	$87,500

The Company shall pay a production royalty of 6.25% of the fair market value of all crude ores containing uranium, canadium and associated and related minerals mined and sold from the leased deposits. When production royalty payments from the sales of ores from the leased premises equal the cumulative amount due to Lessor as advanced royalty payment, the Company shall pay Lessor 12.5% of the fair market value as defined in the Agreement. In November 2012, the Company paid the lease payment and advance royalty payment due on the 1st anniversary of the agreement for a total of $85,000.

On January 30, 2012, the Company entered into a Mining Claim and Lease Sale/Purchase Agreement with Robert A. Larson whereby Mr. Larson sold and quitclaimed certain claims to the Company under a quitclaim deed and assigned the lease to the Company pursuant to a lease assignment in consideration for an aggregate purchase price One Hundred and Fifty Thousand Dollars ($150,000).  Pursuant to the terms of the agreement and the Quitclaim Deed, the Company shall pay to Mr. Larson a Production Royalty, on a quarterly basis, equal to 5% of the fair market value (calculated pursuant to the terms of the Quitclaim Deed) of all crude ores containing uranium, vanadium and associated and related minerals mined and shipped or sold from the Claims or fed to “Initial Process” defined in the Quitclaim Deed as “any processing or milling procedure to up-grade, concentrate or refine crude ores, including custom milling or other processing arrangement whereby title to the crude ore and all products derived therefrom is retained by the Company. Such property is located in San Miguel County, Colorado consisting of 320 acres more or less. The term of the assigned lease shall be for a period of 10 years and the Company shall have the right to renew and extend for an additional 10 year period. Under the lease, the Company shall pay annual rent payments of $10 for each acre of land contained within the property. Once development, mining and/or production has commenced and defined areas for mining has been designated, the annual rent payment for that portion shall be $25 for each acre designated with the remaining acreage shall continue to be paid at $10 for each acre. The Company shall also pay surface damage as defined in the Lease.

Agreements Purchased from Pershing Gold Corporation

On June 11, 2012, the Company and Pershing executed the exercise of the Option, through the assignment of Pershing’s wholly owned subsidiary, Acquisition Sub (see Note 5). As a result of the assignment, Acquisition Sub became a wholly owned subsidiary of the Company and the Company acquired all of Pershing’s uranium assets including certain lease agreements in uranium mining claims in Arizona, California and North Dakota.

Uranium Lease Agreements

The Company acquired the following Uranium lease agreements:

1)	Slope County, North Dakota, Lease 1 and 2

On June 28, 2007, through Acquisition Sub’s majority owned subsidiary, Secure Energy, LLC, signed a 20 year mining lease to develop and operate 472.8 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for eight years amounting to $36,717 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 8 – COMMITMENTS AND CONTINGENCIES (continued)

2)	Slope County, North Dakota, Lease 3

On November 23, 2007, through Acquisition Sub’s majority owned subsidiary, Secure Energy, LLC, the Company signed a 10 year mining lease, with the right to extend an additional 10 years, to develop and operate 554.24 acres of uranium mining properties in the Slope County, North Dakota. The Company prepaid the annual payment of $10 per net acre for ten years amounting to $53,775 at the date of signing. The Company will pay a production royalty of $0.75 per pound of all uranium sales or 5% of net proceeds from the sale of uranium bearing ores.

Royalty agreements

On June 11, 2012, through the assignment of Acquisition Sub, the Company purchased a 100% interest in 86 unpatented lode mining claims located in Mohave County, Arizona. The Company will pay a 3% net smelter returns royalty on all uranium sales. The Company shall have the right to reduce the royalty from 3% to 0% by paying the aggregate sum of $1,500,000 ($500,000 for each 1%).

On June 11, 2012, through the assignment of Acquisition Sub, the Company assumed the purchase and sale agreement with Absaroka Stone LLC to purchase certain unpatented mining claims commonly known as the “Uinta County (Carnotite) Uranium Prospect” located in the Uinta County of Wyoming.  Pursuant to the terms of the agreement, Absaroka Stone LLC agreed not to stake for its own account any additional mining claims within a 15 mile radius of the property.  Any additional mining claims to be located within a 15 mile radius of the property (the “Claim Body”) were to be located, staked and filed by the Company, at its expense and held in its name.   Such agreement requires a minimum of $200,000 relating to location, maintenance, exploration, development or equipping any one or more of the mining claims that comprise the Claim Body for commercial production within 24 months from the date of the agreement in May 2011.  If the Company fails to incur a minimum of $200,000 in expenses related to the foregoing within 24 months, the Company shall pay an aggregate sum of $50,000 to Absaroka Stone LLC. Pursuant to the terms of the agreement, the Company would pay a 1% gross royalty to Absaroka Stone LLC on any revenues derived from the sale of all uranium-vanadium, gold, silver, copper and rare earth ores or concentrates produced from the Claim Body, up to an aggregate of $1,000,000.  The Company has the option to eliminate the royalty obligations by paying Absaroka Stone LLC an aggregate payment of $1,000,000.

NOTE 9 – MARKETABLE SECURITIES

Marketable securities at December 31, 2012 consisted of the following:

	Cost	Gross Unrealized Gains/(losses)	Gross Realized Gains/(losses)	Fair Value

Publicly traded equity securities – available for sale	$125,000	—	(112,500)	$12,500

Available for sale securities are carried at fair value. Unrealized gains or losses on marketable securities - available for sale are recognized on a periodic basis as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale will be reflected in the Company’s net loss for the period in which the security are liquidated. At the end of each period, the Company evaluates the carrying value of the marketable securities for a decrease in value. The Company evaluates the company underlying these marketable securities to determine whether a decline in fair value below the amortized cost basis is other than temporary. If the decline in fair value is judged to be “other- than- temporary”, the cost basis of the individual security shall be written down to fair value as a new cost basis and the amount of the write-down is charged to earnings.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 9 – MARKETABLE SECURITIES (continued)

On March 19, 2012, the Company entered into an agreement with California Gold, pursuant to which the Company agreed to provide California Gold with a geological review (the “Report”) on or prior to March 30, 2012, of the Company’s certain uranium properties pursuant to which California Gold may determine and identify the approximate locations and scope of geologic formations that could contain potential gold deposits on these properties.

In consideration for delivery of the Report, California Gold agreed to pay the Company $125,000, which payment may, at the election of California Gold, be paid in cash or in unregistered shares of California Gold common stock, par value $0.001 per share (the “California Gold Common Stock”), issued by California Gold.  In the event that California Gold elects to deliver the California Gold Common Stock, it shall deliver such number of shares of California Gold Common Stock that shall be equal to the number which results from dividing $125,000 by the lesser of: (i) the closing price of a share of the California Gold Common Stock as quoted on the Over the Counter Bulletin Board on March 19, 2012 or (ii)
the purchase price per share of California Gold Common Stock paid by investors in California Gold sold in California Gold’s next financing, if any, on or before March 30, 2012. In March 2012, the Company received 1,250,000 restricted shares of California Gold.

At the time of issuance, the Company valued the shares of California Gold and recorded the cost of investment at the fair market value (based on the closing price pursuant to the agreement) of the shares at $0.10 per share or $125,000 and was recorded as other income during the year ended December 31, 2012 as reflected in the accompanying consolidated statement of operations.

The Company evaluated these marketable securities and determined that the fair value is deemed to be other- than- temporary,  the cost basis of the individual security shall be written down to fair value as a new cost basis and the amount of the write-down is charged to earnings. During the year ended December 31, 2012, as a result of the evaluation, the Company has recorded a realized loss on other than temporary decline of $112,500.

NOTE 10 - INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carryforward for tax purposes totaling approximately $1,227,000 at December 31, 2012, expiring through the year 2032. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the year ended December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Tax benefit computed at "expected" statutory rate	$(2,359,025)	$(37,169)
State income taxes, net of benefit	(60,884)	(492)
Permanent differences :
Impairment expense	437,324	33,820
Stock based compensation and consulting	1,508,371	-
Other permanent differences	(681)	-

Increase in valuation allowance	474,895	3,841
Net income tax benefit	$-	$-

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 10 - INCOME TAXES (continued)

The table below summarizes the differences between the Companies’ effective tax rate and the statutory federal rate as follows for the period ended:

	December 31, 2012	December 31, 2011

Computed "expected" tax expense (benefit)	(34.0)%	(34.0)%
State income taxes	(5.0)%	(5.0)%
Permanent differences	31.0%	-
Change in valuation allowance	8.0%	39.0%

Effective tax rate	0.0%	0.0%

The Companies have a deferred tax asset which is summarized as follows at:

Deferred tax assets:	December 31, 2012	December 31, 2011
Net operating loss carryover	$478,736	$3,841
Less: valuation allowance	(478,736)	(3,841)
Net deferred tax asset	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2012, due to the uncertainty of realizing the deferred income tax assets.  The valuation allowance was increased by $474,895.

NOTE 11 – SUBSEQUENT EVENTS

On January 28, 2013, the Company entered into an employment agreement with John Stetson, the Company’s  Chief Financial Officer and Secretary (the “Stetson Employment Agreement”) whereby Mr. Stetson agreed to serve as the Company's Chief Financial Officer for a period of one year, subject to renewal, in consideration for an annual salary of $75,000  Additionally,  Mr. Stetson shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors, subject to standard “claw-back rights” in the event of any restatement of any prior period earnings or other results as from which any annual bonus shall have been determined.  As further consideration for his services, Mr. Stetson shall receive a ten year option award to purchase an aggregate of 500,000 shares of the Company’s common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of the Stetson Employment Agreement, provided Mr. Stetson is still employed by the Company. In the event of Mr. Stetson’s termination prior to the expiration of his employment term under his employment agreement, unless he is terminated for Cause (as defined in the Stetson Employment Agreement), or in the event Mr. Stetson resigns without Good Reason (as defined in the Stetson Employment Agreement), the Company shall pay to him a lump sum in an amount equal to the sum of his (i) base salary for the prior 12 months plus (ii) his annual bonus amount during the prior 12 months.

On February 15, 2013, the Company filed the Certificate with the Secretary of State of the State of Nevada in order to effectuate the Name Change to Marathon Patent Group, Inc. (see Note 1). The Name Change will be effective for the principal market for the Shares, the Over-the-Counter Bulletin Board, upon approval by the Financial Industry Regulatory Authority (“FINRA”) at which time the new trading symbol “MARA” will also become effective.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 11 – SUBSEQUENT EVENTS (continued)

On March 1, 2013, Mr. Nathaniel Bradley was appointed as the Company’s Chief Technology Officer and President of IP Services. Pursuant to the Employment Agreement between the Company and Mr. Bradley dated March 1, 2013 (“Bradley Employment Agreement”), Mr. Bradley shall serve as the Company’s Chief Technology Officer and President of IP Services for two (2) years. The Bradley Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Bradley shall be entitled to a base salary at an annual rate of $195,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Bradley shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Bradley shall be awarded five (5) year stock options to purchase an aggregate of one million (1,000,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Bradley is still employed by the Company on each such date.

On March 1, 2013, Mr. James Crawford was appointed as the Company’s Chief Operating Officer. Pursuant to the Employment Agreement between the Company and Mr. Crawford dated March 1, 2013 (“Crawford Employment Agreement”), Mr. Crawford shall serve as the Company’s Chief Operating Officer for two (2) years. The Crawford Employment Agreement shall be automatically renewed for successive one (1) year periods thereafter. Mr. Crawford shall be entitled to a base salary at an annual rate of $185,000, with such upward adjustments as shall be determined by the Board in its sole discretion. Mr. Crawford shall also be entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board for earning bonuses. Mr. Crawford shall be awarded five (5) year stock options to purchase an aggregate of five hundred thousand (500,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 1, 2013 as reported by the OTC Bulletin Board, vesting in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013, provided Mr. Crawford is still employed by the Company on each such date.

On March 8, 2013, Mr. Joshua Bleak and Mr. David Rector tendered their resignations as members of the Board of the Company.

On March 8, 2013, the Board appointed Mr. Craig Nard and Mr. William Rosellini to fill the vacancies created by the resignation of Mr. Bleak and Mr. Rector. Pursuant to the Independent Director Agreement between the Company and Mr. Nard and Mr. Rosellini dated March 8, 2013. Each director shall be granted five (5) year stock options to purchase an aggregate of one hundred thousand (100,000) shares of the Company’s common stock, with a strike price based on the closing price of the Company’s common stock on March 8, 2013 as reported by the OTC Bulletin Board. The options shall vest as follows: 33% the first anniversary hereof; 33% on the second anniversary and 34% on the third anniversary, and shall be subject to the Company’s stock plan as in effect from time to time, including any clawback and termination provisions therein. The option agreements shall provide for cashless exercise features. Such agreement shall be terminated upon resignation or removal of Mr. Nard and Mr. Rosellini as members of the Board.

In February 2013, the Company sold 2 real estate properties generating revenues of approximately $440,000. The Company intends to sell and dispose its remaining real estate holdings during fiscal 2013.

On March 6, 2013, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Augme Technologies (“Seller”) whereby Seller agreed to sell to the Company certain office equipment, data, documentation, and business information related to the Seller’s business and assign agreements and prospective clients and business opportunities to the Company. In consideration for the assets and assigned agreements, the Company shall pay $10,000 at closing and provide litigation assistance as defined in the Agreement. As additional consideration, the Company also entered into a 2 year Service Agreement (the “Service Agreement”) with the Seller whereby the Seller shall engage the Company to provide consulting services including patent litigation matters, sale, license involving the Seller’s intellectual property and general consulting services to continue the Seller’s business operations.

MARATHON PATENT GROUP, INC.
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
(DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012

NOTE 11 – SUBSEQUENT EVENTS (continued)

The Company shall provide certain fixed hours of services per month without additional compensation to the Company pursuant to the Service Agreement. In the event the Seller request for additional hours of the Company’s services, the Seller shall be billed $350 for each additional hour of services provided by the Company. Pursuant to the Agreement, the Company shall also assume certain office lease agreement in connection with an office located in Tucson, Arizona. The term of the office lease is currently set to expire on July 31, 2013 and the base rent of the office lease is $4,774 per month.

CYBERFONE SYSTEMS, LLC

FINANCIAL STATEMENTS

MARCH 31, 2013

CYBERFONE SYSTEMS, LLC
FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at March 31, 2013 (Unaudited) and December 31, 2012	F-3

Statements of Operations –
For the three months ended March 31, 2013 and 2012 (Unaudited)	F-4

Statements of Changes in Members’ Equity –
For the period from inception (July 25, 2011) to the period
ended March 31, 2013 (Unaudited)	F-5

Statements of Cash Flows –
For the three months ended March 31, 2013 and 2012 (Unaudited)	F-6

Notes to Unaudited Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Members
CyberFone Systems, LLC

We have reviewed the accompanying balance sheets of CyberFone Systems, LLC (the "Company") as of March 31, 2013, and the related statements of operations, changes in members’ equity, and cash flows for the three months ended March 31, 2013 and 2012. These interim financial statements are the responsibility of the Company’s management.

We conducted the reviews in accordance with standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/KBL, LLP
New York, NY
June 24, 2013

F - 2

CYBERFONE SYSTEMS, LLC
BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(Unaudited)

ASSETS

Current assets:
Cash	$2,390,207	$9,167
Accounts receivable - current portion	690,000	527,480

Total current assets	3,080,207	536,647

Other assets:
Accounts receivable - long term portion	180,000	180,000
Intangible assets, net	1,165,265	1,284,278
Total other assets	1,345,265	1,464,278

Total assets	$4,425,472	$2,000,925

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$319,774	$135,316
Total liabilities	319,774	135,316

Members' equity	4,105,698	1,865,609

Total liabilities and Members' equity	$4,425,472	$2,000,925

See accompanying notes to unaudited financial statements.

F - 3

CYBERFONE SYSTEMS, LLC
STATEMENTS OF OPERATIONS

	FOR THE THREE	FOR THE THREE
	MONTHS ENDED	MONTHS ENDED
	MARCH 31, 2013	MARCH 31, 2012
	(Unaudited)	(Unaudited)

Net revenues	$5,900,000	$1,395,000

Operating expenses:
Cost of revenues	3,032,680	851,470
General and administrative	1,627	11,072
Total operating expenses	3,034,307	862,542

Net income	$2,865,693	$532,458

See accompanying notes to unaudited financial statements.

F - 4

CYBERFONE SYSTEMS, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 25, 2011) TO THE PERIOD ENDED MARCH 31, 2013

Members'
Equity

Balance at July 25, 2011	$-

Member Contributions	1,526,364

Net income for the period ended December 31, 2011	888,177

Balance at December 31, 2011	2,414,541

Member Distributions	(3,713,670)

Net income for the year ended December 31, 2012	3,164,738

Balance at December 31, 2012	1,865,609

Member Distributions	(625,604)

Net income for the three months ended March 31, 2013	2,865,693

Balance at March 31, 2013	$4,105,698

See accompanying notes to unaudited financial statements.

F - 5

CYBERFONE SYSTEMS, LLC
STATEMENTS OF CASH FLOWS

	FOR THE THREE	FOR THE THREE
	MONTHS ENDED	MONTHS ENDED
	MARCH 31, 2013	MARCH 31, 2012
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$2,865,693	$532,458
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	119,013	119,013

Changes in operating assets and liabilities:
Accounts receivable - current portion	(162,520)	(520,000)
Accounts receivable - long term portion	-	(180,000)
Accounts payable and accrued expenses	184,458	324,286

Net cash provided by operating activities	3,006,644	275,757

Cash flows from investing activities:
Acquisition of patents	-	(143,465)
Net cash used in investing activities	-	(143,465)

Cash flows from financing activities:
Member distributions	(625,604)	(469,634)
Net cash used in financing activities	(625,604)	(469,634)

Net increase (decrease) in cash	2,381,040	(337,342)

Cash at beginning of period	9,167	835,000

Cash at end of period	$2,390,207	$497,658

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

See accompanying notes to unaudited financial statements.

F - 6

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

CyberFone Systems, LLC (the “Company”) formerly TDH Venture 1, LLC was incorporated under the laws of the State of Texas on July 25, 2011. The Company is engaged in the innovation, licensing and protection of intellectual property worldwide.  The intellectual property covers claims that provide the right to practice specific transactional data processing, telecommunications, networks and database inventions, including financials transactions.  The Company actively pursues licensing revenues by providing a license to its intellectual property to those entities that wish to acquire a right to use the technology. The patents and patent applications have been acquired from a third party and include US issued patents and applications and foreign issued patents and applications.

On November 23, 2011, the Company entered into an Interest Sale Agreement (the “Interest Sale Agreement”) with LVL Patent Group, LLC (“LVL”) whereby LVL transferred and assigned all of the issued and outstanding membership interests of its subsidiary which holds certain intellectual property rights to the Company in exchange for $250,000 less certain assumed liabilities as defined in the Interest Sale Agreement. In addition, the Company assumed the obligation under a certain Asset Purchase Agreement dated August 2011 between LVL and a third party including the payment of $1,550,000 and the assumption of certain contracts and agreements as further set forth in the Interest Sale Agreement (see Note 3).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of March 31, 2013, and the results of operations and cash flows for the three months ended March 31, 2013 have been included.

Use of Estimates and Assumptions

The  preparation  of  the  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the useful life of intangible assets.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and accrued liabilities approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. At March 31, 2013, the Company has reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Intangible assets

Intangible assets include patents purchased and recorded based on the cost to acquire them. These assets are amortized over their remaining estimated useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

The Company considers its licensing and enforcement activities as one unit of accounting under ASC 605-25, “Multiple-Element Arrangements” as the delivered items do not have value to customers on a standalone basis, there are no undelivered elements and there is no general right of return relative to the license. Under ASC 605-25, the appropriate recognition of revenue is determined for the combined deliverables as a single unit of accounting and revenue is recognized upon delivery of the final elements, including the license for past and future use and the release. Also due to the fact that the settlement element and license element for past and future use are the major central business, the Company does not present these two elements as different revenue streams in its statement of operations. The Company does not expect to provide licenses that do not provide some form of settlement or release. Revenues from patent enforcement activities accounted for 100% of revenues for the three months ended March 31, 2013 and 2012.

Cost of revenue

Cost of revenues mainly includes expenses incurred in connection with the Company’s patent enforcement activities, such as legal fees, consulting costs, patent maintenance, royalty fees for acquired patents and other related expenses, as well as, the amortization of acquired patents. Cost of revenue does not include expenses related to product development, integration or support, as these are included in general and administrative expenses.

F-8

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At March 31, 2013 and 2012, there was no allowance for bad debt. Accounts receivable- current portion at March 31, 2013 and December 31, 2012, amounted to $690,000 and $527,480, respectively. Accounts receivable – long term portion at March 31, 2013 and December 31, 2012, amounted to $180,000 and represents amounts that will be collected after 1 year.

Concentration of revenue and geographic area

Patent license revenue from enforcement activities is considered United States revenue as payments are for licenses for United States operations irrespective of the location of the licensee's or licensee's parent home domicile.

As of March 31, 2013, three customers accounted for 100% of total accounts receivable. Revenues from four customers accounted for approximately 100% of revenues for the three months ended March 31, 2013. As of March 31, 2012, two customers accounted for 100% of total accounts receivable. Revenues from four customers accounted for 100% of revenues for the three months ended March 31, 2012.

Income Taxes

The Company is treated as a disregarded entity for federal and state income tax reporting purpose and, thus no federal or state income tax expense has been recorded in the financial statements. Taxable income of the Company is passed through to its members and reported on their individual tax return.  The federal and state income tax returns of the individual are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, are reviewed for impairment.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The Company did not consider it necessary to record any impairment charges during the three months ended March 31, 2013 and 2012.

Recent Accounting Pronouncements

In July 2012, the FASB issued Accounting Standards Update (“ASU”) 2012-02, Balance Sheet (Topic 350) “Intangibles-Goodwill and Other”, which allows an organization to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for indefinite-lived intangible assets. An organization that elects to perform a qualitative assessment is required to perform the quantitative impairment test for an indefinite-lived intangible asset if it is more likely than not that the asset is impaired. This is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The

F-9

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company does not expect the adoption of ASU 2012-02 to have a material impact on its financial position, results of operations nor cash flows.

In April 2013, the FASB ASU 2013-07, “Presentation of Financial Statements: Topic Liquidation Basis of Accounting”. ASU 2013-07 requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is considered imminent when the likelihood is remote that the organization will return from liquidation and either: (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties; or (b) a plan for liquidation is being imposed by other forces. ASU 2013-07 will be effective for the Company beginning on January 1, 2014. The Company does not expect the adoption of ASU 2013-07 to have a material impact on its financial position, results of operations nor cash flows.

Commitments and Contingencies

Liabilities for loss contingencies arising from assessments, estimates or other sources are to be recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs expected to be incurred in connection with a loss contingency are expensed as incurred.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets were acquired upon the closing of the Interest Sale Agreement (see Note 1) and consisted of the following:

	March 31, 2013 (unaudited)	December 31, 2012	Weighted average amortization period (years)
Patents	1,800,000	1,800,000	3.92
Less: accumulated amortization	(634,735)	(515,722)
	1,165,265	1,284,278

Intangible assets are comprised of patents with estimated useful lives between approximately 3 to 6 years (20-year life of underlying patent, less the approximate 14 to 17 years elapsed since original patent application). Once placed in service, the Company will amortize the costs of intangible assets over their estimated useful lives on a straight-line basis.  Costs incurred to acquire patents, including legal costs, are also capitalized as long-lived assets and amortized on a straight-line basis with the associated patent. The Company assesses fair market value for any impairment to the carrying values.  As of March 31, 2013 and December 31, 2012 management concluded that there was no impairment to the acquired assets.

Amortization expense for the three months ended March 31, 2013 and 2012 was $119,013 and $119,013, respectively. Future amortization of intangible assets, net is as follows:

2013	357,038
2014	476,051
2015 and thereafter	332,176
Total	$1,165,265

During the period from inception (July 25, 2011) to December 31, 2011, the Company paid in cash a total of $1,656,535 in connection with the acquisition of the patents and recorded a patent purchase payable of $143,465 at December 31, 2011 for a total purchase price of $1,800,000. The Company paid such patent purchase payable in January 2012.

F-10

NOTE 4 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

In December 2011, on behalf of the Company, TechDev Holdings, LLC, a member of the Company, entered into an Advisory Services Agreement with IP Navigation Group, LLC (“IPNav”), a company founded and associated with a member of the Company. IPNav provides strategic advisory services relating to licensing, patent monetization, enforcement, settlement and support services with respect to the intellectual property rights owned by the Company. The Company shall pay 20% of the gross consideration collected in connection with licensing fees, litigation settlement fee, payment of damages or any other consideration generated from the monetization of its intellectual property rights effective January 2012. Pursuant to this agreement, during the three months ended March 31, 2012, the Company paid a total of $279,000 to IPNav in connection with the litigation settlement fees generated from the monetization of the Company’s intellectual property rights.

In January 2013, the Company directly entered into an Advisory Services Agreement with IPNav. The Company shall pay 20% of the gross consideration collected by the Company in connection with licensing fees, litigation settlement fee, payment of damages or any other consideration generated from the monetization of the Company’s intellectual property rights. Pursuant to this agreement, during the three months ended March 31, 2013, the Company paid a total of $1,180,000 to IPNav in connection with the litigation settlement fees generated from the monetization of the Company’s intellectual property rights.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Royalty fee

In connection with the execution of the Interest Sale Agreement (see Note 1), the Company assumed obligations under a certain Asset Purchase Agreement dated August 2011, whereby the Company was required to pay 6% of recoveries from litigation settlement fees to the inventor who sold the intellectual property rights which were assigned to the Company. In July 2012, such Asset Purchase Agreement was amended to increase the fee from 6% to 8.5% of gross recoveries. During the three months ended March 31, 2013 and 2012, the Company recorded $501,500 and $83,700 respectively, in royalty fees which have been included in cost of revenues as reflected in the accompanying statements of operations.

Contingency fees

In connection with the execution of the Interest Sale Agreement (see Note 1), the Company assumed a certain  agreement for patent enforcement related services under the Asset Purchase Agreement dated August 2011, whereby the Company is required to pay a total of 20% of the gross recoveries from litigation settlement fees to certain lawyers. During the three months ended March 31, 2013 and 2012, the Company recorded $1,180,000 and $279,000 respectively, in contingency fees which have been included in cost of revenues as reflected in the accompanying statements of operations.

Litigations

In the ordinary course of business, the Company actively pursues legal remedies to enforce its intellectual property rights and to stop unauthorized use of its technology. Other than ordinary routine litigation incidental to the business, the Company knows of no material, active or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

F-11

NOTE 6 - SUBSEQUENT EVENTS

On April 22, 2013, the Company and the members of the Company (the “Seller”) entered into a Merger Agreement (the “Merger Agreement”) with CyberFone Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and a wholly owned subsidiary of Marathon Patent Group, Inc. (“Marathon”). Pursuant to the terms of the Merger Agreement, the Company merged with and into Acquisition Corp with the Company surviving the merger as the wholly owned subsidiary of Marathon (the “Merger”).  In connection with the Merger, Marathon (i) issued 6,000,000 shares of its common stock to the Seller (the “Merger Shares”), (ii) paid the Seller $500,000 cash and (iii) issued a $500,000 promissory note to a member of the Company (the “Note”).  The Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  Marathon may prepay the Note at any time without premium or penalty. On June 21, 2013, the Company paid $500,000 in satisfaction of the Note. The transaction resulted in a business combination and caused the Company to become a wholly-owned subsidiary of Marathon. Mr. Doug Croxall is the Chief Executive Officer of both Marathon and LVL (see note 1).

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which the Company recovers $4 million from licensing or enforcement activities related to the patents), the Company will be required to pay out 7.5% of such recoveries to the Seller.

In connection with the Merger and pursuant to a license agreement (the “License Agreement”), the Company granted the Seller a non-exclusive license-back to the patents owned by the Company and the inventors retain commercialization rights previously granted by the Company or its predecessors.

F-12

CYBERFONE SYSTEMS, LLC
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
CyberFone Systems, LLC

We have audited the accompanying  balance sheets of CyberFone Systems, LLC (the "Company") as of December 31, 2012 and 2011 and the related  statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyberFone Systems, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ KBL, LLP
New York, New York
June 24, 2013

F-2

CYBERFONE SYSTEMS, LLC
BALANCE SHEETS

	December 31,
	2012	2011

ASSETS

Current assets:
Cash	$9,167	$835,000
Accounts receivable - current portion	527,480	-

Total current assets	536,647	835,000

Other assets:
Accounts receivable - long term portion	180,000	-
Intangible assets, net	1,284,278	1,760,329
Total other assets	1,464,278	1,760,329

Total assets	$2,000,925	$2,595,329

LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$135,316	$37,323
Patent purchase payable	-	143,465
Total liabilities	135,316	180,788

Members' equity	1,865,609	2,414,541

Total liabilities and Members' equity	$2,000,925	$2,595,329

See accompanying notes to financial statements.

F - 3

CYBERFONE SYSTEMS, LLC
STATEMENTS OF OPERATIONS

	FOR THE YEAR	FOR THE PERIOD FROM
	ENDED	INCEPTION (JULY 25, 2011) TO
	DECEMBER 31, 2012	DECEMBER 31, 2011

Net revenues	$8,184,950	$1,500,000

Operating expenses:
Cost of revenues	5,006,426	525,087
General and administrative	13,786	86,736
Total operating expenses	5,020,212	611,823

Net income	$3,164,738	$888,177

See accompanying notes to financial statements.

F - 4

CYBERFONE SYSTEMS, LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 25, 2011) TO THE YEAR ENDED DECEMBER 31, 2012

Members'
Equity

Balance at July 25, 2011	$-

Member Contributions	1,526,364

Net income for the period ended December 31, 2011	888,177

Balance at December 31, 2011	2,414,541

Member Distributions	(3,713,670)

Net income for the year ended December 31, 2012	3,164,738

Balance at December 31, 2012	$1,865,609

See accompanying notes to financial statements.

F - 5

CYBERFONE SYSTEMS, LLC
STATEMENTS OF CASH FLOWS

	FOR THE YEAR	FOR THE PERIOD FROM
	ENDED	INCEPTION (JULY 25, 2011) TO
	DECEMBER 31, 2012	DECEMBER 31, 2011

Cash flows from operating activities:
Net income	$3,164,738	$888,177
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	476,051	39,671

Changes in operating assets and liabilities:
Accounts receivable - current portion	(527,480)	-
Accounts receivable - long term portion	(180,000)	-
Accounts payable and accrued expenses	97,993	37,323

Net cash provided by operating activities	3,031,302	965,171

Cash flows from investing activities:
Acquisition of patents	(143,465)	(1,656,535)
Net cash used in investing activities	(143,465)	(1,656,535)

Cash flows from financing activities:
Member distributions	(3,713,670)	-
Member contributions	-	1,526,364
Net cash provided by (used in) financing activities	(3,713,670)	1,526,364

Net (decrease) increase in cash	(825,833)	835,000

Cash at beginning of period	835,000	-

Cash at end of year	$9,167	$835,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Patent purchase payable in connection with the acquisition of patents	$-	$143,465

See accompanying notes to financial statements.

F - 6

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

CyberFone Systems, LLC (the “Company”) formerly TDH Venture 1, LLC was incorporated under the laws of the State of Texas on July 25, 2011. The Company is engaged in the innovation, licensing and protection of intellectual property worldwide.  The intellectual property covers claims that provide the right to practice specific transactional data processing, telecommunications, networks and database inventions, including financials transactions.  The Company actively pursues licensing revenues by providing a license to its intellectual property to those entities that wish to acquire a right to use the technology. The patents and patent applications have been acquired from a third party and include US issued patents and applications and foreign issued patents and applications.

On November 23, 2011, the Company entered into an Interest Sale Agreement (the “Interest Sale Agreement”) with LVL Patent Group, LLC (“LVL”) whereby LVL transferred and assigned all of the issued and outstanding membership interests of its subsidiary which holds certain intellectual property rights to the Company in exchange for $250,000 less certain assumed liabilities as defined in the Interest Sale Agreement. In addition, the Company assumed the obligation under a certain Asset Purchase Agreement dated August 2011 between LVL and a third party including the payment of $1,550,000 and the assumption of certain contracts and agreements as further set forth in the Interest Sale Agreement (see Note 3).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates and Assumptions

The  preparation  of  the  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates. Significant estimates made by management include, but are not limited to, the useful life of intangible assets.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable and accrued liabilities approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 “Fair Value Option” was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000. In addition to the basic insurance deposit coverage, the FDIC was providing temporary unlimited coverage for non-interest bearing transaction accounts through December 31, 2012. At December 31, 2012 and 2011, the Company has not reached bank balances exceeding the FDIC insurance limit on interest bearing accounts. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Intangible assets

Intangible assets include patents purchased and recorded based on the cost to acquire them. These assets are amortized over their remaining estimated useful lives. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability of amounts is reasonably assured.

The Company considers its licensing and enforcement activities as one unit of accounting under ASC 605-25, “Multiple-Element Arrangements” as the delivered items do not have value to customers on a standalone basis, there are no undelivered elements and there is no general right of return relative to the license. Under ASC 605-25, the appropriate recognition of revenue is determined for the combined deliverables as a single unit of accounting and revenue is recognized upon delivery of the final elements, including the license for past and future use and the release. Also due to the fact that the settlement element and license element for past and future use are the major central business, the Company does not present these two elements as different revenue streams in its statement of operations. The Company does not expect to provide licenses that do not provide some form of settlement or release. Revenues from patent enforcement activities accounted for 100% of revenues for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011.

Cost of revenue

Cost of revenues mainly includes expenses incurred in connection with the Company’s patent enforcement activities, such as legal fees, consulting costs, patent maintenance, royalty fees for acquired patents and other related expenses, as well as, the amortization of acquired patents. Cost of revenue does not include expenses related to product development, integration or support, as these are included in general and administrative expenses.

F-8

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.  At December 31, 2012 and 2011, there was no allowance for bad debt. Accounts receivable- current portion at December 31, 2012 and 2011, amounted to $527,480 and $0, respectively. Accounts receivable – long term portion at December 31, 2012 and 2011, amounting to $180,000 and $0 and represents amounts that will be collected after 1 year.

Concentration of revenue and geographic area

Patent license revenue from enforcement activities is considered United States revenue as payments are for licenses for United States operations irrespective of the location of the licensee's or licensee's parent home domicile.

As of December 31, 2012, three customers accounted for 100% of total accounts receivable. Revenues from five customers accounted for approximately 40% of revenues for the year ended December 31, 2012. As of December 31, 2011, there was no accounts receivable. Revenues from five customers accounted for 100% of revenues for the period from inception (July 25, 2011) to December 31, 2011.

Income Taxes

The Company is treated as a disregarded entity for federal and state income tax reporting purpose and, thus no federal or state income tax expense has been recorded in the financial statements. Taxable income of the Company is passed through to its members and reported on their individual tax return.  The federal and state income tax returns of the individual are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Impairment of Long-lived Assets

The Company accounts for the impairment or disposal of long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, are reviewed for impairment.  The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of long-lived assets may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future net undiscounted cash flows expected to be generated by the asset. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011.

Recent Accounting Pronouncements

In July 2012, the FASB issued Accounting Standards Update (“ASU”) 2012-02, Balance Sheet (Topic 350) “Intangibles-Goodwill and Other”, which allows an organization to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for indefinite-lived intangible assets. An organization that elects to perform a qualitative assessment is required to perform the quantitative impairment test for an indefinite-lived intangible asset if it is more likely than not that the asset is impaired. This is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption of ASU 2012-02 to have a material impact on its financial position, results of operations nor cash flows.

F-9

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2013, the FASB ASU 2013-07, “Presentation of Financial Statements: Topic Liquidation Basis of Accounting”. ASU 2013-07 requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is considered imminent when the likelihood is remote that the organization will return from liquidation and either: (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties; or (b) a plan for liquidation is being imposed by other forces. ASU 2013-07 will be effective for the Company beginning on January 1, 2014. The Company does not expect the adoption of ASU 2013-07 to have a material impact on its financial position, results of operations nor cash flows.

Commitments and Contingencies

Liabilities for loss contingencies arising from assessments, estimates or other sources are to be recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs expected to be incurred in connection with a loss contingency are expensed as incurred.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets were acquired upon the closing of the Interest Sale Agreement (see Note 1) and consisted of the following:

	As of December 31,		Weighted average amortization period
	2012	2011	(years)
Patents	1,800,000	1,800,000	3.92
Less: accumulated amortization	(515,722)	(39,671)
	1,284,278	1,760,329

Intangible assets are comprised of patents with estimated useful lives between approximately 3 to 6 years (20-year life of underlying patent, less the approximate 14 to 17 years elapsed since original patent application). Once placed in service, the Company will amortize the costs of intangible assets over their estimated useful lives on a straight-line basis.  Costs incurred to acquire patents, including legal costs, are also capitalized as long-lived assets and amortized on a straight-line basis with the associated patent. The Company assesses fair market value for any impairment to the carrying values.  As of December 31, 2012 and 2011 management concluded that there was no impairment to the acquired assets.

Amortization expense for the year ended December 31, 2012 and for the period from inception (July 25, 2011) to December 31, 2011 was $476,051 and $39,671, respectively. Future amortization of intangible assets, net is as follows:

2013	476,051
2014	476,051
2015 and thereafter	332,176

Total	$1,284,278

During the period from inception (July 25, 2011) to December 31, 2011, the Company paid in cash a total of $1,656,535 in connection with the acquisition of the patents and recorded a patent purchase payable of $143,465 at December 31, 2011 for a total purchase price of $1,800,000. The Company paid such patent purchase payable in January 2012.

F-10

NOTE 4 – RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

During the period from inception (July 25, 2011) to December 31, 2011, the Company paid consulting fees to a member of the Company amounting to $75,000 which has been included in general and administrative expenses as reflected in the accompanying statements of operations.

In December 2011, on behalf of the Company, TechDev Holdings, LLC, a member of the Company, entered into an Advisory Services Agreement with IP Navigation Group, LLC (“IPNav”), a company founded and associated with a member of the Company. IPNav provides strategic advisory services relating to licensing, patent monetization, enforcement, settlement and support services with respect to the intellectual property rights owned by the Company. The Company shall pay 20% of the gross consideration collected in connection with licensing fees, litigation settlement fee, payment of damages or any other consideration generated from the monetization of its intellectual property rights effective January 2012. Pursuant to this agreement, during the year ended December 31, 2012, the Company paid a total of $1,636,990 to IPNav in connection with the litigation settlement fees generated from the monetization of the Company’s intellectual property rights. In January 2013, the Company directly entered into an Advisory Service Agreement with IPNav (see note 6).

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Royalty fee

In connection with the execution of the Interest Sale Agreement (see Note 1), the Company assumed obligations under a certain Asset Purchase Agreement dated August 2011, whereby the Company was required to pay 6% of recoveries from litigation settlement fees to the inventor who sold the intellectual property rights which were assigned to the Company. In July 2012, such Asset Purchase Agreement was amended to increase the fee from 6% to 8.5% of gross recoveries. During the period from inception (July 25, 2011) to December 31, 2011 and for the year ended December 31, 2012, the Company recorded $90,000 and $600,396, respectively, in royalty fees which have been included in cost of revenues as reflected in the accompanying statements of operations.

Contingency fees

In connection with the execution of the Interest Sale Agreement (see Note 1), the Company assumed a certain  agreement for patent enforcement related services under the Asset Purchase Agreement dated August 2011, whereby the Company is required to pay a total of 20% of the gross recoveries from litigation settlement fees to certain lawyers. During the period from inception (July 25, 2011) to December 31, 2011 and for the year ended December 31, 2012, the Company recorded $1,636,985 and $300,000, respectively, in contingency fees which have been included in cost of revenues as reflected in the accompanying statements of operations.

Litigations

In the ordinary course of business, the Company actively pursues legal remedies to enforce its intellectual property rights and to stop unauthorized use of its technology. Other than ordinary routine litigation incidental to the business, the Company knows of no material, active or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

F-11

NOTE 6 - SUBSEQUENT EVENTS

In January 2013, the Company directly entered into an Advisory Services Agreement with IPNav (see note 4). IPNav provides strategic advisory services relating to licensing, patent monetization, enforcement, settlement and support services with respect to the intellectual property rights owned by the Company. The Company shall pay 20% of the gross consideration collected by the Company in connection with licensing fees, litigation settlement fee, payment of damages or any other consideration generated from the monetization of the Company’s intellectual property rights.

On April 22, 2013, the Company and the members of the Company (the “Seller”) entered into a Merger Agreement (the “Merger Agreement”) with CyberFone Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and a wholly owned subsidiary of the Marathon Patent Group, Inc. (“Marathon”). Pursuant to the terms of the Merger Agreement, the Company merged with and into Acquisition Corp with the Company surviving the merger as the wholly owned subsidiary of Marathon (the “Merger”).  In connection with the Merger, Marathon (i) issued 6,000,000 shares of its common stock to the Seller (the “Merger Shares”), (ii) paid the Seller $500,000 cash and (iii) issued a $500,000 promissory note to a member of the Company (the “Note”).  The Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  Marathon may prepay the Note at any time without premium or penalty. On June 21, 2013, Marathon paid $500,000 in satisfaction of the Note. The transaction resulted in a business combination and caused the Company to become a wholly-owned subsidiary of Marathon. Mr. Doug Croxall is the Chief Executive Officer of both Marathon and LVL (see note 1).

In addition to the payments described above, within 30 days following the end of each calendar quarter (commencing with the first full calendar quarter following the calendar quarter in which the Company recovers $4 million from licensing or enforcement activities related to the patents), the Company will be required to pay out 7.5% of such recoveries to the Seller.

In connection with the Merger and pursuant to a license agreement (the “License Agreement”), the Company granted the Seller a non-exclusive license-back to the patents owned by the Company and the inventors retain commercialization rights previously granted by the Company or its predecessors.

F-12

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES

F-1

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Marathon Patent Group, Inc.
	and Subsidiaries	CyberFone Systems, LLC
	March 31, 2013	March 31, 2013		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr		Cr.	Balances
	(Unaudited)	(Unaudited)					(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,916,476	$2,390,207		$-	(1)	$2,890,207	$2,416,476
Accounts receivable - current portion	-	690,000		-	(1)	690,000	-
Marketable securities - available for sale securities	6,250	-		-		-	6,250
Prepaid expenses	30,666	-		-		-	30,666
Assets of discontinued operations - current portion	53,395	-		-		-	53,395

Total Current Assets	3,006,787	3,080,207		-		3,580,207	2,506,787

Goodwill	-	-	(1)	2,114,735		-	2,114,735
Accounts receivable - long term portion	-	180,000		-	(1)	180,000	-
Property and equipment, net	9,722	-		-		-	9,722
Intangible assets, net	474,605	1,165,265		-		-	1,639,870
Assets of discontinued operations - long term portion	230,088	-		-		-	230,088

Total Assets	$3,721,202	$4,425,472		$2,114,735		$3,760,207	$6,501,202

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$153,169	$319,774	(1)	$319,774		$-	$153,169
Liabilities of discontinued operations	30,664	-		-		-	30,664
Note payable	-	-		-	(1)	500,000	500,000

Total Liabilities	183,833	319,774		319,774		500,000	683,833

Commitments and Contingencies

STOCKHOLDERS' EQUITY:

Preferred stock, $.0001 par value, 50,000,000 shares
authorized: none issued and outstanding	-	-		-		-	-
Common stock, ($.0001 par value; 200,000,000 shares authorized;
45,546,345 shares issued and outstanding prior to acquisition; 51,546,345 shares
issued and outstanding after the acquisition)	4,555	-		-	(1)	600	5,155
Additional paid-in capital	11,192,230	-		-	(1)	2,279,400	13,471,630
Accumulated other comprehensive income - marketable securities available for sale	(6,250)	-		-		-	(6,250)
Retained earnings (accumulated deficit)	(7,642,670)	4,105,698	(1)	4,105,698		-	(7,642,670)

Total Marathon Patent Group, Inc. equity	3,547,865	4,105,698		4,105,698		2,280,000	5,827,865

Non-Controlling Interest in Subsidiary	(10,496)	-		-		-	(10,496)

Total Stockholders' Equity	3,537,369	4,105,698		4,105,698		2,280,000	5,817,369

Total Liabilities and Stockholders' Equity	$3,721,202	$4,425,472		$4,425,472		$2,780,000	$6,501,202

See accompanying notes to unaudited pro forma combined financial information.

F-2

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Marathon Patent Group, Inc.
	and Subsidiaries	CyberFone Systems, LLC

	For the Three Months	For the Three Months
	Ended March 31,	Ended March 31,
	2013	2013	Pro Forma Adjustments		Pro Forma
			Dr	Cr.	Balances
	(Unaudited)	(Unaudited)			(Unaudited)

Net revenues	$-	$5,900,000	$-	$-	$5,900,000

Operating Expenses:
Cost of revenues	-	3,032,681	-	-	3,032,681
Compensation and related taxes	426,675	-	-	-	426,675
Consulting fees	45,224	-	-	-	45,224
Professional fees	158,472	-	-	-	158,472
General and administrative expenses	84,006	1,626	-	-	85,632

Total Operating Expenses	714,377	3,034,307	-	-	3,748,684

Loss from Operations	(714,377)	2,865,693	-	-	2,151,316

Other Income (Expense)
Interest income	291	-	-	-	291
Interest expense	(230)	-	-	-	(230)

Total Other (Expense) - net	61	-	-	-	61

Loss from continuing operations before provision for income taxes	(714,316)	2,865,693	-	-	2,151,377

Provision for income taxes	-	-	-	-	-

Loss from continuing operations	(714,316)	2,865,693	-	-	2,151,377

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	108,780	-	-	-	108,780

Net loss	(605,536)	2,865,693	-	-	2,260,157

Less: Net loss attributable to non-controlling interest	-	-	-	-	-

Net loss attributable to Marathon Patent Group, Inc.	$(605,536)	$2,865,693	$-	$-	$2,260,157

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.02)				$0.05
Loss from discontinued operations	0.00				0.00
	$(0.02)				$0.05

Weighted average shares outstanding:
Basic and Diluted	45,546,345				45,546,345

See accompanying notes to unaudited pro forma combined financial statements.

F-3

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Marathon Patent Group, Inc.
	and Subsidiaries	CyberFone Systems, LLC

	For the Year	For the Year
	Ended December 31,	Ended December 31,
	2012	2012	Pro Forma Adjustments		Pro Forma
			Dr	Cr.	Balances
	(Unaudited)	(Unaudited)			(Unaudited)

Net revenues	$-	$8,184,950	$-	$-	$8,184,950

Operating Expenses:
Cost of revenues	-	5,006,426	-	-	5,006,426
Compensation and related taxes	2,676,462	-	-	-	2,676,462
Consulting fees	2,042,144	-	-	-	2,042,144
Professional fees	510,112	-	-	-	510,112
General and administrative expenses	312,244	13,786	-	-	326,030

Total Operating Expenses	5,540,962	5,020,212	-	-	10,561,174

Loss from Operations	(5,540,962)	3,164,738	-	-	(2,376,224)

Other Income (Expense)
Other income	125,000	-			125,000
Realized loss other than temporary decline - available for sale	(112,500)	-			(112,500)
Interest income	978	-	-	-	978
Interest expense	(153)	-	-	-	(153)

Total Other (Expense) - net	13,325	-	-	-	13,325

Loss from continuing operations before provision for income taxes	(5,527,637)	3,164,738	-	-	(2,362,899)

Provision for income taxes	-	-	-	-	-

Loss from continuing operations	(5,527,637)	3,164,738	-	-	(2,362,899)

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	(1,410,671)	-	-	-	(1,410,671)

Net loss	(6,938,308)	3,164,738	-	-	(3,773,570)

Less: Net loss attributable to non-controlling interest	10,496	-	-	-	10,496

Net loss attributable to Marathon Patent Group, Inc.	$(6,927,812)	$3,164,738	$-	$-	$(3,763,074)

Loss per common share, basic and diluted:
Loss from continuing operations	$(0.15)				$(0.07)
Loss from discontinued operations	(0.04)				(0.04)
	$(0.19)				$(0.11)

Weighted average shares outstanding:
Basic and Diluted	36,238,712				36,238,712

See accompanying notes to unaudited pro forma combined financial statements.

F-4

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our acquisition of CyberFone Systems, LLC (“CyberFone Systems”). On April 22, 2013, CyberFone Acquisition Corp. (“Acquisition Corp.”), a Texas corporation and newly formed wholly owned subsidiary of the Company entered into a merger agreement (the “Agreement”) with CyberFone Systems, TechDev Holdings LLC (“TechDev”) and The Spangenberg Family Foundation for the Benefit of Children’s Healthcare and Education (“Spangenberg Foundation”).  TechDev and Spangenberg Foundation owned 100% of the membership interests of CyberFone Systems (collectively, the “CyberFone Sellers”).

Pursuant to the terms of the Merger Agreement, CyberFone Systems merged with and into Acquisition Corp with CyberFone Systems surviving the merger as the wholly owned subsidiary of the Company (the “Merger”). In connection with the merger, the Company (i) issued 6,000,000 shares of common stock to the CyberFone Sellers (the “Merger Shares”), (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “Note”).  The Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  The Company may prepay the Note at any time without premium or penalty. On June 21, 2013, we paid $500,000 to TechDev in satisfaction of the note. The transaction resulted in a business combination and caused CyberFone Systems to become a wholly-owned subsidiary of the Company. Pursuant to ASC 805 “Business Combinations”, the Company shall apply push–down accounting and adjust to fair value all of the assets and liabilities directly on the financial statements of the wholly-owned subsidiary, CyberFone Systems.

The Unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting for the CyberFone Systems acquisition. We have derived our historical financial data for the three months ended March 31, 2013 from our unaudited financial statements and our historical financial data for the year ended December 31, 2012.   The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on March 31, 2013. The pro forma combined statement of operations gives effect to the transactions as though they occurred on January 1, 2012.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the transaction occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the transaction.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

F-5

Unaudited pro forma adjustments reflect the following transaction:

1)

Goodwill	2,114,735
Accounts payable and accrued expenses - CyberFone Systems	319,774
Retained earnings – CyberFone Systems	4,105,698
Cash		500,000
Note payable		500,000
Common stock, at par		600
Additional paid-in capital		2,279,400
Cash – CyberFone Systems		2,390,207
Accounts receivable – current portion- CyberFone Systems		690,000
Accounts receivable – long term portion- CyberFone Systems		180,000

This adjustment reflects the effect of applying purchase accounting to the acquisition of CyberFone Systems. In connection with the merger, the Company (i) issued 6,000,000 shares of common stock to the CyberFone Sellers, (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev. The Company valued these common shares at the fair market value on the date of grant at $0.38 per share or $2,280,000. In addition, the adjustment reflects the elimination of CyberFone System’s certain assets and liabilities as of March 31, 2013 not assumed by the Company on the date of acquisition on April 22, 2013.

F-6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$485.20
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	50,000.00
Miscellaneous Fees and Expenses	0.00
Total	$55,485.20

Item 14.   Indemnification of Directors and Officers.

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15.   Recent Sales of Unregistered Securities.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.003 per share to 10 purchasers on July 5, 2010.  The total amount received from this offering was $9,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 2,550,000 shares of our common stock at a price of $0.005 per share to ten purchasers in September, 2010.  The total amount received from this offering was $12,750. We completed this offering pursuant to Regulation S of the Securities Act.

On January 26, 2012, we entered into a Share Exchange Agreement (the “Amicor Exchange Agreement”) with Amicor and the shareholders of Amicor (the “Amicor Shareholders”).  Upon closing of the transaction contemplated under the Amicor Exchange Agreement (the “Amicor Share Exchange”), on January 26, 2012, the Amicor Shareholders (nine persons) transferred all of the issued and outstanding capital stock of Amicor to us in exchange for an aggregate of 10,000,000 shares of our Common Stock.  Such exchange caused Amicor to become our wholly-owned subsidiary.  Additionally, as further consideration for entering into the Amicor Exchange Agreement, certain Amicor Shareholders received ten-year warrants to purchase an aggregate of 6,000,000 shares of our Common Stock with an exercise price of 0.50 per share (the “Amicor Share Exchange Warrants”).  The Amicor Share Exchange Warrants are exercisable on a cashless basis after twelve months in the absence of an effective registration statement covering the resale of the shares of Common Stock underlying the Amicor Share Exchange Warrants.   The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 26, 2012, contemporaneously with the Amicor Exchange Agreement, we also entered the Option Agreement with Pershing Gold Corporation, a Nevada corporation (“Pershing”), pursuant to which we obtained the option (the “Pershing Option”) to acquire certain uranium exploration rights and properties held by Pershing (the “Pershing Properties”).  In consideration for issuance of the Pershing Option, we issued to Pershing (i) a $1,000,000 promissory note payable in installments upon satisfaction of certain conditions (the “Pershing Note”), expiring six months following issuance and (ii) 10,000,000 shares of our Common Stock.  The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 26, 2012, we entered into agreements with certain consultants, pursuant to which such consultants will provide services to us in consideration for which we issued the consultants warrants to purchase an aggregate of 3,500,000 shares of our common stock with an exercise price of $0.50 per share (“Consulting Warrants”).  The Consulting Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of Common Stock underlying the Consulting Warrants are not registered with the Securities and Exchange Commission.  We also issued a ten-year to purchase an aggregate of 300,000 shares of Common Stock with an exercise price of $0.50 per share to another outside consultant which vests in three equal annual installments with the first installment vesting one year from the date of issuance (the “Additional Consulting Warrant”).  The Additional Consulting Warrant is exercisable on a cashless basis after twelve months if the shares of Common Stock underlying the Additional Consulting Warrants are not registered with the Securities and Exchange Commission. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Following the closing of the Amicor Share Exchange, we issued warrants to purchase an aggregate of 2,700,000 shares at an exercise price of $0.50 per share to Stuart Smith, David Rector, Joshua Bleak and George Glasier in consideration for their services as directors of the Company (“Director Warrants”).  The Director Warrants have a term of ten years and are exercisable on a cashless basis after twelve months if the shares of common stock underlying the Director Warrants are not registered with the Securities and Exchange Commission.  The Director Warrants issued to Stuart Smith, David Rector and Joshua Bleak vest in three equal installments over a period of three years with the first installment becoming exercisable one year from the original date of issuance of the Director Warrants. The Director Warrants issued to George Glasier are immediately exercisable. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 26, 2012, we entered into subscription agreements with certain investors whereby we sold an aggregate of 10,029,930 shares of our common stock at a per share price of $0.50 per share with gross proceeds of $5,014,965, which includes an aggregate of $100,000 advanced to Amicor for general working capital purposes prior to the closing of the Amicor Share Exchange which was converted into an aggregate of 200,000 shares of Common Stock in the private placement and an aggregate of $75,000 in debt owed by Amicor which was converted into an aggregate 150,000 shares of common stock in the private placement.  On January 30, 2012, we sold an additional 600,000 shares of common stock in the Private Placement with gross proceeds to us of $300,000. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 13, 2012 and February 14, 2012, we entered into subscription agreements with certain investors whereby we sold an aggregate of 860,000 shares of our common stock at a price of $0.50 per share with gross proceeds of $430,000.  We used the proceeds as payment towards the outstanding principal balance of the promissory note issued to Pershing on January 26, 2012 in the principal amount of $1,000,000. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

In March 2012, we issued a total of 3,888,889 shares of common stock, including 1,166,667 shares of common stock issued to George Glasier, our former President and Chief Executive Officer, in connection with a cashless exercise of outstanding warrants originally issued on January 26, 2012.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering .

On March 12, 2012 and March 22, 2012, we entered into subscription agreements with certain investors whereby we sold an aggregate of 440,000 shares of our common stock at a price of $0.50 per share with gross proceeds of $220,000.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Between July 17, 2012 and August 27, 2012, we issued 605,940 shares of common stock as a result of the cashless exercise of outstanding warrants.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 14, 2012, we entered into a Share Exchange Agreement with Sampo and the members of Sampo.  Upon closing of the transaction contemplated under the Exchange Agreement, on November 14, 2012, the Sampo Members (six members) transferred all of the issued and outstanding membership interests of Sampo to us in exchange for an aggregate of 9,250,000 shares of our Common Stock.  Such exchange caused Sampo to become our wholly-owned subsidiary. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 14, 2012, under the terms of the employment agreement with Doug Croxall, our Chief Executive Officer and Chairman, we issued to Mr. Croxall a ten year option award to purchase an aggregate of 2,000,000 shares of the Company’s common stock with an exercise price of $0.50 per share, which shall vest in twenty-four (24) equal monthly installments on each monthly anniversary of the date of the employment agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 14, 2012, we issued 1,000,000 shares of our common stock to C&H Capital, Inc. (“C&H”) pursuant to a consulting agreement with C&H The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

From December 2012 through March 2013, we sold an aggregate of 1,120,359 units with gross proceeds of $896,287.20 to certain accredited investors pursuant to a subscription agreement. Each unit was sold for a purchase price of $0.80 per unit and consists of: (i) two shares of our Common Stock and (ii) a five-year warrant to purchase an additional share of Common Stock at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. The sale of units includes the conversion of unpaid salaries and certain outstanding amounts for unpaid fees and expenses into units at the per unit offering price totaling $123,287. The warrants may be exercised on a cashless basis.  We paid placement agent fees of $5,000 in cash to a broker-dealer in connection with the sale of the units. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 28, 2013, we issued to our Chief Financial Officer and Secretary, Mr. John Stetson a ten (10) year option to purchase an aggregate of 500,000 shares of our common stock with an exercise price of $0.50 per share, subject to adjustment, which shall vest in three (3) equal annual installments on the beginning on the first annual anniversary of the date of his employment agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 1, 2013, we issued to our then Chief Technology Officer, Mr. Nathaniel Bradley, and Chief Operating Officer, Mr. James Crawford, five (5) year stock options to purchase an aggregate of 1,500,000 shares of our common stock with an exercise price of the options is $0.85 which shall vest in twenty-four (24) equal installments on each monthly anniversary of March 1, 2013. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 8, 2013, we issued to our directors, Mr. Craig Nard and Mr. William Rosellini, five (5) year stock options to purchase an aggregate of 200,000 shares of common stock pursuant to the terms of their independent director agreements. The exercise price of the options is $0.50 per share and shall vest as follows: 33% the first anniversary hereof; 33% on the second anniversary and 34% on the third anniversary. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 22, 2013, CyberFone Acquisition Corp., entered into the CyberFone Merger Agreement with CyberFone Systems, TechDev and Spangenberg Foundation.  Pursuant to the terms of the Merger Agreement, CyberFone Systems merged with and into CyberFone Acquisition Corp with CyberFone Systems surviving the merger as our wholly owned subsidiary.  We (i) issued 6,000,000 shares of common stock to the CyberFone Sellers (the “CyberFone Merger Shares”), (ii) paid the CyberFone Sellers $500,000 cash and (iii) issued a $500,000 promissory note to TechDev (the “TechDev Note”).  The TechDev Note is non-interest bearing and becomes due June 22, 2013, subject to acceleration in the event of default.  We may prepay the TechDev Note at any time without premium or penalty. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 31, 2013, we sold an aggregate of 13,000,000 units representing gross proceeds of $5,200,000 to certain accredited investors pursuant to a securities purchase agreement. Each unit was subscribed for a purchase price of $0.40 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $0.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. We paid pay placement agent fees of $140,000 to two broker-dealers in connection with the sale of the units. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On June 11, 2013, we issued options to purchase 2,300,000 shares of common stock and 1,250,000 shares of restricted stock to certain officers and directors. The options are exercisable at $0.4050 per share. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2013, we issued options to purchase 800,000 shares of our common stock to certain employees, including 500,000 options to Mr. James Crawford, the Company’s Chief Operating Officer. The stock options have an exercise price of $0.38 per share. The options issued to Mr. Crawford are conditioned upon the cancellation of the stock options granted to him on March 1, 2013 under his employment agreement. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Item 16.   Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 20, 2013)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1	Form of Option Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)
10.2	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on January 30, 2012)
10.3	Share Exchange Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)
10.4	Form of Warrant (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.5
Agreement of Conveyance, Transfer and Assignment of Assets and Assumptions of Obligations (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)

10.6	Stock Purchase Agreement for Split-Off (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.7	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)
10.8	Employment Agreement between the Company and George Glasier (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.9	Form of Consulting Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.10	Form of Director Warrant (with vesting) (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.11	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the SEC on January 31, 2012)
10.12
Mining Lease Agreement by and between Kyle Kimmerle and the Company, dated November 2, 2011 (Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.13
Mining Lease Agreement by and between Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.14
Mining Lease Agreement by and between Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.15
Mining Lease Agreement by and among Kyle Kimmerle, David Kimmerle  and Charles Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.16
Mining Lease Agreement by and among Kyle Kimmerle, Kimmerle Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 16, 2011)

10.17
Mining Lease Agreement by and between David Kimmerle and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.18
Mining Lease Agreement by and between B-Mining Company and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.19
Mining Lease Agreement by and between Carla Rosas Zepeda and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.20
Mining Lease Agreement by and between Andrews Mining LLC and the Company, dated November 2, 2011(Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.21
Lease Assignment/Acceptance Agreement by and between Nuclear Energy Corporation LLC and the Company, dated December 28, 2011(Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.22
Rental Agreement by and between the Company and Silver Hawk Ltd., dated January 1, 2012 (Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the SEC on March 14, 2011)

10.23	Mining Claim & Lease Sale/Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 14, 2012)
10.24	Option Agreement for Purchase of Mining Claims (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 15, 2012)
10.25	Forms of Quitclaim Deed (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 15, 2012)
10.26	Agreement with California Gold Corp., dated March 19, 2012 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 23, 2012)
10.27	Consulting Agreement, dated January 26, 2012 (Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the SEC on April 10, 2012)
10.28	Amendment No. 1 to Option Agreement (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012)
10.29	Amendment No. 2 to Option Agreement (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed with the SEC on May 15, 2012)
10.30	Rescission Agreement dated as of June 11, 2012 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 15, 2012)
10.31	Assignment Agreement dated as of June 11, 2012 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on June 15, 2012)
10.32	Employment Agreement between the Company and John Stetson dated August 3, 2012 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on Augst 7, 2012)
10.33	Employment Agreement between the Company and Mark Groussman dated August 3, 2012 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on Augst 7, 2012)
10.34	Share Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.35	Employment Agreement between the Company and Doug Croxall (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.36	Consulting Agreement with C&H Capital, Inc. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.37	Form of Indemnification Agreement between the Company and Doug Croxall (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on November 20, 2012)
10.38	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012)
10.39	Form of Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012)
10.40	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on December 28, 2012)
10.41
Employment Agreement between the Company and John Stetson dated January 28, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2013)

10.42
Employment Agreement between the Company and Nathaniel Bradley dated March 1, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 6, 2013)

10.43
Employment Agreement between the Company and James Crawford dated March 1, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 6, 2013)

10.44
Independent Director Agreement between the Company and Craig Nard dated March 8, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2013)

10.45
Independent Director Agreement between the Company and William Rosellini dated March 8, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2013)

10.46	Merger Agreement dated as of April 22, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.47	Form of Promissory Note (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.48	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.49	License Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on April 26, 2013)
10.50	Merger Agreement dated as of May 1, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2013)
10.51	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013)
10.52	Form of Warrant (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013)
10.53	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 3, 2013)
10.54
Separation and Release Agreement between the Company and Nathaniel Bradley dated June 19, 2013 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 24, 2013)

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 25, 2013)
23.1	Consent of KBL LLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*
EX-101.INS	XBRL Instance Document *
EX-101.SCH	XBRLTaxonomy Extension Schema Document *
EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase *
EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase *
EX-101.LAB	XBRL Taxonomy Extension Labels Linkbase *
EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase *

* Filed herein.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 17 , 2013.

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ John Stetson
Name: John Stetson
Title: Chief Financial Officer, Secretary and Director
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Doug Croxall	Chief Executive Officer and Chairman (Principal Executive Officer)	Date: July 17 , 2013
Doug Croxall

/s/ John Stetson	Chief Financial Officer ,Secretary and Director (Principal Financial and Accounting Officer)	Date: July 17 , 2013
John Stetson

*	Director	Date: July 17 , 2013
Stuart Smith

*	Director	Date: July 17 , 2013
Craig Nard

*	Director	Date: July 17 , 2013
William Rosellini

* Executed on July 17 , 2013 by Doug Croxall as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on June 25, 2013.